As filed with the Securities and Exchange Commission on December 6, 2000

                                                     Registration No. 333-44420
===============================================================================
                             SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C. 20549
                                        -------------

                                AMENDMENT NO. 4 TO FORM SB-2
                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                        -------------

                                    GENETIC VECTORS, INC.
                       (Name of Small Business Issuer in Our Charter)

              Florida                            8731                            65-0324710
  (State or Other Jurisdiction of          (Primary Standard        (I.R.S. Employer Identification No.)
           Incorporation                      Industrial
          or Organization)            Classification Code Number)
  5201 N.W. 77th Avenue, Ste. 100                                           Mead M. McCabe, Jr.
        Miami, Florida 33166                                          5201 N.W. 77th Avenue, Ste. 100
           (305) 716-0000                                                   Miami, Florida 33166
  (Address and telephone number of                                             (305) 716-0000
             Principal
  Executive Offices and Principal     -----------------------       (Name, address and telephone number
         Place of Business)                  Copies to:                    of agent for service)

               Clayton E. Parker, Esq.                                      William M. Prifti, Esq.
                 Troy J. Rillo, Esq.                                      Five Market Square, Ste. 109
              Kirkpatrick & Lockhart LLP                                 Amesbury, Massachusetts 01913
        201 S. Biscayne Boulevard, Suite 2000                                    (978) 388-4942
                 Miami, Florida 33131                                    Telecopier No.: (978) 388-4945
                    (305) 539-3300
            Telecopier No.: (305) 358-7095


           Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              -----------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

[REDHERRING TEXT: Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these secuities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.]



                 SUBJECT TO COMPLETION, DATED DECEMBER 6, 2000

                              GENETIC VECTORS, INC.

                        1,400,000 SHARES OF COMMON STOCK

         We are selling 1,400,000 shares of common stock. The offering price will be at or near the prevailing market price on the closing of this offering.

         Our common stock is quoted on the Pink Sheets under the symbol "GVEC." On November 30, 2000, the last reported sale price of our common stock on the Pink Sheets was $8.25 per share. We propose to list and trade our common stock on the American Stock Exchange.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 8.

                                            UNDERWRITING
                       PRICE TO            DISCOUNTS AND
                        PUBLIC               COMMISSIONS         PROCEEDS TO US*
                        ------               -----------         ---------------

 Per share            $_______              $__________            $__________
 Total                $_______              $__________            $__________


---------------
* This table excludes estimated expenses of $723,000 which we expect to incur in connection with this offering.

         We have granted the underwriter a 45-day option to purchase up to 210,000 shares of common stock to cover over-allotments. This is a firm commitment offering.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                              MERCER PARTNERS, INC.

               The date of this prospectus is December ___, 2000.

                                TABLE OF CONTENTS

                                                                         PAGE

Prospectus Summary............................................            1

The Offering..................................................            2

Summary Consolidated Financial Information....................            4

Key Facts.....................................................            5

Risk Factors..................................................            6

Forward-Looking Statements....................................            12

Use of Proceeds...............................................            13

Capitalization................................................            14

Dilution......................................................            15

Management's Plan of Operation................................            16

Business......................................................            20

Management....................................................            28

Certain Relationships and Related Transactions................            35

Market for Common Equity and Related Stockholder Matters......            36

Principal Shareholders........................................            37

Description of Securities.....................................            39

Underwriting..................................................            43

Experts.......................................................            44

Legal Matters.................................................            44

Available Information.........................................            44

Financial Statements..........................................           F-1


                           ---------------------------

         We are a reporting company and intend to distribute to our shareholders annual reports containing audited financial statements. Our annual report on Form 10-KSB for the fiscal year December 31, 1999 was filed on June 12, 2000. Quarterly reports for the first, second and third quarters of 2000 containing unaudited interim financial statements are also available.

         Certain persons who participate in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares being sold in this offering, including purchases of these shares to maintain their market price or purchases to cover some or all of the underwriter's short position in these shares.

                               PROSPECTUS SUMMARY

                                   THE COMPANY

         Genetic Vectors is a biotechnology company specializing in genomics and high throughput genotyping. The company is developing and marketing genotyping technology for the discovery of genetic patterns underlying inherited diseases, such as autoimmune and cardiovascular diseases, and the identification of yeasts that are pathogenic or of industrial importance. We plan to continue genotyping large human populations to highlight genes that are linked to diseases and genes influencing responses to therapeutic drugs.

         Genetic Vectors acquired DNA Sciences, Inc. on January 17, 2000. The technology acquired from DNA Sciences, Inc. has enabled us to develop a universal genotyping platform for screening large human populations to discover genetic patterns indicating disease susceptibility and therapeutic response. This platform is marketed in the EASYID product line. Genetic Vectors plans to genotype approximately 500,000 individuals in its targeted areas of disease research and use the derived data to build a genetic database linked to existing clinical and genealogical databases. Furthermore, we plan to derive our proprietary intellectual property from these clinically relevant links between genetics and disease and subsequently create value for shareholders through production of products and services.

         On September 29, 1999, we filed our first genomic patent application covering the identification of pathogenic organisms responsible for deaths of many immunocompromised patients, including HIV patients, chemotherapy patients and transplant recipients. In addition, we are developing a new set of technologies and products designed to screen for genes involved in cardiovascular disease.

         Genetic Vectors believes it is in the forefront of genetic research with the combination of our proprietary technologies and the large number of participants available to us in our population-based studies and collaborations. Our mission is to:

         o Use our universal platform to genotype approximately 500,000 individuals, which we anticipate will be available to us at our collaborative sites.

         o Apply modern informatics technology to create a genetic database linked to existing clinical and geneological databases to discover genetic patterns indicating disease susceptibility and response to treatment.

         o    Use the proprietary  knowledge gained in our screening  process to
              create  and  market   products  and  services  to  the  healthcare
              community.

         o Directly impact healthcare by determining the causative links between genes and disease.

         We are a developmental stage company with limited operations, capital and revenue. Our company was formed on December 28, 1991, with our first product, the EpiDNA Picogram Assay, introduced in 1997. We have had losses from operations since inception. Our accumulated deficit as of September 30, 2000 was $14.2 million.

                                  THE INDUSTRY

         Drug development is a high cost and low success endeavor. The need to fuel the product pipeline, along with a more educated populace and the influence of managed healthcare mandate a better cost-benefit ratio than generally is associated with the conventional drug development and marketing scenario. The emerging field of pharmacogenomics can impact the cost-benefit ratio by providing a means for correlating patient genotype with the response to a therapeutic drug, as well as predicting a patient's susceptibility to disease. Such a capability benefits patients, physicians and drug developers. In the future, healthcare decisions may be based upon patient genotype. Pharmaceutical, biotechnology and diagnostic companies are striving to identify gene mutations and patterns of mutations that can predict disease susceptibility and drug efficacy.

         Rapid advances in genomics have intensified the commercial race to identify new gene targets for new therapeutics and diagnostics. However, the ability of genomics to discover new targets is tempered by the realization that genetic diseases may involve defects in several genes, as well as the influence of currently unknown environmental factors.

         To date, the genomics race has been focused on sequencing across the human genome. The Human Genome Project and Celera announced completion with over 80,000 genes identified. The assembly phase, which entails putting the gene sequences in order on the genome, has begun. The completion of the Human Genome Project provides a "road map" of gene locations on the genome. Now companies are focusing on the next step, identifying changes or mutations in the gene sequence that determine disease susceptibility or drug efficacy.

                                    STRATEGY

         Genetic Vectors plans to expand its presence in the field of pharmacogenomics through the strategy of "Practical Genomics." The company, through its internal gene discovery program, plans to discover mutations in genes implicated in diseases (for example: mutations such as single nucleotide polymorphisms, or "SNPs") and design genotyping systems to detect these mutations. The company has developed the EASYID platform, an economical, universal genotyping platform for high throughput applications. It plans to use genotyping systems based on this platform to genotype approximately 500,000 individuals, concentrating on genes implicated in diseases in its target areas. We plan to supply these genotyping systems to our collaborators for genotyping of their study populations and mine the resulting data for important links between patterns of gene mutations and disease susceptibility and response to therapy. The company plans to compile genetic databases, linked to existing clinical and geneological databases, to discover correlations between genetic information and clinical and geneological characteristics. These correlation data are the company's intellectual property, which the company plans to protect by patenting. Also, the company plans to develop genotyping systems for marker genes and genetic patterns, and market these systems to the international healthcare market.

         Additionally, we believe that there are favorable business acquisition opportunities that would enable us to expand our business more rapidly. To date, we have completed the acquisition of DNA Sciences, Inc., a California corporation. We believe that the successful consummation of several other acquisition opportunities would enable us to enhance our product lines, obtain new technologies, and increase revenue.

                                    ABOUT US

         Our principal office is located at 5201 N.W. 77th Avenue, Suite 100, Miami, Florida 33166, telephone number (305) 716-0000. Our website is www.gvec.com. Information contained on our website is not part of this prospectus. For a copy of this prospectus, please contact Mercer Partners, Inc. at 212.747.0277.

                                  THE OFFERING

COMMON STOCK OFFERED                    1,400,000 shares by us.

COMMON STOCK OUTSTANDING
     Before Offering                    3,785,197 shares as of November 30, 2000

COMMON STOCK OUTSTANDING
     After Offering                     5,185,197 shares

ESTIMATED NET PROCEEDS                  $8.7 million

USE OF PROCEEDS                         We intend to use the net proceeds of
                                        this offering to purchase equipment,
                                        fund   research   and    development
                                        activities,  including investment in
                                        our    emerging     pharmacogenomics
                                        programs,  repay  approximately $3.9
                                        million  of  indebtedness   and  for
                                        sales and marketing activities.  See
                                        "Use of Proceeds."

RISK FACTORS                            The   securities    offered   hereby
                                        involve  a high  degree  of risk and
                                        immediate substantial dilution.  See
                                        "Risk Factors" and "Dilution."

PINK SHEET SYMBOL                       GVEC

PROPOSED AMERICAN STOCK
EXCHANGE SYMBOL                         Pending


------------------------
         This table excludes 4,286,486 shares of common stock issuable upon the conversion of certain indebtedness and the exercise of options and warrants as of November 30, 2000 (including the Underwriter warrants and over-allotment option). See "Description of Securities."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                   Cumulative from
                                   January 1, 1992
                                    (Inception) to                 Nine Months Ended
                                     September 30,                   September 30,                     Years Ended December 31,
                                           2000(4)                 2000             1999(4)              1999(4)            1998(4)
                                 --------------------------------------------------------------------------------------------------
                                       (Unaudited)         (Unaudited)          (Unaudited)
STATEMENT OF OPERATIONS DATA
                                 --------------------------------------------------------------------------------------------------
Total revenue                           $  483,559            $ 96,132             $ 72,620            $ 119,809          $ 115,108
                                 --------------------------------------------------------------------------------------------------
Cost of sales                             (88,976)            (25,293)             (48,041)             (41,311)           (22,372)
Selling, general and
     administrative                    (6,916,048)         (1,692,731)            (924,678)          (1,356,308)        (1,585,444)
Research and development               (3,724,322)           (620,188)            (398,969)            (566,036)          (984,937)
Depreciation and amortization            (413,196)            (85,613)             (78,067)            (139,601)          (125,550)
                                 --------------------------------------------------------------------------------------------------
Total expenses                        (11,142,542)         (2,423,825)          (1,449,755)          (2,103,256)        (2,718,303)
                                 --------------------------------------------------------------------------------------------------
Non-Cash Interest                      (3,444,650)         (2,678,088)            (312,280)            (748,037)           (18,525)

Interest income (expense)                (132,553)           (276,577)               4,898             (128,703)             66,057
                                 --------------------------------------------------------------------------------------------------
Net loss                             $(14,236,186)        $(5,282,358)         $(1,684,517)         $(2,860,187)       $(2,555,663)
                                 --------------------------------------------------------------------------------------------------
Net loss per share - basic and
     Diluted                                                   $(1.45)              $(0.56)              $(0.90)            $(0.91)
                                                        ---------------------------------------------------------------------------
Weighted average number of
     common shares outstanding                               3,632,343            3,030,521            3,174,092          2,794,696



                                                                                       SEPTEMBER 30, 2000
                                                                        ----------------------------------------------
                                                                                                    PRO FORMA AS
                                                              ACTUAL            PRO FORMA(1)(2)     ADJUSTED(1)(3)(4)
                                                           -----------          ---------------     -----------------

BALANCE SHEET DATA:

Cash and cash equivalents                                  $   434,658         $  9,161,658         $  5,286,278
Working capital                                            (3,931,620)            4,795,380            4,795,380
Total assets                                                 1,210,008            9,937,008            6,061,628
Loans payable, net of unamortized discount                   3,613,500            3,613,500                    0
Total liabilities                                            4,455,258            4,455,258              579,878
Stockholders' equity (capital deficit)                    $(3,245,250)         $  5,481,750          $ 5,481,750


---------------------

(1) Adjusted to reflect (i) the receipt of net proceeds of $8,727,000 (for illustration purposes we have assumed an offering price of $7.50 per share) from the sale of 1,400,000 shares of common stock in this offering after deducting underwriting discounts and commissions and estimated offering expenses and (ii) the beneficial conversion feature pertaining to $1.8 million of notes payable at a conversion price of $3.00 per share. The foregoing transaction results in a charge to operations of approximately $1.8 million and an offsetting credit to additional paid in capital. Excludes any proceeds from the over-allotment option granted to the underwriter.

(2) No adjustment has been made to reflect the repayment of $3.9 million of debt due upon the closing of this offering.

(3) Adjusted to reflect the repayment of $3.9 million of debt (which includes accrued interest of $300,000) due upon the closing of this offering and the issuance of warrants to purchase 775,000 shares of common stock. Our company is obligated to issue these warrants upon repayment of certain indebtedness up to thirty days after the closing of an equity financing.

(4) Adjusted to give retroactive effect to the January 2000 merger with DNA Sciences, Inc.

                                    KEY FACTS


SHARES OFFERED TO THE PUBLIC:                     USE OF PROCEEDS:
1,400,000                                         Purchase equipment, fund research and
                                                  development activities, repay indebtedness
OVER-ALLOTMENT OPTION:                            and sales and marketing activities.
Up to 210,000 Shares (not included in
1,400,000)

                                                  UNDERWRITERS' WARRANTS:
TOTAL SHARES OUTSTANDING AFTER OFFERING:          Underwriters will receive warrants to
5,185,197 Shares (assuming no exercise of         purchase 140,000 shares at an exercise price
the over-allotment option)                        of $11.63 exercisable for five (5) years.

TOTAL SHARES OUTSTANDING AFTER OFFERING,          NET TANGIBLE BOOK VALUE AT SEPTEMBER 30, 2000:
CONVERSION OF CERTAIN DEBT TO EQUITY AND          $(3,437,497)
EXERCISE OF ALL OPTIONS AND WARRANTS:
9,471,683 Shares                                  NET TANGIBLE BOOK VALUE PER SHARE BEFORE
                                                  DILUTION (EXCLUDING CONVERSION OF CERTAIN DEBT
PRICE PER SHARE TO PUBLIC:                        TO EQUITY AND EXERCISE OF OPTIONS AND WARRANTS):
Market Price                                      $(0.92)

TOTAL PROCEEDS RAISED BY OFFERING:                NET TANGIBLE BOOK VALUE PER SHARE AFTER
$10.5 million (at an assumed offering             DILUTION (EXCLUDING CONVERSION OF CERTAIN
price of $7.50 per share)                         DEBT TO EQUITY AND EXERCISE OF OPTIONS AND
                                                  WARRANTS):
                                                  $1.02

UNDERWRITERS' FEES:                               MARKET:
$1,050,000 (10%) of the total proceeds            Pink Sheets Symbol - GVEC
plus a
$315,000 (3%) non-accountable expense
allowance                                         Proposed American Stock Exchange Symbol -
                                                  Pending

ESTIMATED EXPENSES OF THE OFFERING (EXCLUDING     DIVIDEND POLICY:
UNDERWRITERS' FEES AND NON-ACCOUNTABLE            No Dividends Expected
EXPENSE ALLOWANCE):
$408,000                                          UNDERWRITING:
                                                  Firm Commitment
NET PROCEEDS:
$8,727,000 (at an assumed offering price
of $7.50 per share)


                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE PURCHASING OUR COMMON STOCK. OUR MOST SIGNIFICANT RISKS AND UNCERTAINTIES ARE DESCRIBED BELOW; HOWEVER, THEY ARE NOT THE ONLY ONES WE FACE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE ARE IN DEFAULT OF SOME OF OUR OUTSTANDING INDEBTEDNESS AND MAY BE UNABLE TO REPAY THESE LOANS.

         Between November 1, 1998 and November 30, 2000, we borrowed a total of $3.7 million from various private investors, consisting of:

         o Unsecured loans of $150,000, with interest payable quarterly beginning on April 1, 1999 and the principal payable on November 2, 1999. We are in default of these loans for failing to pay principal and interest when due.

         o Secured loan of $100,000, with interest payable quarterly beginning on June 1, 1999 and the principal payable on April 18, 2000. We are in default of this loan for failing to pay principal and interest when due.

         o Secured loans of $1,238,500 for which the payment dates of principal and interest were extended by the lenders to December 31, 2000.

         o Loans of $175,000 convertible into shares of common stock at a price of $5.00 per share. The lenders have extended the payment dates of these loans to December 31, 2000.

         o Loan of $100,000 convertible into shares of common stock at a price of $5.00 per share for which the payment dates have been extended by the lenders to December 31, 2000.

         o Loans of $600,000 convertible into shares of common stock at a price of $3.00 per share, which payment dates have been extended by the lenders to December 31, 2000.

         o Loans of $1,250,000 convertible into shares of common stock at a price of $3.00 per share, which payment dates are due on December 31, 2000.

         We will not be able to repay these loans unless we raise enough capital from external sources. Our business operations do not generate sufficient cash flow to repay these loans. Our inability to repay these loans may result, among other things, in foreclosure against our assets. This would jeopardize our ability to continue operations, and our stock price would likely decline.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE.

         We were organized in 1991 and are in the development stage. To date, we have generated very limited revenues from the sale of our products. Our limited operating history makes an evaluation of our future prospects very difficult. As a development stage company, we will encounter the types of risks, uncertainties and difficulties frequently encountered by early-stage companies. Many of these risks and uncertainties are described in more detail elsewhere in this "Risk Factors" section. If we do not successfully address these risks, then our future business prospects will be significantly limited and, as a result, the trading price of our common stock would likely decline.

WE HAVE EXPERIENCED SIGNIFICANT LOSSES AND EXPECT TO INCUR LOSSES IN THE FUTURE.

         We incurred net losses of $2.8 million and $2.6 million in 1999 and 1998, respectively. For the nine months ended September 30, 2000, we incurred net losses of $5.3 million. Our cumulative net loss since our inception on January 1, 1992 has been $14.2 million. We expect to incur substantial losses for the foreseeable future in connection with our research and development efforts, as well as the expenses associated with attempting to commercialize our products, including manufacturing, marketing and distributing expenses.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE MAY BE UNABLE TO CONTINUE OPERATIONS.

         We had $434,658 of cash-on-hand as of September 30, 2000. We project that our available cash will last no longer than December 31, 2000. In connection with their report, on our financial statements for the years ended December 31, 1999 and 1998, our independent auditors have noted there is substantial doubt about our ability to continue as a going concern. See Note 2 to the Financial Statements. This "going concern" opinion is due, in part, to our need to obtain from external sources additional financing adequate to complete development activities and to achieve a level of sales adequate to support our cost structure. In the absence of additional capital, we will be required to significantly curtail or cease our business activities, and our stock price would decline.

THE INTERESTS OF OUR MANAGEMENT MAY CONFLICT WITH THE INTERESTS OF OUR COMPANY AND THE INTERESTS OF OUR OTHER SHAREHOLDERS.

         Our directors and executive officers beneficially own approximately 43% of our company's outstanding common stock, including 853,048 shares of common stock pursuant to a voting agreement with Nyer Medical Group. See "Principal Shareholders." These shareholders, acting together, have the ability to elect at least a majority of our directors. They will also be able to determine the outcome of most corporate actions requiring shareholder approval, including our merger with or into another entity, a sale of substantially all of our assets and amendments to our articles of incorporation. The decisions of these shareholders may conflict with our company's interests or those of our other shareholders.

IF OUR ASSUMPTION ABOUT THE ROLE OF GENES IN DISEASE IS INCORRECT, WE MAY NOT BE ABLE TO DEVELOP USEFUL PRODUCTS.

         Certain of our products and the products we hope to develop involve new and unproven approaches. They are based on the assumption that information about genes may help scientists better understand complex disease processes. Scientists generally have a limited understanding of the role of genes in diseases, and few products based on gene discoveries have been developed. Of the products that exist, all are diagnostic products. To date, we know of no therapeutic products based on disease gene discoveries. If our assumption about the role of genes in the disease process is incorrect, our gene discovery programs may not result in products, the genetic data collected may not be useful to our customers and these types of products may lose any competitive advantage.

ETHICAL AND PRIVACY CONCERNS MAY LIMIT THE USE OF GENETIC TESTING AND THEREFORE THE COMMERCIAL VIABILITY OF ANY PRODUCTS WE DEVELOP.

         Other companies have developed genetic predisposition tests that have raised ethical concerns. It is possible that employers or others could discriminate against people who have a genetic predisposition to certain diseases. Concern regarding possible discrimination may result in governmental authorities enacting restrictions or bans on the use of all, or certain types of, genetic testing. Similarly, such concerns may lead individuals to refuse to use genetics tests even if permissible. These factors may limit the market for, and therefore the commercial viability of, genetic testing products that our collaborators and we develop.

OUR PRODUCTS MAY NOT GAIN MARKET ACCEPTANCE, WHICH WOULD JEOPARDIZE OUR ABILITY TO GENERATE REVENUE AND CONTINUE OPERATIONS.

         We are highly dependent on a limited number of products and our long-term success may depend on the market acceptance of these products. We currently have two products lines, the EPIDNA and EASYID product lines. Market acceptance of our product lines will depend, in part, on our ability to demonstrate the superiority of them with respect to existing techniques, including the products' accuracy, ease of use, reliability and cost-effectiveness and on the effectiveness of our marketing efforts. These efforts have been adversely affected by our working capital shortage. No assurance can be given that we will gain market acceptance for our product lines. Failure to gain market acceptance for these product lines will jeopardize our ability to obtain capital, generate revenue to continue operations, likely resulting in a lower stock price.

THE TECHNOLOGY IN OUR PRODUCTS IS RAPIDLY EVOLVING, AND OUR ABILITY TO EVOLVE WITH THIS TECHNOLOGY MAY JEOPARDIZE THE COMMERCIAL VIABILITY OF OUR PRODUCTS.

         The science and technology of the EPIDNA Picogram Assay, DNAMAX, EASYID, and DNAtect are rapidly evolving. The commercial viability of our product lines has not been proven, as we have only conducted limited marketing efforts for our existing products and other proposed products are in the early stage of development. All of our products are subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of these products are found to be ineffective, unsafe, or otherwise fail to receive necessary regulatory clearances, if any, that these products, though effective, are uneconomical to market, that third parties hold proprietary rights that preclude us from marketing them, or that third parties market a superior or equivalent product. Accordingly, we are unable to predict whether our products will become commercially viable.

WE WILL NEED TO RELY ON COLLABORATIVE PARTNERS TO FACILITATE THE SALE OF OUR PRODUCTS AND OUR FAILURE TO ENTER INTO SUCH COLLABORATIVE ARRANGEMENTS WILL HINDER OUR ABILITY TO SELL OUR PRODUCTS AND SERVICES.

         In the future we may, in order to facilitate the sale of our products, enter into collaborative selling arrangements with one or more other persons. It is uncertain whether we will be able to negotiate acceptable collaborative arrangements in the future or that such collaborative arrangements will be successful. If we are unable to identify collaborative partners to sell our services and/or products, we may be forced to develop an internal sales force to market and sell our services and/or products in markets where we are not intending on developing a direct selling presence. Such a process would take more time and potentially cost more. As a result, our revenues and earnings would be reduced. If we do enter into collaborative selling arrangements, our success will depend upon the efforts of others and may be beyond our control. Failure of any collaborative selling arrangement could result in reduced revenues and possible losses.

WE ARE SUBJECT TO RISKS RELATED TO PRODUCT LIABILITY CLAIMS, WHICH ARE EXPENSIVE TO DEFEND AND MAY RESULT IN NEGATIVE PUBLICITY.

         The nature of our business exposes us to risk from product liability claims. We maintain product liability insurance for some of our products with limits of $1 million per occurrence and $2 million in the aggregate per year.
Such insurance coverage is, however, becoming increasingly expensive and there can be no assurance that our insurance will be adequate to cover future product liability claims, or that we will be successful in maintaining adequate product liability insurance at acceptable rates. In addition, due to our working capital shortage, there can be no assurance that we will be able to fund the premiums for our existing insurance. Any losses that we may suffer from future liability claims, and any adverse publicity from product liability litigation, may adversely affect our business operations and our stock price.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP OUR MANUFACTURING PROCESS, WHICH WOULD JEOPARDIZE OUR ABILITY TO GENERATE REVENUE.

         We have limited experience in manufacturing our products, and we have not yet determined whether we will be able to produce sufficient quantities of such products at commercially reasonable costs. Our inability to produce sufficient quantities at commercially reasonable costs would jeopardize our ability to generate revenue sufficient to support our operations. In such event, our stock price would likely decline.

WE MAY NOT BE ABLE TO SUCCESSFULLY MARKET OUR PRODUCTS IN THE UNITED STATES OR INTERNATIONALLY.

         We have limited experience in marketing our products. We intend to market our products in the United States, Europe and Asia through collaborative selling arrangements and/or through a network of independent distributors supported by a direct sales force. We do not currently have a sales force in place and no distribution agreements have been entered into. Our ability to market our products in Europe and Asia and other areas will depend on our ability to fund such efforts, as well as our ability to develop strategic alliances with marketing partners. Our inability to successfully market our products would jeopardize our ability to generate revenue sufficient to support our operations.

WE FACE RISKS ASSOCIATED WITH GOVERNMENTAL REGULATION.

         Changes in existing regulations could require advance regulatory approval of genetic susceptibility tests that may result in a substantial curtailment or even prohibition of our activities without regulatory approval. If our tests ever require regulatory approval, the costs of introduction will increase and marketing and sales may be significantly delayed.

         Further, several years ago the FDA proposed to regulate as medical devices the "active ingredients" (known as "analyte specific reagents" or "ASRs") of certain tests developed by, or in conjunction with, clinical laboratories. Currently, a final rule has not been issued. The FDA has specifically stated that it is not proposing a comprehensive regulatory scheme over the final tests, but rather the active ingredients ASRs provided to the laboratories that perform them. According to the FDA, any contemplated additional controls (e.g. submission for Pre-Market Approval applications) over the tests themselves would likely involve those tests which identify genes associated with cancer or diseases associated with dementia. If the FDA requires Pre-Market Approval of our genetic susceptibility test, our company may be required to conduct pre-clinical studies, obtain an investigational device exemption to conduct clinical tests, file a Pre-Market Approval application, and obtain FDA approval. There can be no assurance such approval would be received on a timely basis, if at all. The failure to receive such approval could require us to develop alternative testing methods or utilize approved ASRs, which could result in the delay or cause the termination of the use of such test. Such a delay or termination could result in reduced revenues or losses.

WE MAY NOT BE ABLE TO SUCCESSFULLY MAINTAIN OUR CURRENT PATENTS, OBTAIN NEW PATENTS, OR OPERATE WITHOUT INFRINGING UPON THE PROPRIETARY RIGHTS OF OTHER PARTIES.

         Our success will depend in part on our ability to obtain and maintain patent protection for our products, preserve our trade secrets, and operate without infringing upon the proprietary rights of other parties. Because of the substantial length of time and expense associated with bringing new products through development to the marketplace, the biotechnology industry places considerable importance on obtaining and maintaining patent and trade secret protection for new technologies, products and processes. In addition, the laws of certain countries may not protect our intellectual property. Legal standards relating to the scope of claims and the validity of patents in the biotechnology field are uncertain and evolving. There can be no assurance that patent applications to which we hold ownership or license rights will result in the issuance of patents, that any patents issued or licensed to us will not be challenged and held to be invalid, or that any such patents will provide commercially significant protection to our technology, products and processes. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information not covered by patents to which we have rights or obtain access to our know-how or that others will not be issued patents which may prevent the sale of one or more of our products, or require licensing and the payment of significant fees or royalties by us to third parties in order to enable us to conduct our business. Defense and prosecution of patent claims can be expensive and time consuming, regardless of whether the outcome is favorable to us, and can result in the diversion of substantial financial, management, and other resources from our other activities. An adverse outcome could subject us to significant liability to third parties, require us to obtain licenses from third parties, or require us to cease any related research and development activities or product sales. No assurance can be given that any licenses required under any such third-party patents or proprietary rights would be made available on commercially reasonable terms, if at all. In addition, due to our working capital shortage, there can be no assurance that we will be able to continue our existing patent applications.

WE MAY NOT BE ABLE TO SUCCESSFULLY PROTECT OUR PROPRIETARY INFORMATION.

         Our success is also dependent upon the skills, knowledge, and experience of our scientific and technical personnel. To help protect our rights, we plan to require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to anyone outside our company and require disclosure and in most cases assignment to us of their ideas, developments, discoveries and inventions. There can be no assurance, however, that these agreements will provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

WE MAY FAIL TO HIRE, RETAIN AND INTEGRATE KEY PERSONNEL.

         Our ability to successfully manage our growth will substantially depend on our ability to attract and retain additional qualified management personnel. Because of our extreme cash shortage, our ability to attract or retain qualified personnel has been hindered. There is significant competition for qualified personnel, and there can be no assurance that we will be successful in recruiting, retaining or training the management personnel we require.

FUTURE SALES BY OUR SHAREHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make if more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 5,185,197 shares of our common stock that will be outstanding after this offering (assuming no conversion of outstanding indebtedness and no exercise of outstanding options, warrants or the over-allotment option), 2,751,924 shares will be freely tradable without restriction, including all of the shares sold in this offering. The remaining 2,433,273 shares of common stock held by existing shareholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Of that number of shares, 1,252,830 shares of common stock (excluding 300,677 shares of common stock issuable upon the exercise of options and warrants) are subject to certain lock-up agreements. These agreements prohibit the sale of shares of common stock by certain officers, directors and other shareholders for a period of six months after the date of this prospectus without the prior written consent of the underwriter. After the six month period, and if the market price of the common stock trades above 125% of the price in this offering for five consecutive trading days, such officers, directors and other shareholders together may freely sell their shares of common stock without restriction. If the market price of the common stock does not trade above 125% of the offering price for five consecutive trading days, then such officers, directors and other shareholders may freely sell their shares of common stock after one year after the date of this prospectus. Upon expiration of the lock-up agreements, an additional 2,433,273 shares will become eligible for sale, subject to the provisions of Rule 144. Of that total, 1,208,273 shares will be eligible for resale under Rule 144 following this offering. The remaining 1,225,000 shares will have been held for less than one year and will become eligible for sale at various dates as the one-year holding period under Rule 144 is satisfied.

         We have issued options to purchase an aggregate of 782,675 shares of our common stock at exercise prices ranging from $5.00 to $12.00 per share (including the over-allotment option), warrants to purchase 2,677,144 shares of our common stock at an exercise price ranging from $.01 to $9.30 per share and indebtedness convertible into 671,667 shares of common stock at prices of $3.00 and $5.00 per share. Holders of warrants to purchase shares are entitled to certain registration rights with respect to such shares. Upon registration, such shares may be sold in the market without limitation. Sales of such shares may decrease the market price for our common stock. See "Underwriting." We have filed a registration statement on Form S-8 with respect to the shares of our common stock issuable upon exercise of options under the 1996 Stock Incentive Plan. The 1996 Plan authorizes the issuance of options relating to 300,000 shares of our common stock. Currently, there are 260,029 options that have been issued under the 1996 Plan, all of which are vested. See "Management - 1996 Stock Incentive Plan." As result of such registration statement, the holders of such options may, subject to vesting requirements, exercise and sell their shares immediately without restriction, except affiliates who are subject to certain volume limitations and manner of sale requirements of Rule 144. We also have options to purchase 400,000 shares of common stock authorized under our 1999 Stock Option Plan. See "Management - 1999 Stock Option Plan." Currently, there are 312,646 options that have been issued under the 1999 Plan, of which 106,312 are vested. No registration statement is in effect for the 1999 Stock Option Plan.

OUR MANAGEMENT HAS BROAD DISCRETION IN THE USE OF PROCEEDS RECEIVED FROM THIS OFFERING.

         We presently intend to use the net proceeds of this offering for the purposes set forth in "Use of Proceeds." However, management of our company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address different circumstances and opportunities. As a result, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds of this offering.

THERE ARE RISKS SPECIFICALLY RELATED TO THE PURCHASE OF OUR STOCK IN THIS OFFERING.

         Our stock price could be extremely volatile, as is typical of biotechnology companies. You may not be able to resell your shares of common stock at or above the public offering price due to the possible volatility of our common stock after this offering. The stock market has experienced significant price and volume fluctuations, and the market prices of securities of technology companies, particularly biotechnology companies, have been highly volatile. Some factors contributing to these price and volume fluctuations include:

         o actual or anticipated variations in our quarterly operating results;

         o announcements of technological innovations or new products or services by us or our competitors;

         o    changes in financial estimates by securities analysts;

         o    conditions or trends in biotechnology;

         o changes in the economic performance or market valuations of other biotechnology companies;

         o    announcements   by   us  or   our   competitors   of   significant
              acquisitions, strategic partnerships, joint ventures or capital commitments.

         o    additions or departures of key personnel;

         o    release  of  lock-up  or  other  transfer   restrictions   on  our
              outstanding shares of common stock or sales of additional shares of common stock; and

         o    potential litigation.

         In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. The institution of such litigation against us could result in substantial costs to us and a diversion of our management's attention and resources.

WE DO NOT ANTICIPATE DISTRIBUTING ANY DIVIDENDS TO OUR SHAREHOLDERS.

         It is unlikely that an investor in our stock will derive current income from dividends resulting from ownership of our stock. This means that your potential for economic gain from ownership of our stock depends on an appreciation in the value of our stock and will only be realized upon a sale of the stock at a price higher than your purchase price.

OUR CHARTER DOCUMENTS AND FLORIDA LAW CONTAIN ANTI-TAKEOVER PROVISIONS THAT MAY MAKE IT MORE DIFFICULT TO ACQUIRE US.

         Certain provisions in our charter documents and Florida law may have anti-takeover effects, making it more difficult for a third party to acquire us, even if a change in control would be beneficial to our shareholders.

                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This filing contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our company's growth strategies, (c) anticipated trends in our company's industry, (d) our company's future financing plans, (e) our company's anticipated needs for working capital and (f) benefits related to the acquisition of DNA Sciences. These statements may be found under "Management's Plan of Operation" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                                 USE OF PROCEEDS

         The net proceeds to be received by our company from the sale of the 1,400,000 shares of our common stock sold in this offering (after deducting estimated offering expenses payable by us) are estimated to be approximately $8,727,000 and $10,097,250 if the over-allotment option is exercised in full. For illustration purposes, we have assumed an offering price per share of $7.50).

         We intend to use the net proceeds of this offering for the following purposes:

                                                                                                                 PERCENTAGE OF
                                                                                        AMOUNT(1)              NET PROCEEDS(1)
                                                                                      -------------         -------------------

o     Expenditures for additional equipment and personnel to prepare for and            $1,500,000                 17.2%
      to increase production capacity.

o     Research and development activities and regulatory matters.                       $1,700,000                 19.5%

o     Expenditures for sales and marketing personnel, introducing new                   $1,627,000                 18.6%
      products, market research studies, marketing collateral materials, trade show participation, public relations, and advertising expenses.

o     Repayment of existing indebtedness.(2)                                            $3,900,000                 44.7%


------------------
(1)      Excluding over-allotment.
(2) This assumes that all of the convertible indebtedness (a total of $2,125,000) will be repaid at the closing of this offering and that none of this indebtedness will be converted into shares of common stock. If some or all of the convertible indebtedness is converted into shares of common stock, then a smaller portion of the net proceeds of this offering will be allocated to repay indebtedness. Any proceeds not needed for the repayment of convertible indebtedness will be used for working capital.

         The amount and timing of the above expenditures may vary significantly depending upon numerous factors, including the progress of our research and development programs, the timing and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, payments received under collaborative agreements, changes in collaborative research relationships, the costs associated with potential commercialization of our products, including the development of sales and marketing capabilities, the cost and availability of third-party financing for capital expenditures and administrative and legal expenses.

         We believe that our available cash and existing sources of funding, together with the proceeds of this offering and interest earned thereon, will be adequate to maintain our current and planned operations for the next 15 months.

         Until used, we intend to invest the net proceeds of this offering in interest bearing, investment-grade securities. While the net proceeds are so invested, the interest earned by us on such proceeds will be limited by available market rates. We intend to invest and use such proceeds so as not to be considered an "investment company" under the Investment Company Act of 1940.

                                 CAPITALIZATION

         The following table sets forth the total  capitalization of our company
(i) as of September 30, 2000; (ii) on a pro forma basis after giving effect to the receipt of net proceeds of $8,727,000 (for illustration purposes we have assumed an offering price of $7.50 per share) from the sale of 1,400,000 shares of common stock in this offering after deducting underwriting discounts and commissions and estimated offering expenses; and (iii) on a pro forma basis as adjusted to give effect to the receipt of net proceeds in this offering and the repayment of approximately $3.9 million of indebtedness (including accrued interest of $300,000) which will be repaid upon the closing of this offering:

                                                                                            SEPTEMBER 30, 2000
                                                                    --------------------------------------------------------------
                                                                                                               PRO FORMA AS

                                                                         ACTUAL           PRO FORMA(1)        ADJUSTED(2)(3)
                                                                      -------------      ---------------     -----------------
Current portion of long-term debt                                       $ 3,613,500         $ 3,613,500        $            0

Stockholders' equity or (capital deficit):

   Common stock, $0.001 par value; 10,000,000 shares authorized,
   3,737,843 shares issued and outstanding and 5,137,843 shares
   issued and outstanding (pro forma)(1)                                      3,738               5,138                 5,138

   Additional paid-in capital                                            10,987,198          21,512,798            21,512,798

   Deficit accumulated during the development stage                    (14,236,186)        (16,036,186)          (16,036,186)
                                                                       ------------        ------------          ------------
      Total stockholders' equity or (capital deficit)                   (3,245,250)           5,481,750             5,481,750
                                                                       ------------        ------------          ------------
           Total capitalization                                          $  368,250           9,095,250             5,481,750
                                                                       ============        ============          ============

---------------------

(1) Adjusted to reflect the beneficial conversion feature pertaining to $1.8 million of notes payable at a conversion rate of $3.00 per share.

(2) This column includes the issuance of warrants to purchase 775,000 shares of common stock that our company is obligated to issue upon the repayment of certain indebtedness (a total of $1,238,500, plus accrued interest), up to thirty days after the closing of an equity financing. This column excludes (a) 671,667 shares of common stock issuable upon the conversion of certain indebtedness into equity and (b) outstanding options and warrants to purchase 782,675 and 2,057,144 shares of our common stock, respectively, including (i) warrants to purchase 1,233,294 shares of our common stock to be issued if certain indebtedness is converted into shares of common stock, (ii) warrants to purchase 140,000 shares of our common stock to be issued to the underwriter in connection with this offering,
      (iii) warrants to purchase 683,850 shares of our common stock outstanding as of the date hereof, (iv) options to purchase 572,675 shares of our common stock outstanding under employee benefit plans and (v) the over-allotment option to purchase 210,000 shares of our common stock. See "Description of Securities."

(3) Adjusted to reflect the repayment of $3.9 million of debt (which includes accrued interest of $300,000) due upon the closing of this offering and the write-off of related deferred loan costs.

                                    DILUTION

         The net tangible book value of our company as of September 30, 2000 was $(3,437,497) or $(0.92) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. After giving effect to the sale by us of the 1,400,000 shares of common stock in this offering at an assumed offering price of $7.50 per share, less underwriting discounts and commissions and other estimated offering expenses and less the repayment of $3.9 million, including interest, due upon the closing of this offering (but assuming (i) none of the indebtedness is converted into equity and (ii) none of the options or warrants are exercised), our net tangible book value as of September 30, 2000 would have been $5,289,503 or $1.02 per share. This represents an immediate increase in net tangible book value to existing shareholders of $1.94 per share and an immediate dilution to new shareholders of $6.48 per share, or 86.0%. The following table illustrates the per share dilution:

Assumed public offering price per share                                                $  7.50
Net tangible book value per share before this offering            $  (0.92)
Increase attributable to new investors                            $   1.94
Net tangible book value per share after this offering          ------------            $  1.02
                                                                                   -----------
Dilution per share to new shareholders                                                 $  6.48
                                                                                   ===========


         As of the date hereof, the following table shows the difference between existing shareholders and new shareholders with respect to the number of shares of common stock purchased in this offering, the total consideration paid and the average price paid per share. The table assumes that the public offering price will be $7.50 per share.

                                      SHARES PURCHASED                        TOTAL CONSIDERATION               AVERAGE
                                      ----------------                        -------------------                PRICE
                                NUMBER               PERCENT              AMOUNT              PERCENT          PER SHARE
                                ------               -------              ------              -------          ---------
Existing Shareholders            3,785,197              73.0%           $8,427,829              44.5%               $2.23
New Investors                    1,400,000              27.0%           10,500,000              55.5%               $7.50
                             -------------       ------------         ------------       ------------
  Total                          5,185,197             100.0%          $18,927,829             100.0%
                             =============       ============         ============       ============

         As of the date hereof, the foregoing tables assume no conversion of certain indebtedness into equity or exercise of outstanding options and warrants. To the extent that any of the shares of common stock are issued upon conversion of debt to equity or upon exercise of any of the options and warrants, there will be further dilution to new investors. See "Capitalization," "Description of Securities" and Notes to Consolidated Financial Statements.

                         MANAGEMENT'S PLAN OF OPERATION

         THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

PLAN OF OPERATION

         We specialize in the development of molecular systems in the area of disease management and risk assessment. We plan to develop and manufacture these tests for sale to the pharmaceutical and healthcare industries. We are currently selling the EPIDNA and the EASYID product lines and are developing several other products of these lines. Through our acquisition of DNA Sciences, Inc., we acquired the technology used in the DNAtect and DNAMAX products. These products have been incorporated into our EASYID and EPIDNA product lines.

ACQUISITION OF DNA SCIENCES, INC.

         On January 17, 2000, we acquired all of the outstanding capital stock of DNA Sciences, Inc., a California corporation. In consideration for the shares of DNA Sciences, we issued the former shareholders of DNA Sciences, Inc. a total 450,000 shares of our common stock. The shareholders of DNA Sciences have the ability to nominate one director to our Board of Directors. Subsequent to the acquisition, DNA Sciences changed its name to Genetic Vectors of California, Inc. In the past, DNA Sciences, Inc.'s operations have been insignificant.

FINANCIAL RESOURCES AND CASH REQUIREMENTS

         We are dependent on external capital to finance our operations, and have not generated a significant amount of cash from operations. As of September 30, 2000, we had cash and cash equivalents of $434,658. Our available cash is projected to last no longer than December 31, 2000. We will need to raise additional capital to continue operations beyond December 31, 2000. This plan of operation assumes that we will be successful in raising additional capital. Our failure to raise additional capital will, among other things, cause deviations from the plan of operation described herein and would likely result in our need to curtail or cease operations.

         Since November 1, 1998, we have borrowed $3.6 million to fund our operations. We are in default on some of these loans for failing to pay principal and interest when due, a total of $250,000, plus interest. See "Risk Factors - We are in default of some of our outstanding indebtedness and may be unable to repay these loans."

CONTINGENT NON-CASH CHARGES

         Our company is obligated to issue additional warrants to purchase a total of 2,008,294 shares of common stock upon the occurrence of certain contingent events. In particular, we are obligated to issue additional warrants to purchase 775,000 shares of our common stock upon the full repayment of certain loans or our successful consummation of a financing in an amount equal to or greater than $1.5 million. In addition, if the holders elect to convert certain indebtedness into shares of common stock within a specified period, then the holders would be entitled to additional warrants to purchase (a) 616,647 shares of common stock at an exercise price of $6.00 per share and (b) 616,647 shares of common stock at an exercise price of $7.10 per share. If the holders do not elect to so convert, then the holders would receive warrants to purchase 370,000 shares of common stock at an exercise price of $6.60 per share and warrants to purchase 370,000 shares of common stock at an exercise price of $8.00 per share. The issuance of these contingent or any other warrants will result in a significant non-cash charge to our company in the period in which these additional warrants are issued.

RESEARCH AND DEVELOPMENT

         We will continue our product research and development efforts and continue to implement what we believe to be a feasible plan for product development. We intend to complete the build-out of research and development and production areas in our Florida facility. For the twelve-month period following our receipt of significant additional capital, our activities will focus on the following:

         o    Continued   enhancement  of  our  EASYID  Juvenile  Diabetes  Risk
              Assessment System.

         o Development of new EASYID detection systems in collaboration with the Norwegian Institute of Public Health.

         o    Continuation  of EASYID  DNA  probe  product  development  for new
              diagnostic   uses,   drug   discovery   and   certain   industrial
              applications.

         o Continued research and development of EASYID products for the detection of genes involved in cardiovascular diseases.

         o Continued research in applications of our EPIDNA nucleic acid labeling technology.

SIGNIFICANT PLANT OR EQUIPMENT PURCHASES

         We anticipate the need to purchase and/or lease various equipment valued at approximately $500,000. Equipment will be used primarily to manufacture the EASYID line of products currently being marketed and develop additional products.

CHANGES IN THE NUMBER OF EMPLOYEES

         We currently have eleven employees. If we are successful in raising significant new capital, then we anticipate hiring one new employee in 2000 and twenty-two new employees in 2001 in connection with our research and development and product development, administration, sales and marketing. We believe that these personnel will be adequate to accomplish the tasks set forth in our plan.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO SEPTEMBER 30, 1999. Our company remains largely a development stage company. We generated revenues of $96,132 during the nine months ended September 30, 2000 compared to $72,620 during the nine months ended September 30, 1999. During these same periods, our cost of sales was $25,293 and $48,041, respectively. Our company's expenditures far exceed our revenues.

         Research and development expenses increased from $398,969 in the nine months ended September 30, 2000 to $620,188 in the same period in the current year. This $221,219 increase is largely attributable to the research and development costs associated with our San Diego facility, which was closed on June 30, 2000 and whose operations were transferred to Miami, Florida.

         General and administrative expenses increased from $924,678 in the nine months ended September 30, 1999 to $1,692,731 in the nine-month period ended September 30, 2000. This $768,053 increase is primarily attributable to increases in (i) salaries and benefits of $165,000, (ii) professional fees of $373,000, (iii) consulting fees of $127,000 and (iv) travel and lodging expenses of $50,000.

         Amortization of deferred loan costs increased to $858,088 in the nine-month period ended September 30, 2000 from $312,280 in the same period in the prior year. The increase was directly related to our increased borrowing, and granting of related warrants, during the nine months ended September 30, 2000. These warrants were valued based on the Black-Scholes Option Pricing Model and resulted in $858,088 of amortization during the nine months ended September 30, 2000.

         Interest expense for the nine months ended September 30, 2000 increased by $281,475, representing accrued interest on various loans received by us in the latter part of 1999 and during 2000. As of September 30, 2000, we had approximately $3.6 million, plus accrued interest, in outstanding notes payable. During the comparable period in the prior year, our outstanding notes payable were negligible.

         Expense in connection with issuance of common stock for loan extension increased by $1,820,000 in the nine months ended September 30, 2000 over the comparable period in 1999. During this period, certain lenders agreed to extend the maturity date of notes payable to December 31, 2000 in exchange for the issuance of 280,000 shares of our common stock. On the date of issuance, our common stock traded at approximately $6.50. Our company recorded an expense of $1,820,000 upon issuance of such common stock.

         YEARS ENDED DECEMBER 31, 1999 AND 1998. Revenues aggregated approximately $120,000 and $115,000 for the years ended December 31,1999 and 1998, respectively. Theses increases are discussed below, and are net of $36,000 of grant income that was earned and completed in 1998.

         Revenues from the Picogram Assay sales aggregated approximately $45,000 and $11,000 for the years ended December 31,1999 and 1998, respectively. This increase is attributable to the company's reintroduction of the Picogram Assay Kit in the later part of 1998.

         Revenues from DNA Sciences, Inc. sales aggregated approximately $75,000 and $68,000 for the years ended December 31,1999 and 1998, respectively. This increase is attributable to the Company's increased selling efforts.

         Cost of sales aggregated approximately $41,000 and $22,000 for the years ended December 31,1999 and 1998, respectively. This increase is attributable to the company's increased selling efforts and substantially relates to the activities of DNA Sciences, Inc.

         Research and development expenses for the fiscal year ended December 31, 1999 decreased by $419,000 to $566,000 as compared with the prior year. This decrease is largely attributable to cutbacks due to our shortage of available funds.

         Selling, general and administrative expenses decreased by $229,000 to $1.4 million in the year ended December 31, 1999 over the comparable period in 1998. This decrease is primarily attributable to a $332,500 non-cash charge, resulting from the valuation of 50,000 warrants issued to a financial consultant in 1998.

         Depreciation and amortization expense was in line with the prior year.

         Amortization of deferred loan costs increased by approximately $730,000. The increase was directly related to us borrowing approximately $1 million in 1999 and $150,000 in 1998 and granting approximately 619,000 and 30,000 warrants, respectively, to the lenders. These warrants were valued based on the Black-Scholes Option Pricing Model and resulted in approximately $1 million of deferred loan costs, of which approximately $748,000 and $19,000, respectively, were amortized in our statements of operations for 1999 and 1998.

         Interest expense for the fiscal year ended December 31, 1999 was $129,000, representing the interest on various loans received by us. During 1999, we borrowed $1 million. This compares to interest income of $66,000 in the comparable period in the prior year. This represented interest earned on certificates of deposit and money market accounts in 1998, offset by interest expense on loans outstanding during the latter part of 1998.

LIQUIDITY AND CAPITAL RESOURCES.

         NINE MONTHS ENDED SEPTEMBER 30, 2000. The net cash used by us in operating activities was $2.1 million in the nine-month period ended September 30, 2000 compared to $1.0 million in the comparable period in the prior year. This increase was largely attributable to increases in general and administrative and research and development expenses.

         Our net cash provided by financing activities was $2.5 million during the nine months ended September 30, 2000, consisting mainly of proceeds from the sale of unregistered securities, including common stock and debentures.

         We have experienced extreme cash shortages since the end of November 1998 through the date of this filing. As of September 30, 2000, we had $435,000 of cash. Substantially all of these monies are expected to be spent prior to December 31, 2000. We are, and after the date of this filing will be, in default of certain indebtedness with an original principal amount of $250,000. Additional indebtedness with an original principal amount $3.4 million will become due and payable on December 31, 2000. Our company does not have sufficient funds to repay these loans.

         As of September 30, 2000, we had a capital deficit of $3,245,250. We have entered into a non-binding letter of intent with an underwriter to sell 1,400,000 shares of our common stock in a firm-commitment public offering, although no assurances can be given that such an offering will take place or be successful. Our inability to raise significant capital in such pubic offering will jeopardize our ability to continue operations.

         YEAR ENDED DECEMBER 31, 1999. The net cash used by us in operating activities aggregated $1.6 million in the year ended December 31, 1999, as compared with $2.1 million used in 1998. This was largely attributable to operating expenses and research and development activities, and increases in accounts payable. Our net cash provided in financing activities aggregated $1.7 million during the year ended December 31, 1999, consisting mainly of proceeds from the sale of unregistered securities and loan transactions. As of December 31, 1999, we had a capital deficit of $456,000.

         GOING CONCERN OPINION. Our independent public accountants have added an explanatory paragraph to their audit opinion issued in connection with the 1999 and 1998 financial statements which states that our company's dependence on outside financing and our losses since inception raise substantial doubt about our ability to continue as a going concern.

         IMPACT OF INFLATION. Although inflation has slowed in recent years, it is still a factor in the United States economy and we continue to seek ways to mitigate its impact. To the extent permitted by competition, we intend to pass increased costs on to our customers by increasing sales prices over time. In addition, we place all of our major supplier purchases out to bid.

         NEW FASB PRONOUNCEMENTS. In September 2000, the Financial Accounting Standards Board issued Statement No. 140, "Accounting for Transfers and
Servicing of Financial Assets and Extinguishments of Liabilities." This statement replaces FASB #125, of the same name. It revises the standards for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of FASB #125 without reconsideration. FASB #140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. This statement is to be applied prospectively with certain exceptions. Other than those exceptions, earlier or retroactive application of its accounting provisions is not permitted. The adoption of the statement is not expected to have a significant impact on the Company.

         In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, An Interpretation of APB Opinion No. 25. The company adopted the Interpretation on July 1, 2000. The Interpretation requires, among other things, that stock options that have been modified be accounted for as variable. Management anticipates that the implementation of FASB Interpretation No. 44 will not have a material effect on the company's financial position or results of operations.

         In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In June 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin after December 15, 1999. The effective date will be for the quarter ending December 31, 2000. SAB 101 is not expected to have a material impact on the Company's consolidated financial statements.

         In June 1998, the Financial Accounting Standards Board issued FASB 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in operations in the period of change. SFAS 133, as amended by FAS 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

         Historically, we have not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, we do not expect adoption of the new standard on January 1, 2001 to affect our financial statements.

                                    BUSINESS

THE COMPANY

         Dr. Mead McCabe (the Chairman of the Board of Directors) founded our company in 1991 based on a new nucleic acid labeling and detection technology. Our first product, EPIDNA, was introduced in 1997. Today we are a biotechnology company that specializes in the discovery of genetic patterns from which we intend to develop systems to determine disease risk, drug resistance, and therapeutic response. We intend to market our products and services to the healthcare and pharmaceutical industries. Recently, we acquired DNA Sciences, Inc., a San Diego biotechnology company with products and technology that we believe enhance our current ability to detect genetic differences.

         Our products include the EPIDNA and EASYID product lines. We reintroduced the EPIDNA product line to the marketplace in the third quarter of 1998. To date, this product has produced limited sales in the marketplace. In addition, we recently introduced the EASYID product line and we are also using it as a product platform for development of new technologies.

         We formed several collaborations with academic and industrial institutions for the discovery of new genes involved in disease management. These institutions include the University of Miami, the United States Department of Agriculture, and the Norwegian Institute of Public Health. The intent of these collaborations is the discovery of new genetic sequences that our company intends to develop and manufacture as systems for sale to the healthcare and pharmaceutical industries. We also intend to patent new genetic sequences and patterns and license these to pharmaceutical companies for use in drug development. In addition, we intend to form collaborations with equipment companies to automate the company's products for use in high throughput applications.

         Also, we recently formed a collaboration with a leading wine producer to develop a high throughput screening procedure for spoilage microorganisms in wine. The intent of this collaboration is to develop a screening system that will enable the producer to dramatically increase quality control accuracy and throughput, as well as reduce costs associated with warehousing entire lots of wine awaiting quality control results. If successful, we believe this collaboration will demonstrate the broad applicability of our technology.

OUR PRODUCTS

           EASYID PRODUCT LINE

         The subtle differences in DNA structure are the basis for numerous genetic diseases, including diabetes, cancer and heart disease. Our efforts in gene discovery have resulted in the development of a product line, EASYID, that detects these subtle differences.

         The EASYID product line comprises a universal format that uses standard laboratory equipment and techniques to achieve results quickly. This universal format enables us to adapt our systems for any genetic target of interest.

         To date, the EASYID line has focused on three areas of development:

1.       juvenile diabetes predisposition assessment;

2.       genes involved in cardiovascular disease; and

3.       yeast detection and genotyping.

         JUVENILE DIABETES. Scientific reports have linked the onset of juvenile diabetes (IDDM1) to a particular DNA fingerprint (genotype) within a region of the human genome. We have developed a system for the rapid detection of this high-risk genotype. The Norwegian Institute of Public Health is currently using our system to test for genetic predisposition to juvenile diabetes in a population-based study.

         CARDIOVASCULAR DISEASES. Cardiovascular disease is among the leading causes of death in the United States. Scientific publications have recently reported links between naturally occurring genetic variations and the onset of cardiovascular disease. Publications have also described the influence of genetic differences in response to common therapeutics. One of the most dramatic examples of this is a polymorphic variation in the CETP gene, which influences response to the statins, a class of widely prescribed cholesterol-lowering medications.

         Through our collaborations, we are attempting to develop systems to discover and identify genetic differences that result in differential therapeutic response. Our first product in development is a system designed to detect the CETP genotypes.

         Our future development will focus on other genes related to cholesterol and heart disease. We plan to collect genetic information from over 2,000 heart patients enrolled in a collaborative study. We will use this information to develop new systems designed to predict clinical outcomes, disease progression, and therapeutic response. We intend to file patent applications on genetic patterns we discover that are useful as disease markers or for prediction of therapeutic response.

         MICROBIAL IDENTIFICATION. We are developing the EASYID technology for the rapid identification of microbes of commercial, research, and clinical interest. The EASYID technology is based on a series of small DNA probes that are designed to discriminate subtle genetic differences. The product line originates from collaboration with both the University of Miami and the United States Department of Agriculture. This collaboration has resulted in a patent application for the genetic sequences of CRYPTOCOCCUS NEOFORMANS, a pathogenic yeast responsible for deaths in AIDS infected patients and other patients with suppressed immune systems. We intend to commercialize these sequences using our EASYID technology and market to healthcare institutions.

         Yeast have emerged as major pathogens in the growing population of patients with weakened or suppressed immune systems. These patients include transplant recipients and patients with cancer, leukemia or AIDS. The mortality rates for systemic yeast infection are high, primarily a reflection of the absence of adequate and timely diagnostic tests. Rapid, sensitive and dependable tests for pathogenic yeast are of critical importance for the prompt treatment of disease. We have developed a rapid molecular test that identifies yeast species, strains or genotypes in a few hours.

         A commercial antibody-based test for yeast is available, but costs about $15 per test. Other available tests are based upon biochemical and physiological characteristics and require days to weeks to perform. We believe that our EASYID products, based upon DNA probe hybridization, will allow accurate identification of yeast species and strains, at a lower cost than existing products and much more rapidly than conventional techniques.

EPIDNA PRODUCT LINE

         DETECTION OF NUCLEIC ACIDS. The EPIDNA technology is a broadly applicable method for labeling and detecting nucleic acids, particularly DNA. The importance of the ability to attach labels to nucleic acids arises from the use of nucleic acids as probes to identify, locate and isolate DNA fragments containing a single gene in a mixture of DNA fragments containing thousands of different genes. DNA labeling technology is analogous to the photographic development process. The label makes the results of esoteric DNA hybridization reactions visible to the naked eye in the same sense that developing solutions render the latent image in a photograph visible. The visual results of this process are pictures of DNA hybrids or DNA fingerprints. Nucleic acid probes are usually labeled with radioactivity so that the probe and the gene to which it is bound can be located. The use of nonradioactive labels on probes has become an attractive alternative because of the dangers associated with radioactivity and the expense of disposing of radioactive waste. Chemiluminescent and florescent detection methods for nonradioactive probes provide sensitivity rivaling that of radioactive probes, without the risks and expenses of radioactivity. The patented EPIDNA technology can be used to make these types of non-radioactive labeled nucleic acid probes.

         The EPIDNA labeling technology involves a versatile chemical procedure for attaching labels to nucleic acids. We believe this process is superior in its ability to attach a variety of labels to nucleic acids, regardless of the size of the nucleic acid. The process is normally completed within a few hours, and can be accomplished in a single test tube with no loss of nucleic acid. We believe that scaling the reaction up to production levels (milligram amounts of nucleic acids) is possible. The core EPIDNA technology is suited for the attachment of any detectable molecule (such as biotin, fluorescent or phosphorescent compounds, enzymes or chelators) to nucleic acids.

         The EPIDNA technology is not restricted to the labeling of probes, but can also provide a method to accurately measure nucleic acids at very low concentrations. This characteristic of our technology provides the basis for the Picogram Assay, which is targeted to process development and monitoring, and to quality control laboratories.

         THE PICOGRAM ASSAY. This assay combines chemical and immunochemical procedures to measure trace amounts of DNA. It is intended for process monitoring and validation of final product purity. Processes for manufacturing biopharmaceuticals, such as monoclonal antibodies and recombinant proteins, result in potentially harmful contamination with DNA, the material that carries the genetic code and could carry cancer-causing oncogenes. FDA guidelines recommend that manufacturers monitor the content of DNA to assure that the level of DNA does not exceed 100 picograms per injected dose. This recommendation creates a niche in the biotechnology industry market into which we market the Picogram Assay kit for the measurement of DNA in biopharmaceuticals.

         The assay is relatively easy to perform, measures DNA in a range of one to one hundred picograms, and can detect small fragments of DNA. It does not require the purchase of major equipment, since it utilizes a standard microtiter plate reader.

         NUCLEIC ACID PROBE LABELING AND DETECTION KITS. DNA technology is rapidly expanding in the life sciences in areas that can benefit from genetic analysis or the manipulation of genetic material. Nucleic acid probes are routinely used in many of these applications to identify specific genes and separate them from all other genes. We believe that the EPIDNA labeling kits will provide the components for the preparation of DNA or ribonucleic acid ("RNA") probes for the detection of specific nucleic acids. We intend to develop kits specialized for the attachment of compounds as diverse as biotin, digoxigenin, enzymes and fluorescent compounds and chelators using the labeling procedure.

         DNAMAX PROTEIN REMOVAL KITS. A kit designed to remove high concentrations of protein from biopharmaceuticals was developed by our company to be used to separate trace DNA from proteins in samples before testing with the EPIDNA Picogram Assay. We believe the DNAMAX kit provides a superior method for recovering picogram amounts of DNA from very concentrated protein solutions. We believe this kit will be useful for basic research uses where small amounts of DNA must be extracted from samples and tested by techniques such as the polymerase chain reaction. A utility patent application covering the DNAMAX technology has been filed with the United States Patent and Trademark Office and a PCT application has been filed.

MARKETING AND SALES

         EASYID GENOMICS SYSTEMS. Since our scientific collaborators are also large clinical sites that are anticipated to order a high volume of our products, we do not anticipate a need for a large direct marketing or sales force in 2000. Our marketing efforts will primarily consist of designing, installing, and servicing our genomic-based systems at our collaborative sites. Our scientific staff will act as technical consultants to these locations.

         We  anticipate  that  our gene  discovery  program,  combined  with our scientific collaborations, will also result in technology licensing opportunities to large clinical institutions and pharmaceutical companies. Our plan includes licensing the use of our proprietary genetic sequences to these institutions for use in pharmaceutical development and direct patient care.

         Our current projects may result in the development of new technologies, as well as the discoveries of important genetic sequence patterns. It may become desirable to form a joint venture with our scientific collaborators to more effectively pursue the commercialization of these new technologies.

         We plan to market our products in 2001 through the use of domestic and international distributors. Distributors will have the opportunity to sell certain products on a limited, non-exclusive basis. Other products may become available for private label or an exclusive license in certain cases. In addition, we plan to utilize electronic commerce to market and sell all of our products.

         Subsequently, we intend to introduce and market the yeast analysis products developed by our EASYID product research and development activities. This is a long-term development activity to formulate products that we believe will have quality assurance applications in the food and beverage industry.

         EPIDNA QUALITY SYSTEMS. We began targeting the biopharmaceutical quality assurance market during the second half of 1998. Since this market comprises relatively few companies, we have been using a direct sales approach. We plan to supplement our direct sales efforts with the use of independent distributors. Our marketing plan will target companies in the biopharmaceutical industry and in the reference laboratories serving as quality assurance testing sites for smaller biopharmaceutical companies. Our marketing and sales strategy will be to establish direct contact with specific individuals within each target company or reference laboratory. We intend to place limited advertising in major trade journals such as SCIENCE, BIOTECHNIQUES and BIOPHARM to inform potential customers of the existence and potential benefit of the Picogram Assay. We intend to have representatives attend major national and international industry trade shows to gain direct access to potential customers and to establish overseas distributors to reach international customers. We also intend to present our product to a variety of potential customers via the Internet. We currently have no sales force, and there can be no assurance that a sales force can be hired, or, if hired, that such sales force will be able to successfully sell our products.

MANUFACTURING AND SUPPLIERS

         Our manufacturing and research and development activities are conducted in our facility in Miami. We intend to complete a build-out of research and development and production areas in our Florida facility and we believe that, after such build-out, this floor space will be adequate for our manufacturing and research and development facilities for the foreseeable future.

         Certain key components of our Picogram Assay and DNAMAX products are currently provided by a limited number of sources, and many components are provided by outside vendors. One component is provided by a single source. We are utilizing contract manufacturers to manufacture required reagents for our Picogram Assay. Two key components of the EPIDNA Picogram Assay Kit, the "GeNuncTM" reaction modules and the "MaxisorpTM" immunomodules are manufactured by NUNC (a Danish entity), but can also be obtained from United States distributors. One of the key components of the Picogram Assay is available only from a single supplier.

OUR ACQUISITION OF DNA SCIENCES, INC.

         On January 17, 2000, we acquired DNA Sciences, Inc. In the transaction, we issued 450,000 shares of our common stock to the shareholders of DNA Sciences, Inc. in exchange for all of their shares of DNA Sciences, Inc. The shareholders of DNA Sciences, Inc. also have the ability to nominate one director to our Board of Directors and have nominated Eric Wilkinson to the Board. On February 16, 2000, DNA Sciences, Inc.'s name was changed to Genetic Vectors of California, Inc.

         Founded in 1999, DNA Sciences, Inc. was a development stage biotechnology company that intended to specialize in the development of genetic systems for medical and industrial markets. DNA Sciences, Inc.'s initial target market was the DNA probe market, which includes tissue typing, infectious disease detection and quantification and genetic predisposition testing.

         Acquisitions, including the acquisition of Genetic Vectors of California, involve a number of risks that could adversely affect our operating results, including: (i) the diversion of management's attention; (ii) the difficulty of assimilation of the operations and personnel of the acquired companies; (iii) the amortization of acquired intangible assets; (iv) the assumption of potential liabilities, disclosed or undisclosed, associated with the businesses acquired, which may exceed the amount of indemnification available from the seller, if any; (v) the incorrect assessment of the value and potential profitability of acquisition candidates; (vi) the risk that the financial and accounting systems utilized by the businesses acquired will not meet our standards; and (vii) the inability to attract and retain qualified local management. There can be no assurance that we will be able to consummate any future acquisitions on satisfactory terms, if at all, that adequate financing will be available on terms acceptable to us, that any acquired operations, including the acquisition of Genetic Vectors of California, will be successfully integrated or that such operations will ultimately have a positive impact on our business, financial condition and results of operations. Any acquisition may result in potentially dilutive issuances of equity securities, the incurring of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could have a material adverse effect on our business, results of operations or financial condition. In addition, acquired businesses may experience operating losses.

COMPETITION

         The biotechnology industry is subject to intense competition. Our competitors in the United States and internationally are numerous and include, among others, diagnostics, health care, pharmaceutical and biotechnology companies, universities and other research institutions, the United States-funded Human Genome Project and other government-sponsored entities. Additionally, other companies, including large biotechnology companies, may enter our business in the future. Potential competitors may be able to develop technologies that are as effective as, or more effective or easier to interpret than those offered by us, which would render our products noncompetitive or obsolete. Moreover, many of our existing and potential competitors have substantially greater financial, marketing, sales, distribution and technological resources than us. Such existing and potential competitors may also enjoy substantial advantages over us in terms of research and development expertise, experience in conducting clinical trials, experience in regulatory matters, manufacturing efficiency, name recognition, sales and marketing expertise and distribution channels. There can be no assurance that we will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on our business, financial condition and results of operations.

         One area of our business lies in the labeling and detection of nucleic acids using our technology. The market that we intend to serve includes tests for quality control of biopharmaceutical drug production. In addition, we intend to market our products to the life science research community. These diverse markets result in a wide variety of competitive situations.

         Research in the field of disease predisposing genes, genetic markers and microbial identification is intense and highly competitive. Genetic research is characterized by rapid technological change. Our competitors in the United States and abroad are numerous and include, among others, major pharmaceutical and diagnostic companies, specialized biotechnology firms, universities and other research institutions (including those receiving funding from the Human Genome Project). Many of our potential competitors have considerably greater financial, technical, marketing and other resources than us. These greater resources may allow our competitors to discover important genes or genetic markers before us. If we do not discover disease predisposing genes or genetic markers associated with increased disease severity, characterize their function, develop susceptibility tests and related information services based on such discoveries, obtain regulatory and other approvals, if needed, and launch such services or products before competitors, then our revenues and earnings will be reduced or eliminated. In addition, any of the susceptibility tests that we may develop, including our EASYID products could be made obsolete by less expensive or more effective tests or methods that may be developed in the future. We expect competition to intensify in our industry as technical advances are made and become more widely known.

         DNA CONTAMINATION ASSAYS IN BIOPHARMACEUTICALS. Several companies are currently involved in making or selling trace DNA detection reagents or equipment, or performing assays. In this market there are two types of competitors: (1) instrument and reagent sellers and (2) specialty reference laboratories. We believe that the largest competitive element in the current market is specialty reference laboratories. These reference laboratories offer DNA assaying at their own facilities based on their own individually developed assays. While clearly competitors, we believe that these facilities also represent potential customers for our products.

         NUCLEIC ACID LABELING AND DNA DETECTION KITS. The market served by nucleic acid labeling and detection reagents is the molecular biology research market. There are at least 50 companies that are primarily identified with this market. Of these, several offer nucleic acid labeling and detection kits. In the DNA detection area, we know of several vendors that provide reagents for detecting DNA.

         We believe that our products will lend themselves to low cost manufacturing of DNA labeling and detection products on a large-scale basis. We also believe our technology can be used to produce reagents and test kits at a quality equivalent to or better than our direct competitors. There can be no assurance that this large-scale development or quality level will occur.

GOVERNMENTAL REGULATION

         We may, in the future, endeavor to partner with pharmaceutical companies in the area of drug development. Any drug products developed by us or our future collaborative partners, prior to marketing in the United States, would be required to undergo an extensive regulatory approval process by the FDA. The regulatory process, which includes preclinical testing and clinical trials of each therapeutic product in order to establish its safety and efficacy, can take many years and requires the expenditure of substantial resources. Data obtained from preclinical and clinical activities are susceptible to varying interpretations that could delay, limit or prevent regulatory agency approval. In addition, delays or rejections may be encountered during the period of therapeutic development, including delays during the period of review of any application. Delays in obtaining regulatory approvals could adversely affect the marketing of any therapeutics developed by us or our collaborative partners, impose costly procedures upon us and our collaborative partners' activities, diminish any competitive advantages that we or our collaborative partners may attain and adversely affect our ability to receive royalties. Once regulatory approval of a product is granted, such approval may impose limitations on the indicated uses for which it may be marketed. Further, even if such regulatory approval is obtained, a marketed product and its manufacturer are subject to continuing review. The discovery of previously unknown problems with a product or manufacturer may result in restrictions on such product or manufacturer. Such restriction could include withdrawal of the product from the market.

EMPLOYEES

         We have eleven employees, three of whom are executive officers and all of whom are full-time employees. None of our employees are covered by a collective bargaining agreement and we believe our employee relations are satisfactory.

PROPERTIES

         We currently lease approximately 14,000 square feet of office and laboratory space located at 5201 N.W. 77th Avenue, Suite 100, Miami, Florida 33166. This lease, which was entered into on June 12, 1997, has a ten-year term and the property is in good condition. Effective June 30, 2000, we no longer lease space in California.

INSURANCE

         We maintain product liability insurance for some of our products with limits of $1 million per occurrence and $2 million in the aggregate per year. We also maintain a key man life insurance policy of $1 million on Mead McCabe, Sr. We intend to obtain key man life insurance policies on Mead M. McCabe, Jr. and Eric Wilkinson.

LEGAL PROCEEDINGS

         We are not involved in any legal proceedings.

INTELLECTUAL PROPERTY RIGHTS

         We have acquired rights to make, use and sell certain products under the patents referred to herein pursuant to a License Agreement dated September 7, 1990 (the "License Agreement") between ProVec, Inc., a company owned by Dr. Mead McCabe, and the University of Miami and its School of Medicine, the owner of the patents and patent applications. The University of Miami acquired the rights by virtue of an employee agreement and the University Patent Policy. Parts of the invention were made using funds of the United States Government. On January 20, 1992, ProVec assigned its rights under the License Agreement to EpiDNA, Inc., a wholly owned subsidiary of ours. EpiDNA merged into us on September 6, 1996.

         The license granted under the License Agreement is worldwide and exclusive (except for the rights of the Federal Government) providing us with the right to manufacture, use and sell products utilizing the patents and patent applications referred to herein. We have the obligation, at our own expense, to prosecute and maintain patents in the name of or on behalf of the University of Miami. Further, we are obligated to maintain product liability insurance, with the University of Miami being named as an additional insured. The License Agreement provides for payment of a maintenance fee of $500 and a running royalty of 4% of net sales of products using the technology. The maintenance fee is creditable against royalties subsequently due in a given year. The term of the License Agreement is the life of the U.S. patent and/or our foreign counterpart patents. The patent expires on July 22, 2013. The License Agreement can be terminated by the University of Miami for material breaches by us. Primary among such breaches are failure to file quarterly reports of sales, nonpayment of royalties, failure to develop and sell products based on the technology, cessation of sales for a period of three months and bankruptcy or adjudication of insolvency. A two-month cure period is provided for correction of breaches. If the License Agreement is terminated by the University of Miami, the ownership of the patents and patent applications and all rights to develop, manufacture and sell products under the patents and patent applications will revert to the University of Miami and we will be unable to produce, market or sell products whose manufacture, use or sale is covered by the claims of the patents and patent applications referred to herein. Thus, we would suffer a material adverse effect on our business, financial condition and viability if the University of Miami terminated the License Agreement.

         Since the patents and patent applications referred to herein were made, in part, using federal funds provided by a federal agency, the National Institute of Health (the "NIH") has a nonexclusive, nontransferable, irrevocable, paid-up worldwide license to practice the invention (35 U.S.C. 202
(c)(4)). Under this nonexclusive license, the NIH can use the technology in federally-funded projects or it can, if provided in a treaty or agreement, sublicense the technology to a foreign government or international organization. The NIH also has certain rights (35 U.S.C. 203) allowing it to grant licenses to third parties if it is determined that practical application of the invention is not occurring, even exclusive licenses, as well as march-in rights to meet unmet health or safety needs, to meet requirements for public use specified in federal regulations or for failure to manufacture in the United States or to obtain a waiver of such provisions. The grant of an exclusive license or the exercise of the march-in rights would cause us to suffer a material adverse effect on our business, financial condition and viability. As described herein, we have already developed products based on the technology and intend to continue the commercialization of the technology.

         At our expense, we applied on behalf of the University of Miami for patent protection for part of the technology in the United States and other countries. Patents have issued from the United States (Patent Numbers 5,593,829 and 5,656,742), New Zealand (246228G), Australia (671970G), EPO (0625985,
patents in 15 countries) and Germany (69220383).

         We filed the Utility Patent Application "Method of Protein Removal" with the United States Patent and Trademark Office on December 9, 1999, and a PCT application of the same title on December 10, 1999, claiming a DNA extraction method solely invented by us. We believe this method, sold under the trademark DNAMax, is unique in its ability to recover trace amounts of DNA from protein solutions in a form that can be measured with our EpiDNA Picogram Assay or amplified with the polymerase chain reaction ("PCR").

RESEARCH AND DEVELOPMENT AGREEMENTS

         We entered into a Research and Development Agreement with the University of Miami on October 14, 1997. Under the agreement, the University provides scientific expertise in the identification of yeast and conducts sequencing of yeast genes for the development of sequence databases for the identification of pathogenic yeast and yeast of commercial interest. We pay $17,410 per month under this agreement to the University to provide salaries for scientists and supplies for this work. The University provides sequencing equipment and laboratory facilities. The terms of the agreement provide that inventions that are jointly invented are jointly owned, while those invented solely by the University or solely by us are owned by the inventing party. Under the agreement, we have the right, at our expense, to file patents on inventions jointly invented or invented solely by the University. We filed a Provisional Patent Application, "Method of Identifying Pathogenic Yeast," on September 29, 1999 describing a gene sequence database and a method, based on DNA probes and primers, for the identification of the pathogen CRYPTOCOCCUS NEOFORMANS and its genotypes. We have the right of first refusal on any licensing agreement for 180 days after the filing of an Utility Patent Application. We filed a Utility Patent Application with the U.S. Patent and Trademark Office and a PCT Application covering the invention described in the Provisional Patent Application `Method of Identifying Pathogenic Yeast".

         We entered into a three-year Cooperative Research and Development Agreement ("CRADA") with the Agricultural Research Services of the United States Department of Agriculture (the "ARS") on June 1, 1998 (R&D Agreement No.
58-3K95-8-643, "Development of Arrayed Probes for Rapid Identification of Yeast"). The ARS will provide expertise in the identification of yeast, provide access to an existing database, sequence genes of yeast to construct new sequence databases for the identification of pathogenic yeast and yeast of commercial interest, and test and evaluate our products for yeast identification. We are paying to the ARS $192,775 over the 3-year term of the CRADA for a technician, supplies and a maintenance contract on the DNA sequencer, in support of this sequencing effort. Under the terms of the CRADA, we provide expertise on arrayed probe development, synthesis of probes and detection of probes, and we agree to develop, market and sell or otherwise commercialize products developed from the technology discovered. We agree to pay the ARS a royalty of 2% of net sales of these products. The inventing party owns inventions made solely by us or solely by the ARS and joint inventions are owned jointly. The ARS is granted a royalty-free, nonexclusive, worldwide, irrevocable, nontransferable license on any subject invention solely owned by us. The ARS has first option to prepare and prosecute patent applications on subject inventions solely owned by ARS or jointly owned with us. This option may be waived in whole or in part. We have the right of first refusal to an exclusive license in subject inventions owned or co-owned by the ARS. We shall own copyrightable material that we produce in whole or in part. We granted the ARS a worldwide royalty-free and nonexclusive license to use such copyrightable work for U.S. Government purposes. We believe this CRADA, in combination with the agreement with the University of Miami, provides us with world-class scientific expertise in yeast, as well as the ability to develop sequence databases and products for the identification of pathogenic yeast and yeast of commercial importance.

         During 1999 and 1998, we spent $566,000 and $985,000, respectively, for research and development activities.

                                   MANAGEMENT

         The following table sets forth certain information regarding our directors and officers:

         Our present directors and executive officers are as follows:

NAME                                                    AGE               POSITION
----                                                    ---               --------
Mead M. McCabe, Sr., Ph.D. ......................       63      Chairman of the Board of Directors
Mead M. McCabe, Jr. .............................       34      CEO, Secretary, Chief Financial Officer and Director
Eric Wilkinson...................................       41      President and Director
Mark E. Burroughs ...............................       43      Director
Jack W. Fell, Ph.D. .............................       67      Director
Michael C. Foley.................................       56      Director

         The following is a brief description of the background of the officers and directors of our company.

         MEAD M. MCCABE, SR., PH.D. is the founder of our company and the inventor of the EpiDNA technology. Dr. McCabe is the Chairman of the Board of Directors of our company. He holds a B.S. in Zoology from Pennsylvania State University and a Ph.D. in Biology from the University of Miami. From 1972 to 1999, he was on the faculty of the University of Miami School of Medicine. Dr. McCabe's research interests center on the molecular mechanisms of microbial diseases and he has taught courses in molecular pathogenesis. Dr. McCabe served four years on the Oral Biology and Medicine Study Section at the National Institutes of Health and has consulted for the NIH on numerous other occasions since 1976. He has been awarded several NIH research grants, including a S.B.I.R. Phase I grant. Dr. McCabe has been Chairman since our inception. Dr. McCabe is the father of Mead M. McCabe, Jr.

         MEAD M. MCCABE, JR. is the Chief Executive Officer, Chief Financial Officer and Secretary of our company and is responsible for the execution of our company's corporate strategy. Mr. McCabe has a B.S. in International Business from Auburn University and a dual M.B.A. in both Finance and International Business from the University of Miami. Mr. McCabe joined us in September 1993. Prior to that, Mr. McCabe was a financial consultant with Merrill Lynch for two years. Mr. McCabe is the son of Dr. McCabe. Mr. McCabe became a director on October 16, 1993.

         ERIC WILKINSON has been the President of our company and President of our wholly-owned subsidiary, Genetic Vectors of California, Inc. since January
17, 2000. Mr. Wilkinson is responsible for our company's daily operations, including business development, sales and marketing and manufacturing. Mr. Wilkinson became a director on January 18, 2000. He served as the President of DNA Sciences, Inc. since its inception in March 1997. Between December 1995 and February 1997, Mr. Wilkinson was President of Immune Complex Corporation, a biotechnology company specializing in DNA diagnostics, drug metabolism, and immunodiagnostics. Between June 1996 and February 1997, Mr. Wilkinson served as Director of Chemistry with Synthetic Genetics, a biotechnology company involved in the development of DNA diagnostic kits. Mr. Wilkinson received a B.S. in Biology from the University of California in San Diego in 1982 and has served in senior management and product development positions in several biotechnology companies.

         MARK E. BURROUGHS has served as a director since March 1995. He is currently a principal of Burroughs Properties, L.L.C., a full service real estate development, brokerage and asset management concern. He has been the Managing Partner/Broker-In-Charge of Diversified Holdings International, Inc., an investment and venture capital firm with primary holdings in real estate, management consulting, computer software and wine making since 1984. From 1988 to 1991 Mr. Burroughs also represented Stiles Corporation/Tribune Company Joint Venture as Owner's Representative/Senior Development Manager, managing the development of the New River Center in Fort Lauderdale, Florida. He also served from 1980 to 1983 as Vice President and Project Manager of Cheezem Development Corp., a publicly held real estate development and asset management company.

         JACK W. FELL, PH.D. has served as a director since February 1997. He is currently a professor of Microbiology at the University of Miami's Rosenstiel School of Marine and Atmospheric Science and has served in that capacity since 1977. Dr. Fell has a B.S. in Biology from Northwestern University, an M.S. in Marine Biology from the University of Miami's Institute of Marine Science, a Ph.D. in Microbiology from the University of Miami's School of Medicine and Institute of Marine Science and a post-doctorate in Microbiology from the University of California, Davis.

         MICHAEL C. FOLEY has served as a director since January 1998. He is currently a Senior Vice President and Director of Janney Montgomery Scott, Inc., an investment banking firm, where he has been employed since 1994. Prior to these positions he served as President and Chief Executive Officer of Foley Mufson Howe & Company, an investment banking firm, from 1992 to 1994. Mr. Foley has worked in the securities industry for over twenty-five years. He is past Chairman of the Securities Industry Association's Mid-Atlantic Division and past President of the Bond Club of Philadelphia. Mr. Foley has a B.S. in Mechanical Engineering from Villanova University and received a Masters Degree in Business Administration from the University of Pittsburgh.

         RESIGNATIONS OF DIRECTORS. Allyn L. Golub and James A. Joyce resigned from our Board of Directors on December 4, 1998 and March 5, 1999, respectively. We have filled one of these vacancies by nominating Eric Wilkinson. The remaining vacancy has not been filled.

         ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS. Our executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. Our directors are elected by the shareholders of our company and hold office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified. We have never held a shareholder meeting.

         PRIOR UNDERWRITER. Pursuant to an agreement with the underwriter that managed our initial public offering, we have agreed that this underwriter may designate one member of the Board of Directors. The underwriter has chosen not to designate director since its previous designee, James Joyce, resigned on March 5, 1999 to pursue other interests. The underwriter's designee's service on the Board of Directors will be subject to the approval of the holders of a majority of the outstanding shares of our common stock.

         In connection with our acquisition of DNA Sciences, the former shareholders of DNA Sciences are entitled to nominate one director to our Board of Directors. This person is Eric Wilkinson.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Pursuant to authority conferred by applicable Florida law, our Articles of Incorporation and By-laws provide that our directors, officers, and employees be indemnified to the fullest extent permitted by Florida law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         We are aware of the following instances since January 1, 1999, when an executive officer, director or owner of more than ten percent of the outstanding shares of common stock failed to comply with reporting requirements of Section 16(a) of the Securities Exchange Act of 1934:

         o Mr. McCabe, Jr. failed to timely file a Form 4 in connection with the grant on July 1, 1999 of options to purchase up to 10,000 shares of our common stock.

         o Mr. McCabe, Sr. failed to timely file a Form 4 in connection with the grant on July 1, 1999 of options to purchase up to 10,000 shares of our common stock.

         o Mr. Wilkinson failed to timely file a Form 3 in connection with his receipt of 135,000 shares of our common stock on January 17, 2000, as well as the grant of options to purchase up to 75,000 shares of common stock.

         o Orbiter Fund, Ltd. failed to timely file a Schedule 13D and, if required, Form 3 in connection with its purchase of 130,000 shares of common stock and warrants to purchase 250,000 shares of common stock. In addition, and upon certain events, Orbiter Fund will receive warrants to purchase 575,000 shares of common stock at $3.00 per share.

         o Lancer Offshore, Inc. failed to timely file a Schedule 13D and Form 3 in connection with its purchase of 525,000 shares of common stock.


COMMITTEES OF THE BOARD OF DIRECTORS

         Mark Burroughs serves as the sole member of the Audit Committee. The functions of the Audit Committee are to: (1) recommend annually to our Board of Directors the appointment of our independent auditors, (2) discuss and review, in advance, the scope and the fees of the annual audit and review the results thereof with the independent auditors, (3) review and approve non-audit services of the independent auditors, (4) review compliance with our existing major accounting and financial reporting policies, (5) review the adequacy of our financial organization, and (6) review management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices.

         Mark Burroughs serves as the sole member of our Compensation and Stock Option Committee (the "Compensation Committee"), which is responsible for making recommendations to our Board of Directors regarding compensation arrangements for our officers and for making recommendations to our Board of Directors regarding the adoption of any employee benefit plans and the grant of stock options or other benefits under such plans.

DIRECTOR COMPENSATION

         Non-employee directors receive $500 plus expenses for attendance at Board of Director meetings in person and by telephone. Directors are reimbursed for all out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof. In addition, on June 9, 2000, the non-employee directors received a one-time grant of options based on the number of years of service to our company. Mr. Burroughs, Mr. Fell and Mr. Foley received 17,500, 12,500 and 10,000 options, respectively. These options are exercisable for ten years at an exercise price of $6.03 per share.

         Our 1996 Incentive Plan (the "1996 Incentive Plan") provides that directors who are not employees are automatically granted an option to purchase 5,000 shares of our common stock in connection with their appointment to the Board of Directors. Such options will vest after one year of service on the Board of Directors. The options granted to non-employee directors (Mr. Burroughs and Dr. Fell) have an exercise price of $12.00 per share (120% of the offering price in our IPO). Options to purchase 5,000 shares of common stock were granted to Mr. Michael Foley on January 12, 1998 (the date he joined the Board of Directors) at an exercise price of $7.75. Options granted in the future under the 1996 Incentive Plan will be priced at no less than 100% of the common stock's fair market value on the date of the grant. Options granted to non-employee directors will be non-statutory options and will become exercisable after one year of service on the Board and will be exercisable for ten years from the date of the grant, except that options exercisable at the time of a director's death may be exercised for twelve months thereafter. Under the terms of the 1996 Incentive Plan, neither the Board of Directors nor any committee of the Board of Directors will have any discretion with respect to options granted to directors.

SCIENTIFIC ADVISORY BOARD

         Our company has recently formed a Scientific Advisory Board to advise us on scientific matters. Our Scientific Advisory Board intends to meet periodically to review specific projects with those members who are experts in certain subjects, including microbiology, metabalomics, bioinformatics, DNA diagnostics and molecular biology. Our Scientific Advisory Board currently is composed of the following individuals:

         DANIEL J. COOK, PH.D. is the Director of Allogen Laboratories, a wholly-owned subsidiary of the Cleveland Clinic Foundation responsible for tissue typing for the tranplantation program. Dr. Cook received his Ph.D. from the University of Florida and completed his post doctoral studies at UCLA with Dr. Paul Terasaki. He has served on the Board of Directors of the American Society of Histocompatibility and Immunogenetics, the United Network for Organ Sharing, and the National Marrow Donor Program.

         JACK W. FELL, PH.D. has served as a director since February 1997. He is currently a professor of Microbiology at the University of Miami's Rosenstiel School of Marine and Atmospheric Science and has served in that capacity since 1977. Dr. Fell has a B.S. in Biology from Northwestern University, an M.S. in Marine Biology from the University of Miami's Institute of Marine Science, a Ph.D. in Microbiology from the University of Miami's School of Medicine and

Institute of Marine Science and a post-doctorate in Microbiology from the University of California, Davis.

         LUC D'AURIOL, PH. D. is currently the Chief Executive Officer of Metabolic Explorer, a company involved in metabalomics and bioinformatics. Prior to that Dr. D'auriol was the Chief Scientific Officer and a founder of Genset, a French genomics company. He has also worked as a consultant to the French Genome Project. Dr. D'auriol received his Ph.D. from the University of Paris in 1977.

         KJERSTI RONNINGEN, PH.D. currently serves as the Director of the Norwegian Newborn Cohort. She is a Senior Scientist/Senior Physician at Folkehelsa, the Norwegian Institute of Public Health. Dr. Ronningen received her M.D. in 1984 and her Ph.D. in 1991 from the University of Oslo. She is an expert in HLA disease association and has served as the President of the 11th International Workshop in the area of disease association, responsible for over 40 laboratories worldwide. In addition to her duties at the Newborn Cohort, Dr. Ronningen is also the Director of the Juvenile Diabetes Mother and Child Study, working closely with our company's scientific staff.

         DENNIS SPRECHER, M.D. is currently the Section Head of Cardiology at the Cleveland Clinic Foundation. In addition, he serves as Professor of Internal Medicine at the University of Ohio. He received his M.D. from Boston University in 1978 and completed a Fellowship in Cardiology at Duke University. Dr. Sprecher is an expert in Lipid metabolism and is instrumental in our genetic analysis program.

         GRAHAM FLEET, PH.D. is a Professor at the University of New South Wales, Sydney, Australia. He is an expert in food spoilage and pathogenic yeast.


1999 STOCK OPTION PLAN

OVERVIEW OF THE 1999 INCENTIVE PLAN

         Incentive compensation for non-employee directors, executives and other key employees is also provided under our 1999 Incentive Plan. The purpose of the 1999 Incentive Plan is to (a) increase the proprietary and vested interest of our non-employee directors in the growth and performance of our company, (b) assist in attracting and retaining highly competent employees, (c) provide an incentive for motivating selected officers and other key employees of our company, (d) achieve long-term corporate objectives and (e) enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         The 1999 Incentive Plan is administered by the Compensation Committee of the Board of Directors of our company. Eligible participants include our non-employee directors and such officers and other key employees as the plan administrator may designate from time to time. The 1999 Incentive Plan will continue in effect until terminated by its terms or, if earlier, by the Board of Directors.

ADMINISTRATION

         The 1999 Incentive Plan is administered by a plan administrator, which is currently the Compensation Committee of the Board of Directors. The plan administrator has been granted exclusive and final authority under the 1999 Incentive Plan with respect to all determinations, interpretations and other actions affecting the 1999 Incentive Plan and its participants.

SHARES SUBJECT TO THE 1999 INCENTIVE PLAN

         Four hundred thousand shares of our common stock have been initially authorized to be issued under the 1999 Incentive Plan. Such authorized shares will be appropriately adjusted to reflect adjustments (if any) to our capital structure. As of November 30, 2000, 312,646 options have been issued under the 1999 Plan.

1996 STOCK INCENTIVE PLAN

OVERVIEW OF THE 1996 INCENTIVE PLAN

         Incentive compensation for non-employee directors, executives and other key employees is provided under our 1996 Incentive Plan. The purpose of the 1996 Incentive Plan is to (a) increase the proprietary and vested interest of our non-employee directors in the growth and performance of our company, (b) assist in attracting and retaining highly competent employees, (c) provide an incentive for motivating selected officers and other key employees of our company, (d) achieve long-term corporate objectives and (e) enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

         Eligible participants of the 1996 Incentive Plan include our non-employee directors and such officers and other key employees as the Board of Directors of our company may designate from time to time. The 1996 Incentive Plan will continue in effect until terminated by its terms or, if earlier, by the Board of Directors.

         The 1996 Incentive Plan authorizes the plan administrator to grant any or all of the following types of awards: (1) stock options, including nonqualified stock options and incentive stock options, (2) stock appreciation rights, (3) restricted shares of our common stock, (4) performance awards, (5) other stock-based awards, and (6) short-term cash incentive awards.

ADMINISTRATION

         The Board of Directors has been granted exclusive and final authority under the 1996 Incentive Plan with respect to all determinations, interpretations and other actions affecting the 1996 Incentive Plan and its participants.

SHARES SUBJECT TO THE 1996 INCENTIVE PLAN

         Three hundred thousand shares of our common stock have been authorized to be issued under the 1996 Incentive Plan. Such authorized shares will be appropriately adjusted to reflect adjustments (if any) to our capital structure. As of November 30, 2000, 260,029 options have been issued under the 1996 Plan.

EXECUTIVE COMPENSATION

         The following table shows all the cash compensation paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 1999, 1998 and 1997 to Mead M. McCabe, Sr., Ph.D., Chairman of our company, and to Mead McCabe, Jr., CEO and Secretary of our company. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to Dr. McCabe or Mr. McCabe during fiscal years 1999, 1998 and 1997. No other executive officer earned a total annual salary and bonus for any of these years in excess of $100,000. The summary compensation table that follows includes all payments to Dr. McCabe and Mr. McCabe for fiscal years 1999, 1998 and 1997.


                                            ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                            -------------------                         ----------------------
                                                                                          AWARDS             PAYOUTS
                                                                                          ------             -------
                                                                   OTHER         RESTRICTED
                                                                   ANNUAL           STOCK                     LTIP        ALL OTHER
NAME AND                               SALARY      BONUS     COMPENSATION(1)     AWARD(S)      OPTIONS/     PAYOUTS    COMPENSATION
                                       ------      -----     ---------------     --------      --------     -------    ------------
PRINCIPAL POSITION          YEAR         ($)         ($)            ($)              ($)         SARS(2)       ($)           ($)
------------------          ----         ---         ---            ---              ---         -------       ---           ---
                                                                                                   (#)
Mead M. McCabe, Sr.,        1999       $146,129      -0-           $6,000            -0-          10,000       -0-           -0-
Ph.D., Chairman of the      1998       $125,000      -0-            -0-              -0-           -0-         -0-           -0-
Board of Directors          1997       $125,000      -0-                             -0-           -0-         -0-           -0-

Mead M. McCabe, Jr.,        1999       $126,692      -0-           $5,250            -0-          10,000       -0-           -0-
CEO, CFO and Secretary      1998       $73,558       -0-            -0-              -0-           -0-         -0-           -0-
                            1997       $75,866       -0-            -0-              -0-           -0-         -0-           -0-


-----------------

(1) This other annual compensation represents a $750 per month automobile allowance.

(2) These options were granted on July 1, 1999, and have an exercise price of $5.75 per share. These options are fully vested. All of these grants are for options to purchase our common stock. No SAR's were granted.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                      FISCAL YEAR END OPTIONS/SAR VALUES(1)

                                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                               UNDERLYING UNEXERCISED            IN-THE-MONEY
                                       SHARES                                 OPTIONS/SAR'S AT FISCAL      OPTIONS/SAR'S AT FISCAL
                                    ACQUIRED ON              VALUE                    YEAR END                     YEAR END
               NAME                   EXERCISE            REALIZED ($)
-----------------------------------------------------------------------------------------------------------------------------------

Mead M. McCabe, Sr.                     -0-                   -0-              Exercisable:  110,000                 -0-

Mead M. McCabe, Jr.                     -0-                   -0-              Exercisable:   85,000                 -0-


--------------------------
(1) These grants represent options to purchase common stock. No SAR's have been granted.

(2)      None of these options were in-the-money as of December 31, 1999.

         On June 9, 2000, we granted the following options under our 1999 Stock Option Plan:

         o To Mead M. McCabe, Sr., the Chairman of our company, options to purchase up to 100,000 shares of common stock at an exercise price of $6.03125 per share. These options vest one-third immediately and one-third on each of the second and third anniversaries of Dr. McCabe's 1999 employment agreement. These options may be exercised within ten years of the date of grant.

         o To Mead M. McCabe, Jr., the Chief Executive Officer of our company, options to purchase up to 100,000 shares of common stock at an exercise price of $6.03125 per share. These options vest one-third immediately and one-third on each of the second and third anniversaries of Mr. McCabe's 1999 employment agreement. These options may be exercised within ten years of the date of grant.

         o To Mark Burroughs, a director of our company, options to purchase 17,500 shares of common stock at an exercise price of $6.03125 per share. 12,500 of these options vest immediately and 5,000 vest in March 2001. These options may be exercised within ten years of the date of grant.

         o To Jack Fell, a director of our company, options to purchase 12,500 shares of common stock at an exercise price of $6.03125 per share. 7,500 of these options vest immediately and 5,000 vest in March 2001. These options may be exercised within ten years of the date of grant.

         o To Michael Foley, a director of our company, options to purchase 10,000 shares of common stock at an exercise price of $6.03125 per share. 5,000 of these options vest immediately and 5,000 vest in January 2001. These options may be exercised within ten years of the date of grant.

         On January 17, 2000, we granted the following options under our 1999 Stock Option Plan:

o To Eric Wilkinson, options to purchase up to 75,000 shares of common stock at an exercise price of $7.25 per share. These options vest one-third in one year, one-third in two years and one-third in three years. These options may be exercised within ten years of the date of grant.

EMPLOYMENT AGREEMENTS

         Effective July 1, 1999, our company and Mead M. McCabe, Jr. entered into a new employment agreement pursuant to which Mr. McCabe will serve as the Chief Executive Officer. The agreement has a three year term and pays Mr. McCabe a base salary of $125,000, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Mr. McCabe also receives a monthly automobile allowance of $750. Mr. McCabe was granted options to purchase 10,000 shares of common stock at an exercise price of $5.75 per share. These options are immediately exercisable. In addition, Mr. McCabe is entitled to an annual bonus in an amount to be determined by the Board of Directors. The agreement further provides that Mr. McCabe will devote his full working time and efforts to the business and affairs of our company. The agreement also provides that upon termination of employment without "cause" or termination by the executive for "good reason" (which includes a change of control), the executive is entitled to receive, in addition to all accrued or earned but unpaid salary, bonus or benefits, an amount equal to two times the compensation such executive would be entitled to receive in the then current fiscal year, including base salary and incentive bonus compensation. For the purposes of the employment agreement, the amount of incentive bonus compensation such executive would be entitled to receive in the then current fiscal year is equal to the largest amount accrued for any of the two most recently completed fiscal years. The agreement also provides that the executive will not compete with us during his employment and for one year thereafter.

         Effective July 1, 1999, our company and Mead M. McCabe, Sr. entered into a new employment agreement pursuant to which Dr. McCabe will serve as the Chairman of the Board of Directors. The agreement has a three year term and pays Dr. McCabe a base salary of $132,750, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Dr. McCabe also receives a monthly automobile allowance of $750. Dr. McCabe was granted options to purchase 10,000 shares of common stock at an exercise price of $5.75 per share. These options are immediately exercisable. In addition, Dr. McCabe is entitled to an annual bonus in an amount to be determined by the Board of Directors. The agreement further provides that Dr. McCabe will devote his full working time and efforts to the business and affairs of our company. The agreement also provides that upon termination of employment without "cause" or termination by the executive for "good reason" (which includes a change of control), the executive is entitled to receive, in addition to all accrued or earned but unpaid salary, bonus or benefits, an amount equal to two times the compensation such executive would be entitled to receive in the then current fiscal year, including base salary and incentive bonus compensation. For the purposes of the employment agreement, the amount of incentive bonus compensation such executive would be entitled to receive in the then current fiscal year is equal to the largest amount accrued for any of the two most recently completed fiscal years. The agreement also provides that the executive will not compete with us during his employment and for one year thereafter.

         Effective January 17, 2000, our company and Eric Wilkinson entered into an employment agreement pursuant to which Mr. Wilkinson will serve as the President of our company and our wholly-owned subsidiary, Genetic Vectors of California, Inc. The agreement has a two-year term that may be renewed on its then-current terms by us for subsequent one year extension terms. Mr. Wilkinson's base salary is $125,000 per year, plus a bonus as determined by the Board of Directors. Mr. Wilkinson also received options to purchase up to 75,000 shares at an exercise price of $7.25 per share. The agreement requires Mr.
Wilkinson to devote his full working time and efforts to our company. Mr. Wilkinson has agreed not to compete with us during his employment and for two years thereafter.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to an agreement with the University of Miami, our company has agreed to pay approximately $44,000 of Dr. Fell's, a director of our company, salary as an employee of the University of Miami. In exchange, Dr. Fell devotes approximately one-half of his business time to research and development efforts on behalf of our company.

         On January 17, 2000, we acquired all of the outstanding capital stock of DNA Sciences, Inc., a California corporation. In consideration for the shares of DNA Sciences, Inc. we issued the former shareholders of DNA Sciences, Inc. a total 450,000 shares of our common stock. Eric Wilkinson was one of the former shareholders of DNA Sciences, Inc. After the acquisition, Mr. Wilkinson became the President and a Director of our company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our common stock has historically been quoted on the OTC Bulletin Board under the symbol "GVEC." Our common stock was no longer eligible for such quotation as of March 31, 2000 because we were delinquent in filing certain reports under the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the "pink sheets." The following tables show the high and low closing bid prices for our common stock for each quarter within the last two fiscal years and for the first and second calendar quarters in 2000.(1) Our last trade on the pink sheets occurred on November 30, 2000, was $8.25.


                                                      BID PRICE PER SHARE(2)
                                                      ----------------------
                                                HIGH                        LOW
                                                ----                        ---

            First Quarter 1998                $ 8.75                     $ 7.00
            Second Quarter 1998               $ 9.88                     $ 8.75
            Third Quarter 1998                $ 9.95                     $ 7.50
            Fourth Quarter 1998               $ 8.50                     $ 3.50


                                                      BID PRICE PER SHARE(2)
                                                      ----------------------

                                                HIGH                        LOW
                                                ----                        ---

            First Quarter 1999                $ 6.75                     $ 4.75
            Second Quarter 1999               $ 6.75                     $ 5.50
            Third Quarter 1999                $ 5.75                     $ 4.50
            Fourth Quarter 1999               $ 6.00                     $ 5.03


                                                      BID PRICE PER SHARE(2)
                                                      ----------------------

                                                HIGH                        LOW
                                                ----                        ---

            First Quarter 2000                $ 7.50                     $ 5.50
            Second Quarter 2000               $ 6.06                     $ 5.00
            Third Quarter 2000                $ 7.00                     $ 5.00
            -------------------------------

        (1) This information represents prices obtained from the OTC Bulletin Board and pink sheets, as applicable.

        (2) We believe that these quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

HOLDERS OF COMMON STOCK

         As of November 30, 2000, there were approximately 400 holders of record of the Common Stock.

DIVIDENDS

         Our company has not paid any dividends on its common stock at any time.
Section 607.06401 of Florida Statutes prohibits the payment of dividends by any corporation that, after taking into account such dividend, would not be able to pay its debts as they become due or which would result in such corporation's total assets being less than its total liabilities. This provision may prohibit us from paying dividends unless we obtain significant new capital. Other than the foregoing, we are not aware of any restrictions on our ability to pay dividends on our common stock, but our company's management does not anticipate paying any dividends for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth, as of November 30, 2000, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                                          COMMON STOCK
                                                                  BENEFICIALLY OWNED (1), (2)

                                                          ----------------------------------------------
NAME/ADDRESS                                                    NUMBER                  PERCENT

                                                          --------------------   -----------------------

Mead M. McCabe, Sr. ..............................                 295,166(2)                7.6%(2)
12901 SW 63rd Ct.
Miami, Florida 33156

Mead M. McCabe, Jr................................                 230,293(2)                6.0%(2)
5201 N.W. 77th Avenue
Suite 100
Miami, Florida 33133

Jack W. Fell, Jr., Ph.D. .........................              12,500(1),(5)                      *
University of Miami-RSMAS
4600 Rickenbacker Causeway
Key Biscayne, Florida 33149

Michael C. Foley                                                10,000(1),(5)                      *
5201 N.W. 77th Avenue
Suite 100
Miami, Florida 33133

Mark E. Burroughs.................................              17,500(1),(5)                      *
7440 Six Forks Road, Suite 16
Raleigh, North Carolina 27615

Eric Wilkinson....................................                 135,000(6)                3.6%(1)
5201 N.W. 77th Avenue, Suite 100
Miami, Florida 33133

All directors and executive officers                                  700,459                  19.7%
as a group (4)(5) ................................

Nyer Medical Group................................             853,048(2),(3)           22.9%(2),(3)
1292 Hammond St.
Bangor, ME  04401

Orbiter Fund, Ltd.................................                 380,000(7)                   9.6%
375 Park Avenue, 20th Floor
New York, New York 10152

Lancer Offshore, Inc.                                                 525,000                  14.1%
375 Park Avenue, 20th Floor
New York, New York 10152


-------------------------------
*     Less than 1%.

(1) Applicable percentage of ownership is based on 3,785,197 shares of common stock outstanding as of November 30, 2000 together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of November 30, 2000 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of our company.

(2) Mr. McCabe, Sr. and his wife, Marigrace McCabe, hold most of these shares jointly. Pursuant to a five-year letter agreement dated March 25, 1996, Nyer Medical agreed to vote the shares of common stock held by it to elect one member of the Board of Directors designated by Nyer Medical and the remaining members of the Board of Directors as designated by Dr. McCabe, Mrs. McCabe and Mr. McCabe. If, pursuant to this agreement, the beneficial ownership of Nyer Medical's Common Stock is attributed to Dr. McCabe and Mr. McCabe, they would own 1,148,214 and 1,083,341 shares of common stock, respectively. Their ownership percentages would be 30.7% and 29.0%, respectively. Dr. McCabe, Sr. has vested options to purchase 143,333 shares of common stock, of which 33,333 are exercisable at $6.03125 per share, 100,000 are exercisable at $12.00 per share and 10,000 are exercisable at $6.75 per share. Mr. McCabe, Jr. has vested options to purchase 118,333 shares of common stock, of which 33,333 are exercisable at $6.03125 per share, 75,000 are exercisable at $12.00 per share and 10,000 are exercisable at $6.75 per share.

(3) Includes common stock owned by Nyle International Corp. (118,333 shares) and Mr. Samuel Nyer (10,999 shares), which are deemed to be beneficially owned by Nyer Medical Group, which he is a principal shareholder, officer and director. Mr. Samuel Nyer may be deemed to be the beneficial owner of the shares of the Common Stock held by Nyer Medical.

(4)   Six (6) persons

(5) Represents shares which may be acquired upon the exercise of presently exercisable stock options.

(6) Excludes 75,000 shares of common stock held by Messrs. Wilkinson. These options are exercisable at $7.25 per share. These options vest one-third on each of the first, second and third anniversary of the date of the grant.

(7) Includes 130,000 shares of common stock and warrants to purchase 250,000 shares of common stock, of which 30,000 are exercisable at $0.01 per share and 220,000 are exercisable at $1.00 per share. Upon the repayment of outstanding loan proceeds or if $1.5 million is subsequently raised by us, we are obligated to issue additional warrants to purchase 575,000 shares of common stock, of which 455,000 have an exercise price of $3.00 per share and 120,000 have an exercise price of $2.50 per share. See "Sales of Unregistered Securities."

         Nyer Medical Group, Inc., a Florida corporation ("Nyer Medical"), is a publicly held holding company with various interests in the medical products business. In addition to its investment in our company, its interests include distribution of medical and rehabilitation supplies and equipment and distribution of fire, police and rescue supplies and equipment, all primarily in the New England area. Nyer Medical's common stock is listed and traded on the NASDAQ SmallCap Market under the symbol "NYER."

         Nyer Medical has entered into an agreement (the "Voting Agreement") dated March 25, 1996 with Mead M. McCabe, Sr., Marigrace M. McCabe and Mead M. McCabe, Jr., (collectively, the "McCabes"). This agreement provides among other things, that, for a period of five years, Nyer Medical will vote its shares of Common Stock to elect (a) one member of our company's Board of Directors designated by Nyer Medical, and (b) all other Board of Directors nominees designated by the McCabes. The Voting Agreement will not affect Nyer Medical's rights to vote its shares of Common Stock in connection with other matters on which our company's shareholders vote.

         Dr. McCabe is the founder of our company and currently serves as its Chairman. Marigrace McCabe is the wife of Dr. McCabe. Mead McCabe, Jr. is the son of Dr. McCabe and the nephew of Mr. Foley.

                            DESCRIPTION OF SECURITIES

         The authorized capital stock of our company consists of 10,000,000 shares, par value $0.001 per share, of common stock. As of November 30, 2000, we have 3,785,197 shares of our common stock outstanding. In addition, we have (a) outstanding indebtedness convertible into 671,667 shares of our common stock and
(b) outstanding options and warrants to purchase 572,675 and 2,692,144 shares of common stock, respectively, including (i) warrants to purchase 775,000 shares of our common stock to be issued upon the repayment of certain indebtedness or the closing of this offering, (ii) warrants to purchase 1,233,294 shares of our common stock to be issued if certain indebtedness is converted into shares of our common stock; (iii) warrants to purchase 683,850 shares of our common stock outstanding as of the date hereof, and (iv) options to purchase 572,675 shares of our common stock outstanding as of the date hereof. Immediately after this offering, assuming it is successful, our company will have an additional 1,400,000 shares of common stock outstanding, as well as an additional warrant to purchase 140,000 shares of common stock to be issued to the Underwriter and the over-allotment option to purchase 210,000 shares of common stock. The following description is a summary of the capital stock of our company and contains the material terms of our capital stock. Additional information can be found in our Articles of Incorporation and our Bylaws, which were filed as exhibits to our registration statement for our initial public offering.

COMMON STOCK

         Each share of our common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefore. Holders of our common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to our common stock. In the event of liquidation, dissolution or winding up our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities.

CONVERTIBLE INDEBTEDNESS

         In March 2000, we borrowed $175,000 in the form of convertible notes. These loans have an annual interest rate of 12% and were due in September 2000. The lenders have extended the due date to December 31, 2000. At the lenders' option, these notes are convertible into shares of our common stock at a conversion rate of $5.00 per share.

         In April 2000, we borrowed $100,000 in the form of a convertible note. This loan has an annual interest rate of 12% and was due in October 2000. The lender has extended the due date to December 31, 2000. At the lenders' option, this note is convertible into shares of our common stock at a conversion rate of $5.00 per share.

         In May 2000, we borrowed $600,000 in the form of convertible notes. These loans have an annual interest rate of 12% and are due on December 31, 2000. At the lenders' option, these notes are convertible into shares of our common stock at a conversion rate of $3.00 per share.

         In June 2000, we borrowed $50,000 in the form of a convertible note. This loan has an annual interest rate of 12% and is due on December 31, 2000. At the lenders' option, this note is convertible into shares of our common stock at a conversion rate of $3.00 per share.

         In July 2000, we borrowed $1,200,000 in the form of convertible notes. These loans have an annual interest rate of 12% and are due on December 31, 2000. At the lenders' option, these notes are convertible into shares of our common stock at a conversion rate of $3.00 per share.

OPTIONS

         As of November 30, 2000, we have outstanding options to purchase 572,675 shares of our common, consisting of:

                     NUMBER OF OPTIONS                        EXERCISE PRICE
                     -----------------                        --------------
                           210,000                                $12.00
                             2,020                                10.375
                             7,963                                  8.00
                            75,000                                  7.25
                            20,000                                  6.75
                           237,646                                  6.03
                            20,046                                  5.00

PRIVATE PLACEMENT WARRANTS

           We have outstanding warrants to purchase 683,850 shares of our common stock in connection with previous private placement efforts, consisting of:

                     NUMBER OF WARRANTS                       EXERCISE PRICE
                     ------------------                       --------------
                            80,000                                  0.01
                           220,000                                  1.00
                           100,000                                  3.00
                            35,000                                  3.50
                            28,850                                  5.50
                           192,500                                  6.00
                            27,500                                  6.20
-----------------------

         We are also obligated to issue additional warrants to purchase 775,000 shares of our common stock upon the full repayment of certain loans or our successful consummation of a financing in an amount equal to or greater than $1.5 million. In addition, if the holders elect to convert certain indebtedness into shares of common stock, then we will issue warrants to purchase (a) 616,647 shares of common stock at an exercise price of $6.00 per share and (b) 616,647 shares of common stock at an exercise price of $7.10 per share. These warrants consist of:

                     NUMBER OF WARRANTS                       EXERCISE PRICE
                     ------------------                       --------------
                           50,000                                   1.50
                           120,000                                  2.50
                           455,000                                  3.00
                           150,000                                  5.50
                          616,647*                                  6.00
                          616,647*                                  7.10
-----------------------

* To be issued if the holder elects to convert certain indebtedness into shares of common stock. If the holder does not elect to so convert, then the holders would receive warrants to purchase 370,000 shares of common stock at an exercise price of $6.60 per share and warrants to purchase 370,000 shares of common stock at an exercise price of $8.00 per share.

REPRESENTATIVE'S WARRANT

         At the closing of this offering, we will issue to the underwriter warrants to purchase 140,000 shares of our common stock. The underwriter's warrants will be exercisable for a four-year period commencing one year from the date of this prospectus. The exercise price of the underwriter's warrants will be 155% of the offering price, which based on an assumed offering price of $7.50 would be $11.63 per share. The underwriter's warrants will not be transferable prior to their exercise date except to officers of the underwriter and members of the syndicate and officers and partners thereof. The underwriter's warrants will contain provisions providing adjustment in the event of any recapitalization, reclassification, stock dividend, stock split or similar transaction. The underwriter's warrants and the securities issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of the Securities Act. We have agreed that, for a period of five years from the date of this prospectus, when we we intend to file a registration statement for the public sale of securities (other than a registration statement on Form S-4, S-8 or a comparable registration statement), we will notify all of the holders of the underwriter's warrants and securities issued upon exercise thereof, and if so requested, it will include therein material to permit a public offering of the securities underlying the underwriter's warrants solely at our expense (excluding fees and expenses of the holders' counsel any underwriting or selling commissions). The underwriter has demand registration right for a 5-year period after the completion of this offering. See "Underwriting."

CONVERTIBLE PROMISSORY NOTES

         In connection with a private offering completed on August 1, 2000, our company issued 50 Units of which two units were issued prior to June 30, 2000, for a total purchase price of $1,250,000, consisting of a Convertible Promissory Note and the right to receive Warrants to purchase shares of a specified amount of our company's common stock. Each Note is due December 31, 2000. Interest will accrue at 12% per year on the outstanding principal balance of the Note. Prior to the repayment of the principal balance of the Note, the holders may convert, at their option at anytime up to 30 days after the closing of an equity financing by our company of $5 million or more, all amounts due into shares of the Common Stock at a conversion rate of $3.00 per share. In addition, and in the event of a conversion of the Note, the holders will receive for each Unit purchased in this offering warrants to purchase 8,333 shares of Common Stock at an exercise price of $6.00 per share and 8,333 shares of Common Stock at an exercise price of $7.10 per share. If no conversion occurs, then holders will receive for each Unit purchased in this offering warrants to purchase 5,000 shares of Common Stock at an exercise price of $6.60 per share and 5,000 shares of Common Stock at an exercise price of $8.00 per share. In the event of default, the holders may choose between two exclusive remedies: (a) the holders may elect to convert all amounts due into shares of Common Stock at a conversion rate of $3.00 per share or (b) the holders may request repayment of all amounts due, in which case the holders would be issued warrants to purchase 2,500 shares of Common Stock at an exercise price of $5.00 per share for each month that the principal balance remains unpaid under the Note up to a total of six months. The holders must elect one of these exclusive remedies within 15 days of an event of default and upon the expiration of any notice or cure period. All warrants to be issued in connection with these notes will expire on June 30, 2004.

         The issuance of these contingent or any other warrants will result in a significant non-cash charge to our company in the period in which these additional warrants are issued.

LIMITATION OF LIABILITY; INDEMNIFICATION

         We have entered into Indemnification Agreements with each of our directors and officers in which we have agreed to indemnify each director and officer, to the fullest extent permitted by law, from and against any and all claims of any type arising from or related to his past or future acts or omissions as a director or officer of our company and any of our subsidiaries. In addition, we have agreed to advance all expenses of each director and officer as they are incurred and in advance of the final disposition of any claim upon the submission of appropriate undertakings.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND FLORIDA LAW

         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

NOTICE PROCEDURES FOR SHAREHOLDER PROPOSALS AT ANNUAL MEETINGS

         Our  Bylaws  establish   advance  notice  procedures  with  respect  to
shareholder proposals to be brought before an annual meeting of our shareholders. These procedures, which are in addition to any other applicable requirements of law, require that a shareholder must give notice to us not less than 120 days nor more than 180 days prior to the first anniversary of the date of the notice of annual meeting provided with respect to the previous year's annual meeting.

TRANSFER AGENT AND REGISTRAR

         Continental Stock and Transfer Company is the transfer agent and registrar for our common stock. Its address is 2 Broadway, 19th Floor, New York, New York 10004.

                                  UNDERWRITING

         The underwriter named below has agreed, subject to the terms and conditions of the firm commitment Underwriting Agreement between our company and the underwriter, to purchase from us the number of shares of our common stock set forth opposite its name. The underwriting discount set forth on the cover page of this prospectus will be allowed to the underwriter at the time of delivery to the underwriter of shares of our common stock so purchased.

                 NAME OF UNDERWRITER                         NUMBER OF SHARES

        Mercer Partners, Inc.                                   1,400,000
                   TOTAL                                        1,400,000

         The underwriter has advised us that it proposes to offer the shares of our common stock to the public at an offering price of $7.50 per share and that it may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. a concession not in excess of $[_____] per share.

         The following table summarizes the compensation to be paid to the underwriter by us.

                                                                                 Total
                                                               --------------------------------------------
                                                                     Without                 With
                                               Per Share         Over-allotment         Over-allotment

Underwriting discounts paid by us                $0.60              $840,000               $966,000



         We have granted to the underwriter an over-allotment option exercisable during the 45-day period following the date of this prospectus to purchase up to a maximum of 210,000 additional shares of our common stock at the public offering price, less the underwriting discount set forth on the cover page of this prospectus. The underwriter may exercise such option only to satisfy over-allotments in the sale of shares of our common stock.

         We have agreed to pay to the underwriter a non-accountable expense allowance equal to 3% of the total proceeds of this offering, or $315,000 ($362,250 if the underwriter exercises the over-allotment option in full), of which $55,000 has already been paid. The underwriter does not intend to offer or sell shares of our common stock to accounts over which it exercises discretionary authority.

         At the closing of this offering, we will issue to the underwriter, for nominal consideration the underwriter's warrants to purchase 140,000 shares of our common stock at a purchase price of 155% of the offering price, which based on an assumed offering price of $7.50 would be $11.63 per share. See "Description of Securities - Underwriter's Warrants."

         For the period during which the underwriter's warrants are exercisable, the holder(s) will have the opportunity to profit from a rise in the market value of our common stock, with a resulting dilution in the interests of the other shareholders of our company. The holder(s) of the underwriter's warrants can be expected to exercise them at a time which we would, in all likelihood, be able to obtain any needed capital from an offering of unissued common stock on terms more favorable to us than those provided for in the underwriter's warrants. Such facts may adversely affect the terms on which we can obtain additional financing. To the extent that the underwriters realize any gain from the resale of the underwriter's warrants or the securities issuable thereunder, such gain may be deemed additional underwriting compensation under the Securities Act of 1933.

         The Underwriter will serve as our company's non-exclusive financial consultant and advisor for two years following the closing date of this offering. The Underwriter will be paid a total of $58,800 at the closing of this offering.

         Our officers, directors and holders of 5% or more of the amount of our outstanding common stock, excluding Lancer Offshore, calculated as of the date immediately preceding the commencement of the public offering, have agreed to a lock-up of their stock, options and underlying shares, commencing the date of the closing, for a period of six months. These officers, directors and 5% holders, excluding Lancer Offshore, also agree not to dispose of (sell or transfer) their shares of common stock for six additional months unless the market price of such common stock trades above 125% of the offering price for five consecutive trading days. This lock-up period expires one year from the effective date of this offering. In addition, in the event the underwriter receives an order to purchase a block of the company's common stock, then the underwriter has the right to offer to fill such order through sales by the company's officers and directors. Upon such offer, our company's officers and directors will then have the option (but not the obligation) to sell their shares of common stock on the terms offered.

         The  Underwriting  Agreement  provides for  reciprocal  indemnification between our company and the underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The underwriters have advised us that, pursuant to Regulation M under the Securities Act, some persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A "syndicate covering transaction" is a bid for or the purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. A "penalty bid" is an arrangement permitting the Representative to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with this offering if the common stock originally sold by such underwriter or syndicate member is purchased by the Representative in a syndicate covering transaction and has therefore not been effectively placed by such underwriter or syndicate member. The underwriters have advised us that such transactions may be effected on the Nasdaq Small Cap Market or otherwise and, if commenced, may be discontinued at any time.

DETERMINATION OF OFFERING PRICE

         The offering price of the securities and the exercise price of the warrants being offered hereby was determined by negotiation between us and the underwriters. Factors considered in determining such prices include the history and the prospects for the industry in which we compete, the past and present operations of our company, the future prospects of our company, the abilities of our management, the earnings, net worth and financial condition of our company, the general condition of the securities markets at the time of this offering, and the prices of similar securities of comparable companies.

                                     EXPERTS

         The financial statements included in the Prospectus and Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contain an explanatory paragraph regarding the company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us. William M. Prifti, Esq., Amesbury, Massachusetts will pass upon certain legal matters in connection with the offering for the underwriter.

                              AVAILABLE INFORMATION

         For further information regarding our company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Securities and Exchange

Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

         Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at our regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information.

Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders of Genetic Vectors, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Genetic Vectors, Inc. (a Development Stage Company) as of December 31, 1999 and the consolidated related statements of operations, capital deficit and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genetic Vectors, Inc., (a development stage company) as of December 31, 1999 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's dependence on outside financing and its losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       /s/ BDO Seidman, LLP
                                                       --------------------
Miami, Florida                                          BDO Seidman, LLP
March 3, 2000, except for Note 1
   which is as of August 14, 2000

                                                                                                      Genetic Vectors, Inc.
                                                                                              (A Development Stage Company)

                                                                                                CONSOLIDATED BALANCE SHEETS

                                                                                         SEPTEMBER 30,        DECEMBER 31,
                                                                                                  2000                1999
                                                                                           (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------

Assets (Note 4)

Current

     Cash                                                                            $         434,658    $        221,322
     Accounts receivable                                                                        36,003               9,125
     Inventory                                                                                  23,996               7,081
     Prepaid expenses                                                                           28,981              50,424
----------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                           523,638             287,952

Equipment and improvements, net (Note 3)                                                       447,993             284,621

Patents and license agreement, net of $54,201 and $40,353 of  accumulated
  amortization in 2000 and 1999, respectively (Note 9(a))                                      192,247             206,611
Restricted cash (Note 5)                                                                        46,130              46,130
----------------------------------------------------------------------------------------------------------------------------

                                                                                     $       1,210,008    $        825,314
----------------------------------------------------------------------------------------------------------------------------

Liabilities and Capital Deficit

Current liabilities

     Accounts payable                                                                $         569,915    $        273,009
     Accrued interest payable                                                                  261,880              54,020
     Accrued expenses                                                                            9,963             148,481
     Loans payable, net of unamortized discounts (Notes 4 and 11)                            3,613,500             805,412
----------------------------------------------------------------------------------------------------------------------------

                                                                                             4,455,258           1,280,922
----------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Notes 2, 6 and 9)
----------------------------------------------------------------------------------------------------------------------------

Capital Deficit (Notes 8 and 10)
     Common stock,  $.001 par value,  10,000,000 shares  authorized,  3,737,843 and
         3,424,843 shares issued and outstanding
         in 2000 and 1999, respectively                                                          3,738               3,425
     Additional paid-in capital                                                             10,987,198           8,494,795
     Deficit accumulated during the development stage                                     (14,236,186)          (8,953,828)
----------------------------------------------------------------------------------------------------------------------------

Capital deficit                                                                            (3,245,250)            (455,608)
----------------------------------------------------------------------------------------------------------------------------

                                                                                     $       1,210,008    $        825,314
----------------------------------------------------------------------------------------------------------------------------
                                                                 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                      Genetic Vectors, Inc.
                                                                                              (A Development Stage Company)

                                                                                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                               CUMULATIVE FROM       FOR THE         FOR THE
                                               JANUARY 1, 1992          NINE            NINE
                                                   (INCEPTION)         MONTHS         MONTHS          FOR THE         FOR THE
                                                       THROUGH          ENDED          ENDED       YEAR ENDED      YEAR ENDED
                                                     SEPT. 30,      SEPT. 30,      SEPT. 30,      DECEMBER 31,    DECEMBER 31,
                                                          2000           2000           1999             1999            1998
                                                   (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------------

Revenue:
     Sales                                   $         334,412   $     96,132   $      72,620   $      119,809  $       79,211
     Grant income                                      149,147             --              --               --          35,897
----------------------------------------------------------------------------------------------------------------------------------

Total revenue                                          483,559         96,132          72,620          119,809         115,108
----------------------------------------------------------------------------------------------------------------------------------

Costs and Expenses:
     Costs of sales                                     88,976         25,293          48,041           41,311          22,372
     Research and development
         (Notes 9(b) and (c))                        3,724,322        620,188         398,969          566,036         984,937
     General and administrative                      6,916,048      1,692,731         924,678        1,356,308       1,585,444
     Depreciation and amortization                     413,196         85,613          78,067          139,601         125,550
----------------------------------------------------------------------------------------------------------------------------------

Total expenses                                      11,142,542      2,423,825       1,449,755        2,103,256       2,718,303
----------------------------------------------------------------------------------------------------------------------------------

Other Income (Expense): (Note 4)
     Non-cash interest                              (3,444,650)    (2,678,088)       (312,280)        (748,037)        (18,525)
     Interest income (expense), net                   (132,553)      (276,577)         4,898          (128,703)         66,057
----------------------------------------------------------------------------------------------------------------------------------

Total other                                         (3,577,203)    (2,954,665)       (307,382)        (876,740)         47,532
----------------------------------------------------------------------------------------------------------------------------------

Net loss (Note 7)                            $     (14,236,186) $  (5,282,358)  $  (1,684,517)  $   (2,860,187) $   (2,555,663)
----------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares
     outstanding (Note 8)                                           3,632,343       3,030,521        3,174,092       2,794,696
----------------------------------------------------------------------------------------------------------------------------------

Net loss per common share - basic and
diluted                                                     --  $       (1.45)  $       (0.56)  $        (0.90)  $       (0.91)
----------------------------------------------------------------------------------------------------------------------------------
                                                                 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                      Genetic Vectors, Inc.
                                                                                              (A Development Stage Company)

                                                                                       CONSOLIDATED STATEMENT OF CASH FLOWS

                                                    CUMULATIVE FROM
                                                    JANUARY 1, 1992         FOR THE        FOR THE
                                                        (INCEPTION)            NINE           NINE       FOR THE         FOR THE
                                                            THROUGH    MONTHS ENDED   MONTHS ENDED     YEAR ENDED     YEAR ENDED
                                                          SEPT. 30,       SEPT. 30,      SEPT. 30,   DECEMBER 31,   DECEMBER 31,
                                                              2000             2000           1999           1999           1998
                                                        (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------------
Operating Activities:
   Net (loss)                                      $   (14,236,186)   $ (5,282,358)  $ (1,684,517)  $ (2,860,187)  $ (2,555,663)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation and amortization                       413,196          85,613         78,067        139,601        125,550
       Amortization of deferred loan costs               1,624,650         858,088        312,280        748,037         18,525
       Write-off of acquired technology                     71,250              --             --             --             --
       Common stock issued for loan extension            1,820,000       1,820,000             --             --             --
       Consulting services provided for common               6,000              --             --             --          6,000
         stock

       Warrants issued for loan extension                  154,646          80,946             --         73,700             --
       Stock options and warrants granted for              364,572              --             --         24,000        340,572
         services
       (Increase) decrease in accounts receivable          (36,003)        (26,878)        31,240         26,273        (35,398)
       (Increase) decrease in inventory                    (23,996)        (16,915)       (10,894)        6,419         (13,500)
       (Increase) decrease in prepaid expenses             (28,981)         21,443             87       (27,572)        (22,852)
       (Increase) in restricted cash equivalents           (46,130)             -              -              -         (46,130)
       Increase in accounts payable and accrued
         liabilities                                       984,591         366,248        241,108        269,935         61,033
----------------------------------------------------------------------------------------------------------------------------------
Total adjustments                                        5,303,795       3,188,545        651,888      1,260,393        433,800
----------------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                   (8,932,391)     (2,093,813)    (1,032,629)    (1,599,794)    (2,121,863)
----------------------------------------------------------------------------------------------------------------------------------
Investing Activities:
   Purchase of equipment and improvements                 (806,480)       (234,621)        (3,199)        (3,504)       (65,618)
   Purchase of certificate of deposit                     (261,964)             --             --             --         (1,366)
----------------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing                (1,068,444)       (234,621)        (3,199)         (3,504)       (66,984)
activities
----------------------------------------------------------------------------------------------------------------------------------
Financing Activities:
   Increase due to parent                                  413,518              --             --             --             --
   Proceeds from note payable                            3,648,500       2,375,000        388,500      1,081,808        156,692
   Payment on notes payable                                (35,000)              -        (20,092)              -             -
   Common stock issuance  and exercise of
     options                                             5,889,218         166,770        625,000        625,000         47,500
   Capital contribution                                    500,000              --             --             --             --
   Deferred offering refund                                 25,500              --             --             --             --
   Deferred offering costs                                  (6,243)             --             --             --             --
----------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities               10,435,493       2,541,770        993,408      1,706,808        204,192
----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                            434,658         213,336        (42,420)       103,510     (1,984,655)
Cash at beginning of period                                     --         221,322        117,812        117,812      2,102,467
----------------------------------------------------------------------------------------------------------------------------------
Cash at end of period                              $       434,658  $      434,658  $      75,392  $     221,322  $     117,812
----------------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures:
   Warrants issued in connection with loan         $     1,624,650  $      425,000  $     388,500  $   1,088,500  $     111,150
     financing
   Conversion of due to parent in exchange for     $       413,518  $           --  $          --  $          --  $          --
     stock
   Conversion of accrued wages for stock           $       132,822  $           --  $          --  $          --  $          --
   Issuance of common stock for loan extension     $     1,820,000  $    1,820,000  $          --  $          --  $          --
   Warrants issued for loan extension              $            --  $           --  $          --  $      73,700  $          --
----------------------------------------------------------------------------------------------------------------------------------
                                                                 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                      Genetic Vectors, Inc.
                                                                                              (A Development Stage Company)

                                                                                 CONSOLIDATED STATEMENTS OF CAPITAL DEFICIT

                                                                                                     DEFICIT
                                                                            ADDITIONAL           ACCUMULATED
                                                                               PAID-IN            DURING THE
                                                  SHARES     AMOUNT            CAPITAL     DEVELOPMENT STAGE            TOTAL
--------------------------------------------------------------------------------------------------------------------------------

Initial capitalization for cash at
$0.0000625 per share (Note 8(a))               1,600,000   $  1,600    $        (1,500)      $             -    $         100

Capital contribution (Note 8(b))                       -          -            500,000                     -          500,000
--------------------------------------------------------------------------------------------------------------------------------

Net loss - year ended December 31, 1992                -          -                  -              (260,484)        (260,484)
--------------------------------------------------------------------------------------------------------------------------------

Net loss - year ended December 31, 1993                -          -                  -              (205,753)        (205,753)
--------------------------------------------------------------------------------------------------------------------------------

Net loss - year ended December 31, 1994                -          -                  -              (318,927)        (318,927)
--------------------------------------------------------------------------------------------------------------------------------

Net loss - year ended December 31, 1995                -          -                  -              (226,666)        (226,666)
--------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash, at
   $5.00 per share, net of offering costs
   of $70,000 (Note 8(c))                        110,000        110            479,990                     -          480,100

Conversion of $413,518 due to parent in
   exchange for 41,352 shares of common
   stock (Note 8(g))                              41,352         42            413,476                     -          413,518

Conversion of $132,822 of accrued payroll
   and consulting to the president and
   chairman of the Board for 13,282 shares of
   common  stock (Note 8(g))                      13,282         13            132,809                     -          132,822

Issuance of common stock at $10.00 per
share,   net of offering costs of
$1,180,249 (Note 8(h))                           575,000        575          4,569,176                     -        4,569,751

Stock options granted for services (Note               -          -             56,250                     -           56,250
8(c))

--------------------------------------------------------------------------------------------------------------------------------

Net loss - year ended December 31, 1996                -          -                  -              (393,434)        (393,434)
--------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1996                   2,339,634   $  2,340    $     6,150,201   $        (1,405,264)   $   4,747,277

Offering cost refund (Note 8(h))                       -          -             25,500                     -           25,500

Offering costs (Note 8(h))                             -          -             (6,243)                    -           (6,243)
--------------------------------------------------------------------------------------------------------------------------------

Net loss - year ended December 31, 1997                -          -                  -            (2,132,714)      (2,132,714)
--------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                   2,339,634   $  2,340    $     6,169,458   $        (3,537,978)   $   2,633,820
--------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Genetic Vectors, Inc.
                                                                                              (A Development Stage Company)

                                                                                 CONSOLIDATED STATEMENTS OF CAPITAL DEFICIT

                                                                                                      DEFICIT
                                                                            ADDITIONAL            ACCUMULATED
                                                                               PAID-IN             DURING THE
                                                  SHARES      AMOUNT           CAPITAL      DEVELOPMENT STAGE            TOTAL
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997                   2,339,634   $   2,340   $     6,169,458      $      (3,537,978)  $    2,633,820

Issuance of common stock for DNA Sciences
   Acquisition (Note 1)                          450,000         450             9,550                      -           10,000

Issuance of common stock for services
   (Note 8)                                          709           1             5,999                      -            6,000

Issuance of common stock for cash, at $5.00
   per share (Note 8(l))                           9,500           9            47,491                      -           47,500

Warrants granted for consulting services
   (Note 8(n))                                         -           -           332,500                      -          332,500

Warrants granted for loan financing costs
   (Note 4(d))                                         -           -           111,150                      -          111,150

Options granted for services rendered
   (Note 8(o))                                         -           -             8,072                      -            8,072

Net loss - year ended December 31, 1998                -           -                 -             (2,555,663)      (2,555,663)
--------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1998                   2,799,843       2,800         6,684,220             (6,093,641)         593,379

Issuance of common stock for cash, at $1.00
   per share (Note 8(q) and (r))                 625,000         625           624,375                      -          625,000

Warrants granted for loan financing costs
   (Note 4)                                            -           -         1,088,500                      -        1,088,500

Options granted for services rendered
   (Note 8(p))                                         -           -            24,000                      -           24,000

Warrants granted for loan extension (Note              -           -            73,700                      -           73,700
4(a))

Net loss - year ended December 31, 1999                -           -                 -             (2,860,187)      (2,860,187)
--------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999                   3,424,843   $   3,425   $     8,494,795   $         (8,953,828)   $    (455,608)
--------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for loan extension
   (Note 4)                                   280,000         280         1,819,720                      -        1,820,000

Issuance of common stock and exercise
   of options                                     28,000          28           139,972                      -          140,000

Warrants granted for loan extension (Note              -           -            80,946                      -           80,946
4(a))

Warrants granted for loan financing costs
   (Note 4(d))                                         -           -           425,000                      -          425,000

Issuance of common stock and exercise of
options                                            5,000           5            26,765                      -           26,770
Net loss for the period                                -           -                 -             (5,282,358)      (5,282,358)
--------------------------------------------------------------------------------------------------------------------------------

Balance at Sept. 30, 2000 (unaudited)          3,737,843   $   3,738   $    10,987,198   $        (14,236,186)   %  (3,245,250)
--------------------------------------------------------------------------------------------------------------------------------
                                                                 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999


1.    SUMMARY OF        ORGANIZATION AND BUSINESS
      SIGNIFICANT
      ACCOUNTING        Genetic  Vectors,  Inc.  (the  "Company"),  formerly a
      POLICIES          subsidiary of Nyer Medical Group, Inc.  ("Nyer"),  was
                        incorporated  on  December  28,  1991.  The  Company was
                        organized  to  supply  genetic   engineering  tools  and
                        analytical  kits  to  the  biotechnology  and  molecular
                        biology markets.  The Company's products are intended to
                        allow   biopharmaceutical    companies   to   test   for
                        biopharmaceutical product purity in compliance with regulatory standards. The Company is in the development stage and its operations to date have largely consisted of the research and development of its products. The
                        Company had no financial activities from December 28, 1991 to December 31, 1991. Accordingly, January 1, 1992 has been used as the inception date of these financial statements.

                        These financial statements include the specifically identifiable expenses of the Company incurred by Nyer on behalf of the Company.

                        Nyer, which previously owned 74.9% of the Company's common stock, distributed to its shareholders 512,000 shares, representing 32% of the outstanding shares of the Company's common stock as of May 31, 1996.

                        ACQUISITION

                        On January 17, 2000 Genetic Vectors, Inc. completed a merger with DNA Sciences, Inc., by exchanging 450,000 shares of its common stock for all the common stock of DNA Sciences, Inc. Each share of DNA Sciences, Inc. was exchanged for .45 of one share of Genetic Vectors, Inc. common stock. The merger has been accounted for as a pooling of interest. DNA Sciences, Inc. was formed in March 1998 and, accordingly, the accompanying financial statements have been retroactively adjusted to include the operations of DNA Sciences, Inc. as if the acquisition took place in March 1998. The following information presents certain statement of operations data of the separate companies for the periods preceding the merger:

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

                                                                              NINE MONTHS
                                                                                    ENDED
                                                1999              1998          SEPT. 30,
                                                                                     1999
                                                                              (UNAUDITED)
          ----------------------------------------------------------------------------------

          Revenue:
              Genetic Vectors, Inc.   $       44,832    $       47,172    $        34,788
              DNA Sciences, Inc.              74,977            67,936             37,832
          ----------------------------------------------------------------------------------

                                             119,809           115,108             72,620
          ----------------------------------------------------------------------------------

          Net Income (Loss):
              Genetic Vectors, Inc.   $   (2,806,911)   $   (2,575,467)    $   (1,658,122)
              DNA Sciences, Inc.             (53,276)           19,804            (26,395)
          ----------------------------------------------------------------------------------

                                      $   (2,860,187)   $   (2,555,663)    $   (1,684,517)
          ----------------------------------------------------------------------------------


                        There were no material transactions between Genetic Vectors, Inc. and DNA Sciences, Inc., prior to the merger. The effects of conforming DNA Sciences, Inc. accounting policies to those of Genetic Vectors, Inc. were not material.

                        PREPARATION OF FINANCIAL STATEMENTS

                        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        SEGMENT INFORMATION

                        Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                        The Company currently operates solely in one line of business.

                        CASH AND CASH EQUIVALENTS

                        The Company considers all highly liquid investments with an initial maturity of three months or less when purchased to be cash equivalents.

                        RESEARCH AND DEVELOPMENT COSTS

                        Expenditures relating to the Company's product research, development and testing are expensed as incurred.

                        EQUIPMENT AND IMPROVEMENTS AND DEPRECIATION

                        Equipment  and   improvements   are  recorded  at  cost.
                        Depreciation is provided over the estimated useful life of the assets which range from three to ten years.

                        PATENTS AND LICENSE AGREEMENT

                        Patents and the license agreement are carried at cost less accumulated amortization. Amortization is computed using the straight line method over the estimated useful life of the patents which range from 15.5 to 17 years.

                        The Company continually evaluates the carrying value of its patents and license agreement. Impairments are recognized when the expected future operating cash flows to be derived from such intangible assets are less than their carrying values.

                        REVENUE

                        The Company recognizes revenue from sales upon delivery of the product to a customer.

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

                        During 1997 the Company was awarded a grant for $99,897 from the National Institute of Health and the National Institute of Allergy and Infectious Diseases for rapid identification of fungal species. The award terminated on February 27, 1998. In this connection, the Company recognized grant revenue aggregating $35,897 and $64,000 in 1998 and 1997, respectively.

                        INCOME TAXES

                        Income taxes are accounted for using the liability approach under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                        NET LOSS PER COMMON SHARE

                        Net loss per common share is calculated according to Statement of Financial Accounting Standards No. 128, "Earnings Per Share" which requires companies to present basic and diluted earnings per share. Net loss per common share - Basic is based on the weighted average number of common shares outstanding during the year. Net loss per common share - Diluted is based on the weighted average number of common shares and dilutive potential common shares outstanding during the year.

                        The Company's potential issuable shares of common stock pursuant to outstanding stock purchase options and warrants are excluded from the Company's diluted computation for each of the periods presented as their effect would be antidilutive to the Company's net loss.

                        FAIR VALUE OF FINANCIAL INSTRUMENTS

                        The Company's financial instruments consist principally of cash and cash equivalents, receivables, accounts payable and notes payable. The carrying amounts of such financial instruments as reflected in the balance sheet approximate their estimated fair value as of December 31, 1999. The estimated fair value is not necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings or cash flows.

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

                        RECLASSIFICATION

                        Certain  reclassifications  have  been  made to the 1998
                        statement    of    operations    to   conform   to   the
                        classifications used in 1999.

                        INTERIM FINANCIAL STATEMENTS

                        The interim financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and changes in cash flows. The results of operations of the nine months ended September 30, 2000 and 1999 are not necessarily indicative of the results for the entire year.

                        RECENT ACCOUNTING PRONOUNCEMENTS

                        In September 2000, the Financial Accounting Standards Board issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement replaces FASB No. 125, of the same name. It revises the standards for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of FASB No. 125 without reconsideration. FASB No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. This statement is to be applied prospectively with certain exceptions. Other than these exceptions, earlier or retroactive application of its accounting provisions is not permitted. The adoption of the statement is not expected to have a significant impact on the Company.

                        In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting For Certain Transactions Involving Stock Compensation, An Interpretation of APB Opinion No.
                        25. The Company adopted the Interpretation on July 1, 2000. The interpretation requires, among other things, that stock options that have been modified be

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 accounted for as variable. Implementation of FASB Interpretation No. 44, does not have a material effect on the Company's financial position or results of operations.

                        In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In June 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin after December 15, 1999. The effective date will be for the quarter ending December 31, 2000. SAB 101 is not expected to have a material impact on the Company's consolidated financial statements.

                        In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in operations in the period of change. SFAS 133, as amended by SFAS 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                        Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2001 to affect its financial statements.

2.    LIQUIDITY         The  accompanying   financial   statements  have  been
                        prepared  assuming  the  Company  will  continue  as a
                        going concern.  This basis of accounting  contemplates
                        the   recovery  of  the   Company's   assets  and  the
                        satisfaction of its liabilities in the normal course of operations. Since inception, the Company has been involved in the research and design of its product, the development of an organizational infrastructure,

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 and the performance of preliminary marketing and promotional activities. The Company's ultimate ability to attain profitable operations is dependent upon obtaining additional financing adequate to complete its development activities, and to achieve a level of sales adequate to support its cost structure. Through September 30, 2000, the Company has incurred losses totaling $14,236,186, has been unable to develop a customer base for its product and has been in default of certain loans, all of which raise substantial doubt about the Company's ability to continue as a going concern.

                        From January 1, 2000 to September 30, 2000, the Company has raised $2,375,000 from loans. On December 15, 1999, the Company entered into a non-binding letter of intent with an underwriter to sell up to $8.4 million of securities in a firm commitment. On January 17, 2000, the Company acquired DNA Sciences, Inc. (Note 1). This acquisition may result in the use of additional funds as well as other unanticipated expenditures. There can be no assurance that the Company will be successful in consummating its plans, or that such plans, if consummated, will enable the Company to attain profitable operations or continue as a going concern.

3.    EQUIPMENT AND     The Company's equipment is summarized as follows:
      IMPROVEMENTS

                        DECEMBER 31,                                    1999
                        ------------------------------------------------------

                        Laboratory equipment                    $    388,573
                        Computers                                     52,787
                        Phone equipment                               58,826
                        Leasehold improvements                        35,477
                        Office furniture                              22,520
                        Other                                         13,676
                        ------------------------------------------------------

                                                                     571,859

                        Less accumulated depreciation               (287,238)
                        ------------------------------------------------------

                                                                  $   284,621
                        ------------------------------------------------------


4.    LOANS PAYABLE     Loans payable as of December 31, 1999 are as follows:

                        (a)   Unsecured loans - 12% interest

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 payable quarterly beginning April
                           1, 1999, with 1% increases per
                           month for each month that any
                           portion of the note remains           $    150,000
                           outstanding after April 1, 1999.

                        (b) Loans - 12% interest payable
                           quarterly beginning April 19,
                           1999, with 1% increases monthly
                           for each month that any portion of
                           the note remains outstanding after         288,500
                           January 19, 2000.

                        (c) Loan - 12% interest payable
                           quarterly beginning June 1, 1999           100,000

                        (d) Loans - with 12% interest rate
                           payable quarterly, commencing
                           January 19, 2000, with 1%
                           increases per month for each month
                           that any portion of the note               700,000
                           remains outstanding after January
                           19, 2000 and April 22, 2000.
                        ------------------------------------------------------

                                                                 $  1,238,500

                         Unamortized debt discount                   (433,088)
                        ------------------------------------------------------

                                                                 $    805,412
                        ------------------------------------------------------


                        a) These loans became due on April 1, 1999.  The Company
                           is currently in default of this loan for failing to pay the required principal and interest. In the event the Company does not make principal payments for these loans in accordance with the terms of each obligation, each holder is entitled to receive warrants to purchase a number of shares (as defined) of the Company's common stock until the obligation is satisfied. In this connection, the Company recorded a deemed interest charge of $73,700 during 1999. The fair value of such warrants was estimated using the Black-Scholes Option Pricing Model.

                        b) Consists  of two  loans,  the first of which  bears a
                           face amount of $163,500 and became due on January 19, 2000. The second loan for $125,000 became due on January 19, 2000. The Company is not in compliance with the payment terms of these loans at December 31, 1999.

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

                        c) The loan is due upon the earlier of April 18, 2000 or
                           the closing of a private placement of securities with gross proceeds of $2 million.

                        d) Consists of three loans,  the first of which $200,000
                           became due on January 18, 2000. The second loan for $200,000 became due on January 19, 2000. The Company was not in compliance with the payment terms of these loans at December 31, 1999. The third loan for $300,000 is due on April 22, 2000.

                        During 1999, the Company borrowed from an investor, $1,088,500 and granted 613,850 warrants with exercise prices ranging from $.01 to $5.50. Such warrants expire in 2004. The exercise prices of the warrants at the grant date were below the market price of the Company's common stock and the value ascribed to the warrants exceeded the amount borrowed. Accordingly, the Company recorded debt discount up to the amounts borrowed. The Company amortizes the debt discount over the term of the related borrowings, generally less than one year. The fair value of such warrants amounted to $1,088,500 and was estimated using the Black-Scholes model.

                        During 1998, the Company borrowed $150,000 and granted to the lender 30,000 warrants at an exercise price of $6.00, which expire in 2003. The fair value of the warrants amounting to $111,150 was estimated using the Black-Scholes model.

                        The Company has negotiated an extension of certain of the above past due notes aggregating $1,235,000 to December 31, 2000. In exchange for this extension, the Company agreed to cancel 280,000 previously issued common stock warrants and issue 280,000 shares of the Company's common stock at $6.50 per share to the lenders. The foregoing extension transaction resulted in an additional charge to earnings of $1,820,000 during the second quarter of 2000 for the consideration issued.

                        In addition, certain of these loans provide that, if $1.5 million is subsequently raised by the Company or the loan is paid back, the Company will issue warrants to the lenders to purchase 700,000 shares of common stock at exercise prices ranging from $3 to $5.50 per share. The Company will record a charge for an amount

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 equal to the value ascribed to these contingent warrants upon occurrence of these future events.

                        The Company has paid  success  fees to  consultants  who
                        assisted  in   obtaining   the   financing.   Such  fees
                        aggregated $79,000 in 1999 and $12,000 in 1998.

                        During the nine months ended September 30, 2000, the Company borrowed $2,375,000(Note 11). These loans bear interest at 12% a year and are due December31, 2000. In connection with these borrowings, the Company issued 152,000 warrants at an exercise price ranging from $1.00 to $6.20. The exercise price of such warrants were below the market price of the Company's common stock.

                        In connection with these transactions from January 1, 2000 to September 30, 2000, the value ascribed to the warrants was equal to the amount borrowed. Accordingly, the Company has recorded a debt discount and has offset the amounts borrowed by the value ascribed to these warrants. The Company amortizes the deferred discount over the term of the related borrowings. Notes payable as of September 30, 2000 amounted to $3,613,500.

                        As of September 30, 2000, the Company was past due on loans with an original principal balance of $1,488,500. On October 4, 2000, the maturity dates were extended from September 30, 2000 to December 31, 2000 on loans with an original principal balance of $1,238,500. . In connection with the extension, the Company reduced the exercise price of certain warrants to purchase shares of common stock. The issuance of the warrants is subject to a contingent future event, which will result in a charge to earnings when the contingency is resolved. As of September 30, 2000, the Company is in default on loans with an original principal balance of $250,000 for failing to pay principal and interest when due.

                        In addition, the Company has collateralized all of its assets for the loans referred to above.

5.   RESTRICTED CASH    Restricted  cash  represents a certificate of deposit of
                        $46,130 held as security on a letter of credit in connection with the Company's facility lease.

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

6.    DEPENDENCE ON     Certain key  components of the  Company's  products are
      LIMITED NUMBER    currently provided by a limited number of sources,  and
      OF SUPPLIERS      one component is provided by a single source.

7.    INCOME TAXES      At  December  31,  1999,  the  Company had Federal net
                        operating  losses (NOL) of  approximately  $8,562,000.
                        The NOL expires during the years 2007 to 2014. In the event of a change in ownership of the Company, the utilization of the NOL carryforward in any one year will be subject to limitation under Section 382
                        "Change of Ownership  Rules" of the  Internal  Revenue
                        Code.

                        Realization of any portion of the approximately $3,300,000 federal deferred tax asset at December 31, 1999, resulting from the NOL, is not considered more likely than not by management, accordingly, a valuation allowance has been established for the full amount of the tax asset.

                        Net operating loss carryforward         $  3,300,000
                        Less:  valuation allowance                (3,300,000)
                        ------------------------------------------------------

                        Net deferred tax asset                  $          -
                        ------------------------------------------------------



                        During the nine months ended September 30, 2000, the Company continued to incur operating losses. Accordingly, a valuation allowance has been established for the full amount of the tax asset arising from such operating losses.

                        There are no significant temporary differences.

8.    CAPITAL DEFICIT   a)    During  1992,  the Company  issued 100 shares of
                             common stock for $100 as the initial capitalization of the Company. In June 1996, the Company issued a stock dividend in the form of a 15,999 for 1 stock split. The components of stockholders' deficit, all shares and per share amounts have been retroactively adjusted to reflect the stock split. The Company also recapitalized its common stock to 10,000,000 shares, $.001 par value.

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

                        b) During 1992, the Company received $500,000 in additional capital contributions.

                        c) In June 1996, in connection with a private placement, the Company issued 110,000 shares of common stock, at $5.00 per share for cash of $480,100 net of offering costs of $70,000.

                             In addition, during June 1996, the Company granted non-plan stock options to purchase 75,000 shares of common stock at an exercise price of $5.00 per share (estimated fair value based upon the price of common stock sold in the private placement) to a consultant who became a director in August 1996. Options to purchase 25,000 of such shares were exercisable immediately. Options to purchase 25,000 of such shares became exercisable July 24, 1996 upon the execution of the employment agreement with the Company's Chief Executive Officer. The remaining 25,000 of such shares became exercisable upon the closing of the Company's initial public offering. The fair value of such options amounting to $56,250 was charged to operations during the period ended December 31, 1996.

                        d)   In July  1996,  the  Company  granted  ten  year
                             stock options to purchase 75,000 shares of common stock at 120% of the initial public offering price to the President. Options to purchase 25,000, 25,000 and 25,000 of such shares vest immediately, six months after the completion of the initial public offering, and one year after the completion of the initial public offering, respectively.

                        e)    In  August  1996,  the  Company  entered  into a
                             three year employment agreement with the Chairman of the Board for a base salary of $125,000. Pursuant to the agreement, the Company granted ten year options vesting over a three year period, exercisable during the period of employment, to purchase 100,000 shares of common stock at an exercise price equal to 120% of the initial public offering price per share of common stock.

                        f) In August 1996, the Company granted ten year options, which vested one year after the grant date, to purchase 5,000 shares each of common stock

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 at 120% of the initial public offering price to two directors of the Company.

                        g) In August 1996, the Company converted the then outstanding $413,518 due to parent (Nyer) in exchange for 41,352 shares of common stock and the then outstanding $132,822 of accrued payroll and consulting fees to the President and Chairman of the Board in exchange for 13,282 shares of common stock. The conversion price was $10.00 per share.

                        h) In December 1996, the Company completed its initial public offering. The offering consisted of 575,000 shares of common stock which raised net proceeds of approximately $4,570,000 (gross proceeds of approximately $5,750,000 less underwriting discounts, commissions and other expenses of the offering totaling approximately $1,180,249). During 1997, the Company incurred additional offering costs of $6,243 and received a refund of $25,500 for overpayment of expenses relating to this transaction.

                        i) In February 1997, the Company granted ten year options, which vest one year after the grant date, to purchase 5,000 shares each of common stock at 120% of the initial public offering price to two directors of the Company.

                        j) In March 1998, the Company granted two year options to six of its employees under the 1996 Incentive Plan, which vest one year after the grant date, to purchase 13,848 shares of common stock at $8.00 per share.

                        k) In June and August of 1998, the Company issued 709 shares of common stock at market, valued at $6,000 to an individual for consulting services.

                        l) In June, July and August of 1998, a board member exercised options to purchase 5,000, 2,000 and 2,500 shares of the Company's common stock, respectively, at $5.00 per share.

                        m) In July 1998, the Company granted two year options to five of its employees under the 1996 Incentive Plan, which vest one year after the grant date, to purchase 3,367 shares of common stock at $10.375 per share.

                        n)    In  September   1998,  in  connection  with  the
                             signing  of the  consulting  agreement  to obtain

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 approximately $3,000,000 in financing for the Company, a consultant to the Company was issued 50,000 warrants to purchase shares of the
                             Company's common stock at $6.00 per share. The Company estimated the fair value of the warrants at the grant date by using the Black-Scholes option pricing model with the following weighted-average assumptions: no dividend yield percent; expected volatility of 0.488 risk free interest rate of 5.03%, and an estimated life of 10 years. The fair value of such services of $332,500 was charged to operations during the year ended December 31, 1998.

                        o) In December of 1998, the Company granted five year options, which vest two months after the grant date, to purchase 4,393 shares of common stock at $5.00 per share to seven employees of the Company in lieu of 50% pay for two pay periods. The fair value of such options amounting to $8,072 was charged to operations during the period ended December 31, 1998. In 1999, the Company has repurchased 2,342 options for a purchase price of $5,270.

                        p) During 1999, the Company granted five year options, which vest two months after the grant date, to purchase 17,995 shares of common stock at $5.00 per share to five employees of the Company in lieu of 50% of their salaries for four pay periods. The fair value of such options amounted to $24,000 and was charged to operations during the year ended December 31, 1999.

                        q) On May 10, 1999, the Company issued 225,000 shares of
                           common stock to a private investor in exchange for $225,000. The private investor paid $1.00 per share for the 225,000 shares, or $4.75 per share less than the OTC Bulletin Board closing price of $5.75 per share on May 10, 1999.

                        r) On July 16, 1999,  the Company  issued 400,000 shares
                           of common stock to two private investors in exchange for $400,000. These private investors paid $1.00 per share for the 400,000 shares, or $4.75 per share less than the OTC Bulletin Board closing price of $5.75 per share on July 16, 1999.

                        s)    The following  reconciles  the components of the
                           earnings per share (EPS) computation:

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

FOR THE YEARS ENDED DECEMBER 31,                                       1999                                     1998
-----------------------------------------------------------------------------------------------------------------------
                                                                       PER-                                     PER-
                                            LOSS          SHARES      SHARE           LOSS           SHARE     SHARE
                                     (NUMERATOR)   (DENOMINATOR)     AMOUNT    (NUMERATOR)   (DENOMINATOR)    AMOUNT
-----------------------------------------------------------------------------------------------------------------------

Loss per common share - basic:     $  (2,860,187)      3,174,092 $    (0.90)  $ (2,555,663)      2,794,696  $   (0.91)

Effect of Dilutive Securities
   Options                                     -               -          -              -               -         -
   Warrants                                    -               -          -              -               -         -
-----------------------------------------------------------------------------------------------------------------------

Loss per common share - assuming
   dilution:                       $  (2,860,187)      3,174,092 $    (0.90)  $ (2,555,663)      2,794,696  $   (0.91)
-----------------------------------------------------------------------------------------------------------------------


                           Options to purchase 316,650 shares of common stock at prices ranging from $5.00 to $12.00 per share, were not included in the computation of loss per share assuming dilution for 1999 and for 1998 as they would have an antidilutive effect. 316,650 options which expire through 2009, are still outstanding at December 31, 1999. Warrants to purchase 643,850 shares of common stock at prices ranging from $.01 to $6.00 per share were not included in the computation of loss per common share assuming dilution for 1999 and for 1998 as they would have an antidilutive effect. 643,850 warrants which expire through 2004 are outstanding at December 31, 1999.

                           The  following   reconciles  the  components  of  the
                           earnings per share (EPS) computation:

                                        FOR THE NINE MONTHS ENDED SEPT. 30,      FOR THE NINE MONTHS ENDED SEPT. 30,
                                                                       2000                                     1999
-----------------------------------------------------------------------------------------------------------------------
                                                                       PER-                                     PER-
                                            LOSS          SHARES      SHARE           LOSS           SHARE     SHARE
                                     (NUMERATOR)   (DENOMINATOR)     AMOUNT    (NUMERATOR)   (DENOMINATOR)    AMOUNT
-----------------------------------------------------------------------------------------------------------------------

Loss per common share - basic:     $  (5,282,358)     3,632,343  $    (1.45)  $ (1,684,517)      3,030,521 $   (0.56)

Effect of Dilutive Securities

   Options                                     -               -          -              -               -         -
   Warrants                                    -               -          -              -               -         -
-----------------------------------------------------------------------------------------------------------------------

Loss per common share - assuming
   dilution:                       $  (5,282,358)      3,632,343 $    (1.45)  $ (1,684,517)      3,030,521 $   (0.56)
-----------------------------------------------------------------------------------------------------------------------


9.    COMMITMENTS       a) The  Company  has  acquired   rights  to  a  new
      AND                  nucleic  acid  labeling  and  detection  technology
      CONTINGENCIES        (the "Technology")  pursuant to a license agreement

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 between ProVec, Inc. and the University of Miami and its School of Medicine which was assigned to the Company on January 20, 1992. ProVec, Inc., was owned by the Company's Chairman of the Board. These rights were acquired under certain patents and patent applications pursuant to the license agreement and include the  manufacture  of products  utilizing  the
                           Technology and the marketing and sale of such products. The license agreement provides for a royalty equal to 4% of net sales and can expire or be terminated prior to the Company's development of products using the Technology.

                           In addition, certain of the Company's patents and patent applications were made, in part, using federal funds provided by a federal agency, National Institute of Health (NIH), which has a nonexclusive, nontransferable, irrevocable license. Under this nonexclusive license, NIH can use the Technology in federally-funded projects or it can, if provided in a treaty or agreement, sublicense the Technology. This nonexclusive license did not terminate with the licensing of the Technology to the Company. NIH also has certain rights allowing it to grant licenses to third parties, even exclusive licenses, if it is determined that practical application of the invention is not occurring, as well as march-in rights to meet unmet health or safety needs. The grant of an exclusive license, or the exercise of march-in rights, would cause the Company to suffer a material adverse effect on its business, financial condition and viability.

                        b. On  March  12,  1997,  the  Company  entered  into  a
                           Research and Development Agreement with the University of Miami to provide scientific expertise in the identification and yeast and conduct sequencing of yeast genes for the development of sequencing databases. The contract is renewable annually and provides for the Company to pay the University of Miami approximately $17,000 each month for salaries of scientists and supplies.

                        c. On  June  1,  1998,   the  Company   entered  into  a
                           three-year cooperative research and development agreement with the Agricultural Research Services of the U.S. Department of Agriculture for the Development (ARS) of "Arrayed Probes for Rapid Identification of Yeasts." The Company is obligated to pay ARS $192,757 over the three year term of the

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 agreement for technical, supplies, and a maintenance contract for the DNA Sequencer. In addition, the Company is obligated to pay ARS 2% of net sales of the related products.

                        d. On July 1, 1999,  the  Company  entered  into a three
                           year employment agreement with the Chief Executive Officer/ President and Chairman of the Board of Directors of the Company for a base salary of
                           $125,000 and $132,750, respectively, per year. Pursuant to this agreement, the Company granted ten year options, vesting immediately, exercisable up to 180 days following the employment date to purchase 10,000 and 10,000, respectively, shares of common stock at an exercise price of $5.75. These agreements provide for a bonus as determined by the Board of Directors.

                        e. On January  17,  2000,  the Company  entered  into an
                           employment agreement with its President and Director of Business Development. The agreement provides for a term of two years with base annual salary of $125,000. Under the terms of the agreement, the executive is entitled to a performance bonus. In connection with this agreement, the Company issued 75,000 options to purchase the Company's common stock over three years beginning one year following the employment date at an exercise price of $7.25.

                        f.    Minimum  guaranteed lease payments the Company's
                           lease are as follows:

                          YEAR ENDING DECEMBER 31,                     AMOUNT

                          ----------------------------------------------------

                                2000                            $    169,000
                                2001                                 174,000
                                2002                                 179,000
                                2003                                 184,000
                                2004                                 190,000
                                Thereafter                           500,000
                          ----------------------------------------------------

                                                                $  1,396,000
                          ----------------------------------------------------


                           After five years the Company has the option to cancel its lease agreement for a cancellation fee equal to three months of the then monthly rent. In December of 1998, the Company renegotiated the lease reducing annual rental payments to approximately $164,000 and annual increases of 3%. Rent expense for 1999 and

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

                           1998 aggregated approximately $188,000 and $192,300, respectively.

                           The  Company   anticipates   purchasing   or  leasing
                           equipment of approximately $500,000 during 2001.

10.   STOCK BASED       At  December  31,  1999,  the  Company  has two  stock
      COMPENSATION      option plans which are  described  below.  The Company
                        applies APB Opinion 25,  "Accounting for Stock Issued to
                        Employees," and related Interpretations in accounting for the plan. Under APB Opinion 25, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized.

                        In August 1996, the Company adopted an Incentive Plan (the "Plan") under which 300,000 shares of common stock are reserved for issuance upon exercise of stock based awards including, non-qualified stock options, incentive stock options, stock appreciation rights or for issuance of restricted shares of common stock or other stock-based awards. The Plan is also authorized to issue short-term cash incentive awards. The Plan is currently administered by a plan administrator which consists of the Board of Directors, but may consist of such committees, officers and/or employees of the Company as the Board may so designate. The purchase price of each share of common stock purchased upon exercise of any option granted is as follows: i) Incentive stock options shall be equal to or greater than the fair market value of the common stock on the date of grant as required under Section 422 of the Internal Revenue Code, ii) Options granted to 10% holders and designated by the Plan Administrator as Incentive Stock Options shall be equal to or greater than 110% of the fair market value of the common stock on the date of grant as required under Section 422 of the Internal Revenue Code, iii) Non-employee director options shall be equal to or greater than the fair market value of the common stock on the date of the grant.

                        On December 31, 1999, the Company adopted a Stock Option Plan (the "1999 Plan") under which 400,000 shares of common stock are reserved for issuance upon exercise of stock based awards including, non-statutory stock options and incentive stock options. The 1999 Plan will be administered by a plan administrator which consists

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 of the Board of Directors, but may consist of such committees, officers and/or employees of the Company as the Board may so designate. The purchase price of each share of common stock purchases upon exercise of any option granted is as follows: i) incentive stock options shall be equal to or greater than the fair market value of the common stock on the date of grant as required under Section 422 of the Internal Revenue Code ii) incentive options granted to 10% holders shall be equal to or greater than 110% of the fair market value of the common stock on the date of grant as required under
                        Section 422 of the Internal Revenue Code.

                        FASB Statement 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net income (loss) and net income
                        (loss) per share as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in FASB Statement 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model based on the following assumptions:

                                  YEAR ENDED DECEMBER 31,                                1999                 1998
                                  -----------------------------------------------------------------------------------

                                  Risk free interest rate                        5.14 - 5.88%             4.4-5.4%
                                  Expected life                               4.83 - 10 years      1.5 to 10 years
                                  Expected volatility                                    .458          .500 - .568
                                  Dividend yield                                          0.0                  0.0

                                   Under  the  accounting  provisions  of FASB  Statement  123,  the
                                   Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                                                       1999                1998
                                  --------------------------------------------------------------------------------
                                  Net loss

                                      As reported                          $     (2,860,187)   $     (2,555,663)
                                      Pro forma                                  (3,115,187)         (2,822,676)

                                  Net loss per common share
                                      As reported                          $          (0.90)   $          (0.91)
                                      Pro forma                                       (0.98)              (1.01)


                        A summary of the status of the Company's fixed stock option plan and non-plan options as of December 31, 1999 and 1998 and changes during the years ended is presented below:

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

                                                                              DECEMBER 31,             DECEMBER 31,
                                                                                      1999                     1998
                                                                                      ----                 --------
                                                                                 WEIGHTED-                WEIGHTED-
                                                                                   AVERAGE                  AVERAGE
                                                                                  EXERCISE                 EXERCISE
                                                                   SHARES            PRICE   SHARES           PRICE
                                --------------------------------------------------------------------------------------

                                Outstanding at beginning of year   282,108         $ 10.05  345,000         $ 10.48
                                Granted                            37,995             6.33   21,608            7.76
                                Exercised                               -                -   (9,500)           5.00
                                Forfeited                          (3,453)            5.00  (75,000)          12.00
                                --------------------------------------------------------------------------------------

                                Outstanding at end of year         316,650            9.55  282,108           10.05
                                --------------------------------------------------------------------------------------

                                Options exercisable at year-end    316,650            9.55  202,166            9.73
                                Weighted-average fair value of
                                    options granted during the     37,995            $2.74   21,608           $2.78
                                year

                                --------------------------------------------------------------------------------------


                                   The  following  table  summarizes  information  about fixed stock options and non-plan options outstanding at December 31, 1999:

                                                  OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                                                                 WEIGHTED-
                                                        NUMBER     AVERAGE    WEIGHTED-         NUMBER    WEIGHTED-
                                 RANGE OF          OUTSTANDING   REMAINING      AVERAGE    EXERCISABLE      AVERAGE
                                 EXERCISE                   AT CONTRACTUAL     EXERCISE             AT     EXERCISE
                                 PRICES               12/31/99        LIFE        PRICE       12/31/99        PRICE
                                 -------------------------------------------------------------------------------------

                                 $5.00 - $12.00        316,650        6.14         9.55        316,650         9.55

                        On June 9, 2000, the Company granted the following options under the 1999 Stock Option Plan:

                        o To Mead M. McCabe, Sr., the Chairman of the Company, options to purchase up to 100,000 shares of common stock at an exercise price of $6.03 per share. These options vest one-third immediately and one-third on each of the second and third anniversaries of Mr. McCabe's 1999 employment agreement. These options may be exercised within ten years of the date of grant.

                        o To Mead M. McCabe, Jr., the Chief Executive Officer of the Company. Options to purchase up to 100,000 shares of common stock at an exercise price of $6.03 per share. These options vest one-third immediately and one-third on each of the second and third anniversaries of Mr. McCabe's

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999

                           1999 employment agreement. These options may be exercised within ten years of the date of grant.

                        o To Mark Burroughs, a director of the Company, options to purchase 17,500 shares of common stock at an exercise price of $6.03 per share, 12,000 of those options vest immediately and 6,000 vest in March 2001. These options may be exercised within ten years of the date of grant.

                        o To Jack Fell, a director of the Company, options to purchase 12,500 shares of common stock at an exercise price of $6.03 per share, 7,500 of these options vest immediately and 5,000 vest in March 2001. These options may be exercised within ten years of the date of grant.

                        o To Michael Foley, a director of the Company, options to purchase 10,000 shares of common stock at an exercise price of $6.03 per share. 5,000 of those options vest immediately and 5,000 vest in January 2001. These options may be exercised within ten years of the date of grant.

11.   SUBSEQUENT        Between  July  24 and  August  1,  2000,  the  Company
      EVENTS            borrowed   $1.2  million  from   thirty-five   private
      (UNAUDITED)       investors  from the sale of 48 Units,  consisting of a
                        convertible note and warrant. Those loans have an annual
                        interest  rate  of  12%  simple  interest,   payable  at
                        maturity. The loans are due December 31, 2000. Prior to the payment of the principal balance of the loan, each private investor may convert, at his option at anytime up to 30 days after the closing of an equity financing by the Company of $5 million or more, all amounts due into shares of common stock at a conversion rate of $3.00 per share. In addition, and in the event of a conversion, each private investor will receive for each Unit purchased warrants to purchase 8,300 shares of common stock at an exercise price of $6.00 per share and 8,300 shares of common stock at an exercise price of $7.10 per share. If no conversion occurs, then each private investor will receive for each Unit purchased warrants to purchase 5,000 shares of common stock at an exercise price of $6.60 per share and 5,000 shares of common stock at an exercise price of $8.00 per share.
                        Additionally, in the event of a default, each investor would be entitled to receive for each Unit purchased warrants to purchase 5,000 shares at an exercise price

                                                     Genetic Vectors, Inc.
                                                (A Development Stage Company)

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited with respect to the nine months ended September 30, 2000 and 1999 of $5.00 per share for each month that any amounts are outstanding under the note.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT GENETIC VECTORS, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                      -----------------------

This  prospectus  does  not  constitute  an  offer  to  sell,  or  a                            ----------------------
solicitation of an offer to buy any securities:
                                                                                                      PROSPECTUS

      O    except the common stock offered by this prospectus;
                                                                                                 ---------------------
      O    in any  jurisdiction  in which the offer or  solicitation
           is not authorized;

      O    in  any   jurisdiction   where   the   dealer   or  other
           salesperson  is  not  qualified  to  make  the  offer  or                       1,400,000 SHARES OF COMMON STOCK
           solicitation;

      O    to any  person to whom it is  unlawful  to make the offer
           or solicitation; or                                                                   MERCER PARTNERS, INC.

      O to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this  prospectus or any  accompanying  sale does not
imply that:                                                                                       DECEMBER ___, 2000

      O    there  have been no  changes  in the  affairs  of Genetic
           Vectors, Inc. after the date of this prospectus; or

      O the information contained in this prospectus is correct after the date of this prospectus.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our company's Articles of Incorporation and Bylaws provide that our company shall indemnify all officers and directors to the fullest extent permitted by law. In addition to these indemnification rights, officers and directors are entitled to indemnification under the Florida Business Corporation Act (the "FBCA").

         Pursuant to Section 607.0850(1) of the FBCA, our company may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of our company or is or was serving at the request of our company as a director, officer, employee, or agent of our company or is or was serving at the request of our company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Pursuant to Section 607.0850(2) of the FBCA, our company may indemnify any person, who was or is a party to any proceeding by or in the right of our company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of our company or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of our company, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) our company may purchase and maintain insurance on behalf of a director or officer of our company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not our company would have the power to indemnify him against such liabilities under Section 607.0850.

         Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of our company in a proceeding by or in the right of our company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to our company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of our company to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of our company, or willful misconduct; or (E) in a proceeding by or in the right of someone other than our company or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         In addition, the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriter to our company's directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act, under certain circumstances.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee               $ 2,800
NASD Filing Fee                                                   $ 1,500
Underwriter's Commission                                       $1,050,000
Printing and Engraving Expenses                                   $75,000
Accounting Fees and Expenses                                      $50,000
Legal Fees and Expenses                                          $146,700
Blue Sky Qualification Fees and Expenses                          $20,000
Transfer Agent Fees and Expenses                                  $ 3,500
Non-Accountable Expense Allowance                                $315,000
Consulting Agreement                                              $72,000
American Stock Exchange Listing Fee                               $36,500
                                                          ---------------

TOTAL                                                          $1,773,000
                                                          ===============

         All amounts except the Securities and Exchange Commission Registration Fee are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In June and August of 1998, we issued to Jim Drewitz an aggregate of 709 shares in exchange for consulting services valued by us at $6,000, based on the closing price on the date of grant. This offering was exempt from registration pursuant to Section 4(2) of the Securities Act.

         On September 8, 1998, we granted warrants to purchase 50,000 shares of our common stock at an exercise price of $6.00 per share to Sterling Technology Partners, Ltd. (the "Consultant") to assist us in obtaining additional financing. These warrants were immediately exercisable. The closing price of our common stock on September 8, 1998 was $9.125. This offering was exempt from registration pursuant to Section 4(2) of the Act.

         On November 2, 1998, we borrowed $150,000 from Patricia Gianone ($50,000 loan) and Jerome P. Seiden Revocable Trust dated April 4, 1993 ($100,000 loan) ("Loan No. 1"). The terms of Loan No. 1 provided for an annual interest rate of 12% which will increase 1% for each month that any portion of Loan No. 1 remains unpaid after April 1, 1999, up to the maximum rate permitted by law. Accrued interest is payable monthly beginning on April 1, 1999. The outstanding principal was due on November 2, 1999. We issued to the private investors warrants to purchase 15,000 shares of our common stock at an exercise price of $6.00 per share. These warrants may be exercised at any time before November 2, 2003. The closing price of our common stock on November 2, 1998 was $7.00. We are obligated to grant the private investors warrants to purchase an additional 2,500 shares of our common stock at an exercise price of $6.00 per share on April 1, 1999 and each month thereafter through October 1, 1999. On November 1, 1999 and each month thereafter that the loans are outstanding, we are obligated to grant the private investors warrants to purchase an additional 5,000 shares of common stock at an exercise price of $6.00. The proceeds of these loans have been used by us to fund our working capital needs. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. We are in default of this loan for failing to pay principal and interest when due.

         In addition, on November 2, 1998, in connection with Loan No. 1, we issued to the Consultant warrants to purchase 15,000 shares of our common stock at an exercise price of $6.00 per share. These warrants are immediately exercisable. This offering was exempt from registration pursuant to Section 4(2) of the Act.

         On January 19, 1999, we borrowed $163,500 from Capital Research Ltd. ("Loan No. 2"). The terms of Loan No. 2 provided for an annual interest rate of 12% that will increase 1% for each month that any portion of the loan remains unpaid after its due date, up to the maximum rate permitted by law. Accrued interest was payable quarterly in arrears beginning on April 19, 1999. The outstanding principal balance was due on January 19, 2000. On March 3, 2000, the private investor extended the due date of the principal and interest to June 30, 2000 and reduced the interest rate to 12% for the period of January 19, 2000 to June 30, 2000. On July 7, 2000, the private investor extended the due date of the principal and interest to September 30, 2000 and reduced the interest rate to 12% until September 30, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. In the event the loan is not repaid by December 31, 2000, the interest rate will increase to 16% retroactive to January 19, 2000. The loan is secured by substantially all of our assets. In addition, we issued the private investor warrants to purchase 50,000 shares of our common stock at an exercise price of $0.01 per share. These warrants were immediately exercisable. The closing price of our common stock on January 19, 1999 was $5.125. On March 3, 2000, in connection with the extension of the maturity date, these warrants were cancelled and we issued 50,000 shares of common stock to the private investor at no cost. On July 7, 2000, in connection with the extension of the maturity date, we reduced the exercise price of warrants to purchase 50,000 shares of common stock from $3.00 per share to $1.50 per share. We are obligated to grant the private investor warrants to purchase 150,000 shares at an exercise price of $5.50 per share upon the repayment of the loan or the closing on the sale of our securities in an aggregate amount of $1,500,000. Such additional warrants become exercisable on the fifth anniversary of the grant. The proceeds of this loan have already been expended by us to fund our working capital needs. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On March 9, 1999, we borrowed an additional $125,000 ("Loan No. 3") from Capital Research Ltd. The terms of Loan No. 3 provided for an annual interest rate of 12% which will increase 1% for each month that any portion of the loan remains unpaid after its due date, up to the maximum rate permitted by law. Accrued interest was payable quarterly in arrears beginning on April 19, 1999. The outstanding principal balance was due on January 19, 2000. On March 3, 2000, the private investor extended the due date of the principal and interest to June 30, 2000 and reduced the interest rate to 12% for the period of January 19, 2000 to June 30, 2000. On July 7, 2000, the private investor extended the due date of the principal and interest to September 30, 2000 and reduced the interest rate to 12% until September 30, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. In the event the loan is not repaid by December 31, 2000, the interest rate will increase to 16% retroactive to January 19, 2000. The loan is secured by substantially all of our assets. In addition, we issued the private investor warrants to purchase 50,000 shares of our common stock at an exercise price of $0.01 per share. These warrants were immediately exercisable. The closing price of our common stock on March 9, 1999 was $7.875. On March 3, 2000, in connection with the extension of the maturity date, these warrants were cancelled and we issued 50,000 shares of common stock to the private investor at no cost. We are obligated to grant the private investor warrants to purchase 50,000 shares of common stock at an exercise price of $3.00 per share upon the repayment of the loan or the closing on the sale of our securities in an aggregate amount of $1,500,000. On July 7, 2000, in connection with the extension of the maturity date, we reduced the exercise price of warrants to purchase 50,000 shares of common stock from $3.00 per share to $2.50 per share. Substantially all of the proceeds of this loan have been expended by us to fund our working capital needs. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         In connection with Loan No. 2 and Loan No. 3, we granted warrants to purchase 16,350 shares of our common stock on January 19, 1999 and 12,500 shares of our common stock on March 9, 1999 at an exercise price of $5.50 per share to the Consultant for helping us to locate the financing. These warrants were immediately exercisable. The closing price of our common stock was $5.125 and $7.875 on January 19, 1999 and March 9, 1999, respectively. This offering was exempt from registration pursuant to Section 4(2) of the Act.

         On April 19, 1999, we borrowed an additional $100,000 ("Loan No. 4") from Jack Surgent. This loan has an annual interest rate of 12%. Accrued interest was payable quarterly, commencing on June 1, 1999. The outstanding principal balance was due April 19, 2000. The loan is secured by substantially all of our assets. In addition, we issued the private investor warrants to purchase 25,000 shares of our common stock at an exercise price of $3.50 per share. These warrants were immediately exercisable. The closing price of our common stock on April 19, 1999 was $6.00. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. We are in default of this loan for failing to pay principal and interest when due. In connection with this loan, we granted warrants to purchase 10,000 shares of common stock at an exercise price of $3.50 per share to the Consultant for helping us to locate the financing.

         On May 10, 1999, we issued 225,000 shares of our common stock to Lancer Partners in exchange for $225,000. The private investor paid $1.00 per share for the 225,000 shares, or $4.75 per share less than the closing price of $5.75 per share on May 10, 1999. The proceeds from this offering were expended by us to fund our working capital needs. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On July 16, 1999, we issued 400,000 shares of our common stock to Lancer Partners (300,000 shares) and Jim Kelly (100,000 shares) in exchange for $400,000. These private investors paid $1.00 per share for the 400,000 shares, or $4.75 per share less than the closing price of $5.75 per share on July 16, 1999. The proceeds from this offering were expended by us to fund our working capital needs. In connection with this financing, we canceled warrants in connection with Loan No. 3 to purchase 100,000 shares of common stock at an exercise price of $5.50 per share and issued new warrants to purchase 100,000 shares of common stock at an exercise price of $3.00 per share. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On October 6, 1999, we borrowed an additional $200,000 ("Loan No. 5") from The Orbiter Fund, Ltd. The loan has an annual interest rate of 12%, accrued interest was payable quarterly, commencing January 19, 2000, which will increase one percent (1%) for each month that any portion of the loan remains unpaid after its due date. The outstanding principal balance was due on January 19, 2000. On March 3, 2000, the private investor extended the due date of the principal and interest to June 30, 2000. On July 7, 2000, the private investor extended the due date of the principal and interest to September 30, 2000 and reduced the interest rate to 12% until September 30, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. In the event the loan is not repaid by December 31, 2000, the interest rate will increase to 16% retroactive to January 19, 2000. The loan is secured by substantially all of our assets. In addition, we issued the private investor warrants to purchase 80,000 shares of our common stock at an exercise price of $.01 per share. These warrants were immediately exercisable. The closing price of our common stock on October 7, 1999 was $5.75. On March 3, 2000, in connection with the extension of the maturity date, these warrants were cancelled and we issued 50,000 shares of common stock to the private investor at no cost. On July 7, 2000, in connection with the extension of the maturity date, we reduced the exercise price of warrants to purchase 120,000 shares of common stock from $3.00 per share to $2.50 per share. In addition, when the loan is paid back or if $1.5 million is subsequently raised by us, we are obligated to issue warrants to purchase 150,000 shares of common stock at an exercise price of $3.00 per share. In connection with this loan, we granted warrants to purchase 20,000 shares of common stock on October 7, 1999 at an exercise price of $3.00 per share to the Consultant for helping us locate the financing. These warrants were exercisable immediately. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On November 19, 1999, we borrowed an additional $200,000 ("Loan No. 6") from The Orbiter Fund, Ltd. The loan has an annual interest rate of 12%, accrued interest was payable quarterly, commencing January 19, 2000, which will increase one percent (1%) for each month that any portion of the loan remains unpaid after its due date. The outstanding principal balance is due on January 19, 2000. On March 3, 2000, the private investor extended the due date of the principal and interest to June 30, 2000. On July 7, 2000, the private investor extended the due date of the principal and interest to September 30, 2000 and reduced the interest rate to 12% until September 30, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. In the event the loan is not repaid by December 31, 2000, the interest rate will increase to 16% retroactive to January 19, 2000. The loan is secured by substantially all of our assets. In addition, our company issued the private investor warrants to purchase 80,000 shares of common stock at an exercise price of $.01 per share. These warrants were immediately exercisable. The closing price of our common stock on November 19, 1999 was $6.00. On March 3, 2000, in connection with the extension of the maturity date, these warrants were cancelled and we issued 80,000 shares of common stock to the private investor. On July 7, 2000, in connection with the extension of the maturity date, we reduced the exercise price of warrants to purchase 120,000 shares of common stock from $3.00 per share to $2.50 per share. In addition, when the loan is paid back or if $1.5 million is subsequently raised, we are obligated to issue warrants to purchase 150,000 shares of our common stock at an exercise price of $3.00 per share. In connection with this loan, we granted warrants to purchase 20,000 shares of our common stock on November 19, 1999 at an exercise price of $3.00 per share to the Consultant for helping us locate the financing. These warrants were exercisable immediately. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On December 22, 1999, we borrowed an additional $300,000 ("Loan No. 7") from The Orbiter Fund, Ltd. The loan has an annual interest rate of 12%, accrued interest is payable quarterly, commencing on April 22, 2000, which will increase one percent (1%) for each month that any portion of the loan remains unpaid after its due date. The outstanding principal balance was due on April 22, 2000. On March 3, 2000, the private investor extended the due date of the principal and interest to June 30, 2000. On July 7, 2000, the private investor extended the due date of the principal and interest to September 30, 2000 and reduced the interest rate to 12% until September 30, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. In the event the loan is not repaid by December 31, 2000, the interest rate will increase to 16% retroactive to January 19, 2000. The loan is secured by substantially all of our assets. In addition, we issued the private investor warrants to purchase 120,000 shares of common stock at an exercise price of $1.00 per share. These warrants were immediately exercisable. The closing price of our common stock on December 22, 1999 was $5.25. In addition, when the loan is paid back or if $1.5 million is subsequently raised, we are obligated to issue warrants to purchase 150,000 shares of common stock at an exercise price of $3.00 per share. On July 7, 2000, in connection with the extension of the maturity date, we reduced the exercise price of warrants to purchase 120,000 shares of common stock from $3.00 per share to $2.50 per share. In connection with this loan, we granted to the Consultant warrants to purchase 30,000 shares of common stock at an exercise price of $3.00 per share for helping us locate the financing. These warrants are immediately exercisable. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On February 11, 2000, we borrowed $250,000 ("Loan No. 8") from The Orbiter Fund, Ltd. The loan has an annual interest rate of 12%, accrued interest is payable quarterly, commencing on its due date, which will increase one percent (1%) for each month that any portion of the loan remains unpaid after April 22, 2000. In addition, we issued the private investor warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share. These warrants were immediately exercisable. On March 3, 2000, the private investor extended the due date of the principal and interest to June 30, 2000. On July 7, 2000, the private investor extended the due date of the principal and interest to September 30, 2000 and reduced the interest rate to 12% until September 30, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. In the event the loan is not repaid by December 31, 2000, the interest rate will increase to 16% retroactive to January 19, 2000. The loan is secured by substantially all of our assets. The closing price of our common stock on February 11, 2000 was $7.25. In addition, when the loan is paid back or if $1.5 million is subsequently raised, we will issue warrants to purchase 125,000 shares of common stock at an exercise price of $3.00 per share. On July 7, 2000, in connection with the extension of the maturity date, we reduced the exercise price of warrants to purchase 120,000 shares of common stock from $3.00 per share to $2.50 per share. In connection with this loan, we granted to the Consultant warrants to purchase 25,000 shares of common stock at an exercise price of $3.00 per share for helping us locate the financing. These warrants are immediately exercisable. This offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On March 2, 2000, we borrowed $75,000 from John D. Higgins ("Loan No. 9"). The loan has an annual interest rate of 12%, simple interest, payable at maturity. This loan was due on August 30, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. Prior to the payment of the principal balance of the loan, the private investor may convert, at his option, all amounts due into shares of our common stock at a conversion rate of $5.00 per share. In addition, we issued the private investor warrants to purchase 7,500 shares of common stock at an exercise price of $6.20 per share. In the event of a default, this note is convertible into shares of common stock at a conversion rate of $3.00 per share. Additionally, in the event of a default, the investor would be entitled to warrants to purchase 750 shares at an exercise price of $5.00 per share for each month that any amounts are outstanding under the note. The offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On March 7, 2000, we borrowed $100,000 from Frederick & Company ("Loan No. 10"). The loan has an annual interest rate of 12%, simple interest, payable at maturity. This loan was due on September 5, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. Prior to the payment of the principal balance of the loan, the private investor may convert, at his option, all amounts due into shares of our common stock at a conversion rate of $5.00 per share. In addition, we issued the private investor warrants to purchase 10,000 shares of common stock at an exercise price of $6.20 per share. In the event of a default, this note is convertible into shares of common stock at a conversion rate of $3.00 per share. Additionally, in the event of a default, the investor would be entitled to warrants to purchase 1,000 shares at an exercise price of $5.00 per share for each month that any amounts are outstanding under the note. The offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On April 4, 2000, we borrowed $100,000 from Donald Heap ("Loan No. 11"). The loan has an annual interest rate of 12%, simple interest, payable at maturity. This loan was due on October 3, 2000. On October 4, 2000, the investor extended the due date of the principal and interest to December 31, 2000. Prior to the payment of the principal balance of the loan, the private investor may convert, at his option, all amounts due into shares of our common stock at a conversion rate of $5.00 per share. In addition, we issued the private investor warrants to purchase 10,000 shares of common stock at an exercise price of $6.20 per share. In the event of a default, this note is convertible into shares of common stock at a conversion rate of $3.00 per share. Additionally, in the event of a default, the investor would be entitled to warrants to purchase 1,000 shares at an exercise price of $5.00 per share for each month that any amounts are outstanding under the note. The offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On May 8, 2000, we borrowed $100,000 ("Loan No. 12") and on May 26, 2000 we borrowed $500,000 from Jim Kelly ("Loan No. 13"). These loans have an annual interest rate of 12%, simple interest, payable at maturity. The maturity dates on these loans have been extended to December 31, 2000. Prior to the payment of the principal balance of the loan, the private investor may convert, at his option at anytime up to 30 days after the closing of an equity financing by our company of $5 million or more, all amounts due into shares of our common stock at a conversion rate of $3.00 per share. In addition, and in the event of a conversion, the private investor will receive warrants to purchase (a) 33,333 (Loan No. 12) and 166,665 (Loan No. 13) shares of common stock at an exercise price of $6.00 per share and (b) 33,333 (Loan No. 12) and 166,665 (Loan No. 13) shares of common stock at an exercise price of $7.10 per share. If no conversion occurs, then the private investor will receive warrants to purchase (a) 20,000 (Loan No. 12) and 100,000 (Loan No. 13) shares of common stock at an exercise price of $6.60 per share and (b) 20,000 (Loan No. 12) and 100,000 (Loan No. 13) shares of common stock at an exercise price of $8.00 per share. Additionally, in the event of a default, the investor would be entitled to warrants to purchase
(a) 10,000 (Loan No. 12) and (b) 10,000 (Loan No. 13) shares of common stock at an exercise price of $5.00 per share for each month that any amounts are outstanding under the note. The offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         On June 9, 2000, we borrowed $50,000 ("Loan No. 14") from Michael and Lois Halbert. This loan has an annual interest rate of 12%, simple interest, payable at maturity. The loan is due on December 31, 2000. Prior to the payment of the principal balance of the loan, the private investor may convert, at his option at anytime up to 30 days after the closing of an equity financing by our company of $5 million or more, all amounts due into shares of our common stock at a conversion rate of $3.00 per share. In addition, and in the event of a conversion, the private investor will receive warrants to purchase 16,665 shares of common stock at an exercise price of $6.00 per share and 16,665 shares of common stock at an exercise price of $7.10 per share. If no conversion occurs, then the private investors will receive warrants to purchase 10,000 shares of common stock at an exercise price of $6.60 per share and 10,000 shares of common stock at an exercise price of $8.00 per share. Additionally, in the event of a default, the investor would be entitled to warrants to purchase 5,000 shares at an exercise price of $5.00 per share for each month that any amounts are outstanding under the note. The offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

         Between July 24 and August 1, 2000, we borrowed $1,200,000 ("Loan No. 14") from thirty-five private investors from the sale of 48 Units, consisting of a convertible note and warrant. These loans have an annual interest rate of 12%, simple interest, payable at maturity. The loans are due on December 31, 2000. Prior to the payment of the principal balance of the loan, each private investor may convert, at his option at anytime up to 30 days after the closing of an equity financing by our company of $5 million or more, all amounts due into shares of our common stock at a conversion rate of $3.00 per share. In addition, and in the event of a conversion, each private investor will receive for each Unit purchased warrants to purchase 8,333 shares of common stock at an exercise price of $6.00 per share and 8,333 shares of common stock at an exercise price of $7.10 per share. If no conversion occurs, then each private investor will receive for each Unit purchased warrants to purchase 5,000 shares of common stock at an exercise price of $6.60 per share and 5,000 shares of common stock at an exercise price of $8.00 per share. Additionally, in the event of a default, each investor would be entitled to receive for each Unit purchased warrants to purchase 2,500 shares at an exercise price of $5.00 per share for each month that any amounts are outstanding under the note. The offering was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. The names of the thirty-five private investors are David
A. Brady, Jr., Tom Vinson, John W. McGriff, James Lasbury Mitchell III, C. Frank Foster, Jr., Anthony Balsamo, Jim Avramovich, Dewayne Truitt, Herman A. Vonhof, Scott Davis, Dr. Will Brantley, Arthur Dietz, Leo Thompson, L. Scott Stankavage, Ben Biacchino, Robert L. Stanley, Michael Chatham, Anthony Byrne, Ralph Anderson III, Bryan Carr, George Levin, Richard Wunderlich, J.R. Frangipane, James Leiferman, Mark Spector, James Owen, Robert Stranger, The Estate of Milton Smithloff, Robert Benninger Jr., Bruce Rothmann, Joseph J. Steinkirchner, Jeffrey Rinde, Will Hendrick, Mark Jesuroga and Thomas Johnston.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                     (a) The following exhibits are filed as part of this registration statement:

 EXHIBIT
   NO.            DESCRIPTION                                        LOCATION
   ---            -----------                                        --------
      1.1         Form of Underwriting Agreement between Mercer      Incorporated by reference to Exhibit No. 1.1 to the
                  Partners, Inc. and the Company                     Registration Statement on Form SB-2 filed with the
                                                                     Securities and Exchange Commission on October 20, 2000

      1.2         Form of Consulting Agreement between Mercer        Incorporated by reference to Exhibit No. 1.2 to the
                  Partners, Inc. and the Company                     Registration Statement on Form SB-2 filed with the
                                                                     Securities and Exchange Commission on October 24, 2000

      1.3         Form of Selected Dealers Agreement between         Incorporated by reference to Exhibit No. 1.3 to the
                  Mercer Partners, Inc. and the Company              Registration Statement on Form SB-2 filed with the
                                                                     Securities and Exchange Commission on October 20, 2000

      1.4         Form of Agreement among Underwriters               Incorporated by reference to Exhibit No. 1.4 to the
                                                                     Registration Statement on Form SB-2 filed with the
                                                                     Securities and Exchange Commission on October 20, 2000

      1.5         Form of Underwriter's Warrant from the Company     Incorporated by reference to Exhibit No. 1.5 to the
                  to Mercer Partners, Inc.                           Registration Statement on Form SB-2 filed with the
                                                                     Securities and Exchange Commission on October 20, 2000

      2.1         Stock Purchase Agreement dated as                  Incorporated by  reference  to Exhibit  2.1 to
                  of January 15, 2000, among the Company             Registrant's  Current Report on Form 8-K filed
                  and shareholders of DNA Sciences, Inc.             with the SEC on February 14, 2000



      3.1         Articles of Incorporation of the Company, as       Incorporated by reference to Exhibit No. 3.1 to
                  amended                                            Registrant's Registration Statement (the "Registration
                                                                     Statement") on Form SB-2 (Registration Number
                                                                     333-5530-A)

      3.2         By-laws of the Company                             Incorporated by reference to Exhibit No. 3.2 to the
                                                                     Registration Statement


      3.3         Amendment to By-Laws of the Company                Incorporated by reference to Exhibit No. 3.3 to the
                                                                     Annual Report on Form 10-KSB for the year ended
                                                                     December 31, 1999

      4.1         Form of Common Stock certificate                   Incorporated by reference to Exhibit No. 4.1 to the
                                                                     Registration Statement


      4.2         Form of Underwriters' Warrant                      Incorporated by reference to Exhibit No. 4.2 to the
                                                                     Registration Statement


      4.3         Form of 1996 Incentive Plan                        Incorporated by reference to Exhibit No. 4.3 to the
                                                                     Registration Statement


      4.4         Form of 1999 Stock Option Plan                     Incorporated by reference to Exhibit No. 4.4 to the
                                                                     Annual Report on Form 10-KSB for the year ended
                                                                     December 31, 1999




                                      II-7

 EXHIBIT
   NO.            DESCRIPTION                                        LOCATION
   ---            -----------                                        --------

      5.1         Opinion re: Legality                               Incorporated  by  reference  to Exhibit  No. 5.1 to the
                                                                     Registration  Statement  on Form  SB-2  filed  with the
                                                                     Securities and Exchange Commission on August 24, 2000

      10.1        License Agreement dated September 7, 1990          Incorporated by reference to Exhibit No. 10.1 to the
                  between the University of Miami and its School     Registration Statement
                  of Medicine and ProVec, Inc.

      10.2        Assignment of License Agreement dated January      Incorporated by reference to Exhibit No. 10.2 to the
                  20, 1992 between ProVec, Inc. and EpiDNA, Inc.     Registration Statement

      10.3        Agreement between University of Miami and its      Incorporated by reference to Exhibit No. 10.3 to the
                  School of Medicine and the Company dated August    Registration Statement
                  21, 1996

      10.4        Employment Agreement dated August 15, 1996         Incorporated by reference to Exhibit No. 10.4 to the
                  between Mead M. McCabe, Sr. and the Company        Registration Statement

      10.5        Stock Option Addendum to Employment Agreement      Incorporated by reference to Exhibit No. 10.5 to the
                  dated August 15, 1996 between Mead M. McCabe,      Registration Statement
                  Sr. and the Company

      10.6        Stock Option Addendum to Employment Agreement      Incorporated by reference to Exhibit No. 10.7 to the
                  dated August 15, 1996 between Mead M. McCabe,      Registration Statement
                  Sr. and the Company

      10.7        Consulting Agreement dated June 19, 1996 between   Incorporated by reference to Exhibit No. 10.10 to the
                  James A. Joyce and the Company                     Registration Statement

      10.8        Letter Agreement dated December 16, 1994 among     Incorporated by reference to Exhibit No. 10.11 to the
                  Nyer Medical Group, Inc., the Company, Mead M.     Registration Statement
                  McCabe, Sr. And Mead M. McCabe, Jr.

      10.9        Investors Finders Agreement dated June 9, 1994     Incorporated by reference to Exhibit No. 10.12 to the
                  among Nyer Medical Group, Inc., and the Company    Registration Statement
                  and Gulf American Trading Company

     10.10        Industrial Real Estate Lease dated June 12, 1997   Incorporated by reference to Exhibit No. 10.13 to the
                  among the Company and Jetex Group, Inc.            Company's Quarterly Report on Form 10-QSB for the
                                                                     Quarter ended June 30, 1997

     10.11        Letter from University of Miami dated April 8,     Incorporated by reference to Exhibit No. 10.12 to the
                  1998                                               Company's Annual Report on Form 10-KSB for the year
                                                                     ended December 31, 1997

     10.12        Promissory Note dated as of November 2, 1998 in    Incorporated by reference to Exhibit No. 10.13 to the
                  the Original Principal Amount of $50,000 given     Company's Annual Report on Form 10-KSB for the year
                  by the Company to Ms. Patricia A. Gionone          ended December 31, 1998



                                      II-8

 EXHIBIT
   NO.            DESCRIPTION                                        LOCATION
   ---            -----------                                        --------

     10.13        Common Stock Purchase Warrant No. W-2 dated  as    Incorporated by reference to Exhibit No. 10.14 to the
                  of November 2, 1998 granted by the Company to      Company's Annual Report on Form 10-KSB for the year
                  Ms. Patricia A. Gionone                            ended December 31, 1998

     10.14        Promissory Note dated as of November 2, 1998       Incorporated  by  reference to Exhibit No. 10.15 to the
                  in the Original  Principal Amount of $100,000      Company's  Annual  Report on Form  10-KSB  for the year
                  given by the  Company to Jerome P. Seiden          ended December 31, 1998
                  Irrevocable Trust Dated April 22, 1998

     10.15        Common Stock Purchase Warrant No. W-1 dated  as    Incorporated by reference to Exhibit No. 10.16 to the
                  of November 2, 1998 granted by the Company to      Company's Annual Report on Form 10-KSB for the year
                  Jerome P. Seiden Irrevocable Trust Dated April     ended December 31, 1998
                  22, 1998

     10.16        Common Stock Purchase Warrant No. W-5 dated as     Incorporated by reference to Exhibit No. 10.17 to the
                  of September 3, 1998 granted by the Company to     Company's Annual Report on Form 10-KSB for the year
                  Sterling Technology Partners, Ltd.                 ended December 31, 1998

     10.17        Common Stock Purchase Warrant No. W-4 dated  as    Incorporated by reference to Exhibit No. 10.18 to the
                  of January 19, 1999 granted by the Company to      Company's Annual Report on Form 10-KSB for the year
                  Sterling Technology Partners, Ltd.                 ended December 31, 1998

     10.18        Common Stock Purchase Warrant No. W-7 dated  as    Incorporated by reference to Exhibit No. 10.19 to the
                  of March 9, 1999 granted by the Company to         Company's Annual Report on Form 10-KSB for the year
                  Sterling Technology Partners, Ltd.                 ended December 31, 1998

     10.19        Common Stock Purchase Warrant No. W-3 dated as     Incorporated by reference to Exhibit No. 10.20 to the
                  of January 19, 1999 granted by the Company to      Company's Annual Report on Form 10-KSB for the year
                  Capital Research, Ltd.                             ended December 31, 1998

     10.20        Promissory Note dated as of January 19, 1999 in    Incorporated by reference to Exhibit No. 10.21 to the
                  the Original Principal Amount of $163,500 given    Company's Annual Report on Form 10-KSB for the year
                  by the Company to Capital Research, Ltd.           ended December 31, 1998

     10.21        Pledge and Security Agreement dated as of          Incorporated by reference to Exhibit No. 10.22 to the
                  January 19, 1999 between the Company and Capital   Company's Annual Report on Form 10-KSB for the year
                  Research, Ltd.                                     ended December 31, 1998

     10.22        Registration Rights Agreement dated as of          Incorporated by reference to Exhibit No. 10.23 to the
                  January 19, 1999 between the Company and Capital   Company's Annual Report on Form 10-KSB for the year
                  Research, Ltd.                                     ended December 31, 1998

     10.23        Promissory  Note dated as of March 9, 1999 in      Incorporated by reference to Exhibit No. 10.24 to the
                  the Original Principal Amount of $125,000 given    Company's Annual Report on Form 10-KSB for the year
                  by the Company  to Capital Research, Ltd.          ended December 31, 1998

     10.24        Common Stock Purchase Warrant No. W-6 dated as     Incorporated by reference to Exhibit No. 10.25 to the
                  of March 9, 1999 granted by the Company to         Company's Annual Report on Form 10-KSB for the year
                  Capital Research, Ltd.                             ended December 31, 1998

     10.25        Registration Rights Agreement dated as of March    Incorporated by reference to Exhibit No. 10.26 to the
                  9, 1999 between the Company and Capital            Company's Annual Report on Form 10-KSB for the year
                  Research, Ltd.                                     ended December 31, 1998



                                      II-9

 EXHIBIT
   NO.            DESCRIPTION                                        LOCATION
   ---            -----------                                        --------

     10.26        Executive Employment Agreement, together with      Incorporated by reference to Exhibit 10.26 to the
                  Stock Option Addendum, dated as of July 1, 1999    Company's Annual Report on Amendment No. 1 to the Form
                  between Mead M. McCabe, Jr. and the Company        10 KSB for the year ended December 31, 1998

     10.27        Executive Employment Agreement, together with      Incorporated by reference to Exhibit 10.27 to the
                  Stock Option Addendum, dated as of July 1, 1999    Company's Annual Report on Amendment No. 1 to the Form
                  between Mead M. McCabe, Sr. and the Company        10 KSB for the year ended December 31, 1998

     10.28        Executive Employment Agreement, together with      Incorporated by reference to Exhibit No. 10.29 to the
                  Stock Option Addendum, dated as of January 17,     Annual Report on Form 10-KSB for the year ended
                  2000 between Eric Wilkinson and the Company        December 31, 1999

     10.29        Promissory  Note  dated as of April  19,  1999     Incorporated  by  reference to Exhibit No. 10.30 to the
                  in the Original  Principal  Amount of $100,000     Annual  Report  on  Form  10-KSB  for  the  year  ended
                  given by the Company to Jack Surgent               December 31, 1999

     10.30        Registration  Rights  Agreement dated as of April  Incorporated  by  reference to Exhibit No. 10.31 to the
                  19, 1999 between the Company and Jack Surgent      Annual  Report  on  Form  10-KSB  for  the  year  ended
                                                                     December 31, 1999

     10.31        Common Stock  Purchase  Warrant dated as of April  Incorporated  by  reference to Exhibit No. 10.32 to the
                  19, 1999 granted by the Company to Jack Surgent    Annual  Report  on  Form  10-KSB  for  the  year  ended
                                                                     December 31, 1999

     10.32        Promissory  Note  dated as of  October 6, 1999     Incorporated  by  reference to Exhibit No. 10.33 to the
                  in the Original  Principal  Amount of $200,000     Annual  Report  on  Form  10-KSB  for  the  year  ended
                  given by the Company to Orbiter Fund, Ltd.         December 31, 1999

     10.33        Pledge and Security Agreement dated as of          Incorporated  by  reference to Exhibit No. 10.34 to the
                  October 6, 1999 between the Company and            Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.34        Registration Rights Agreement dated as of          Incorporated  by  reference to Exhibit No. 10.35 to the
                  October 6, 1999  between  the Company and          Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.35        Common Stock Purchase Warrant dated as of          Incorporated  by  reference to Exhibit No. 10.36 to the
                  October 6, 1999 granted by the Company to          Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.36        Promissory Note dated as of November 19, 1999     Incorporated  by  reference to Exhibit No. 10.37 to the
                  in the Original Principal Amount of $200,000      Annual  Report  on  Form  10-KSB  for  the  year  ended
                  given by the Company to Orbiter Fund, Ltd.        December 31, 1999

     10.37        Pledge and Security Agreement dated as of         Incorporated  by  reference to Exhibit No. 10.38 to the
                  November 19, 1999 between the Company and         Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                December 31, 1999



                                      II-10

 EXHIBIT
   NO.            DESCRIPTION                                        LOCATION
   ---            -----------                                        --------

     10.38        Registration Rights Agreement dated as of          Incorporated  by  reference to Exhibit No. 10.39 to the
                  November 19, 1999 between the Company and          Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.39        Common Stock Purchase Warrant dated as of          Incorporated  by  reference to Exhibit No. 10.40 to the
                  December 22, 1999 granted by the Company to        Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.40        Promissory  Note dated as of November 19, 1999     Incorporated  by  reference to Exhibit No. 10.41 to the
                  in the Original  Principal  Amount of $300,000     Annual  Report  on  Form  10-KSB  for  the  year  ended
                  given by the Company to Orbiter Fund, Ltd.         December 31, 1999

     10.41        Pledge and Security Agreement dated as of          Incorporated  by  reference to Exhibit No. 10.42 to the
                  December 22, 1999 between  the Company and         Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.42        Registration Rights Agreement dated as of          Incorporated  by  reference to Exhibit No. 10.43 to the
                  December 22, 1999 between the Company and          The  Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.43        Common Stock Purchase Warrant dated as of          Incorporated  by  reference to Exhibit No. 10.44 to the
                  December 22, 1999 granted by the Company           The  Annual  Report  on  Form  10-KSB  for  the  year  ended
                  to Orbiter Fund, Ltd.                              December 31, 1999

     10.44        Promissory Note dated as of February, 2000         Incorporated  by  reference to Exhibit No. 10.45 to the
                  in the Original Principal Amount of $250,000       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  given by the Company to The Orbiter Fund, Ltd.     December 31, 1999

     10.45        Pledge and Security Agreement dated as of          Incorporated  by  reference to Exhibit No. 10.46 to the
                  February,   2000 between the Company and           The  Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.46        Registration Rights Agreement dated as  of         Incorporated  by  reference to Exhibit No. 10.47 to the
                  February,   2000 between the Company and           The  Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.47        Stock Purchase Agreement dated as of January       Incorporated  by  reference to Exhibit No. 10.48 to the
                  17, 2000 among the Company, DNA Sciences, Inc.     Annual  Report  on  Form  10-KSB  for  the  year  ended
                  and to the shareholders of DNA Sciences, Inc.      December 31, 1999

     10.48        Common Stock Purchase Warrant dated as of          Incorporated  by  reference to Exhibit No. 10.49 to the
                  February,  2000 given by the Company to            The  Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                 December 31, 1999

     10.49        Convertible Promissory Note dated as of            Incorporated by  reference to Exhibit No. 10.50
                  March 2, 2000 in the Original Principal            Annual Report on Form 10-KSB for the year ended
                  Amount of $75,000 given by the Company             December 31, 1999
                  to Jack Higgins



                                     II-11

 EXHIBIT
   NO.            DESCRIPTION                                        LOCATION
   ---            -----------                                        --------

     10.50        Common Stock Purchase Warrant dated as of       Incorporated by reference to Exhibit No.
                  March 2, 2000 between the Company and Jack      10.51 to the Annual Report on Form 10-KSB for
                  Higgins                                         the year ended December 31, 1999

     10.51        Convertible Promissory Note dated as of         Incorporated by reference to Exhibit No. 10.52
                  March 7, 2000 in the Original Principal         to the Annual Report on Form 10-KSB for the
                  Amount of $100,000 given by the Company to      year ended December 31, 1999
                  Frederick & Company

     10.52        Common Stock Purchase Warrant dated as of       Incorporated by reference to Exhibit No. 10.53
                  March 7, 2000 between the Company and           to the Annual Report on Form 10-KSB for the
                  Frederick & Company                             year ended December 31, 1999

     10.53        Convertible Promissory Note in the              Incorporated by reference to Exhibit No. 10.54
                  Original Principal Amount of $100,000           to the Annual Report on Form 10-KSB for the
                  dated as of May 8, 2000 between the             year ended December 31, 1999
                  Company and Jim Kelly.

     10.54        Common Stock Purchase Warrant dated as of       Incorporated by reference to Exhibit No. 10.55
                  May 8, 2000 between the Company and Jim         to the Annual Report on Form 10-KSB for the
                  Kelly.                                          year ended December 31, 1999

     10.55        Convertible Promissory Note in the              Incorporated by reference to Exhibit No. 10.56
                  Original Principal Amount of $500,000           to the Annual Report on Form 10-KSB for the
                  dated as of May 26, 2000 between the            year ended December 31, 1999
                  Company and Jim Kelly.

     10.56        Common Stock Purchase Warrant dated as of       Incorporated by reference to Exhibit No. 10.57
                  May 26, 2000 between the Company and Jim        to the Annual Report on Form 10-KSB for the
                  Kelly.                                          year ended December 31, 1999

     10.57        Convertible Promissory Note in the              Incorporated by reference to Exhibit 10.57 to
                  Original Principal Amount of $100,000           the Quarterly Report on Form 10-QSB for the
                  dated as of April 4, 2000 between the           three months ended March 31, 2000
                  Company and Donald Heap.

     10.58        Common Stock Purchase Warrant No. W-18          Incorporated by reference to Exhibit 10.58 to
                  dated as of April 4, 2000 between the           the Quarterly Report on Form 10-QSB for the
                  Company and Donald Heap.                        three months ended March 31, 2000

     10.59        Convertible Promissory Note in the              Incorporated by reference to Exhibit 10.59 to
                  Original Principal Amount of $50,000 dated      the Quarterly Report on Form 10-QSB for the
                  as of June 9, 2000 between the Company and      three months ended March 31, 2000
                  Michael and Lois Halbert

     10.60        Common Stock Purchase Warrant dated as of       Incorporated by reference to Exhibit 10.60 to
                  June 9, 2000 between the Company and            the Quarterly Report on Form 10-QSB for the
                  Michael and Lois Halbert                        three months ended March 31, 2000

     10.61        Common Stock Purchase Warrant No. W-12          Incorporated by reference to Exhibit 10.61 to
                  dated as of October 6, 1999 between the         the Quarterly Report on Form 10-QSB for the
                  Company and Sterling Technology Partners,       three months ended March 31, 2000
                  Ltd.


                                     II-12

 EXHIBIT
   NO.            DESCRIPTION                                        LOCATION
   ---            -----------                                        --------

     10.62        Common Stock Purchase Warrant No. W-13          Incorporated by reference to Exhibit 10.62 to
                  dated as of December 22, 1999 between the       the Quarterly Report on Form 10-QSB for the
                  Company and Sterling Technology Partners,       three months ended March 31, 2000
                  Ltd.

      11.         Statement re: computation of earnings           Not applicable

      18.         Letter on change in accounting principles       Not applicable

      21.         Subsidiaries of the Registrant                  Incorporated by reference to Exhibit No. 21 to
                                                                  the Registration Statement on Form SB-2 filed
                                                                  with the Securities and Exchange Commission on
                                                                  August 24, 2000

      22.         Published report regarding matters              Not applicable
                  submitted to Vote

     23.1         Consent of Independent Accountant               Provided herewith

     23.2         Consent of Counsel                              Incorporated by reference to Exhibit No. 23.2
                                                                  to the Registration Statement on Form SB-2
                                                                  filed with the Securities and Exchange
                                                                  Commission on August 24, 2000

      24.         Power of Attorney                               Not applicable

      27.         Financial Data Schedule                         Provided herewith


ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                               (i)        Include  any  prospectus  required  by
Sections 10(a)(3) of the Securities Act;

                               (ii)       To reflect in the prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               (iii)      To include  any  material  information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

                     (3)       To  remove  from   registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

                     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the BONA FIDE offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Miami, Florida, on December 6, 2000.

                         GENETIC VECTORS, INC.

                         By:       /s/ Mead M. McCabe, Jr.
                            ---------------------------------------------------
                                   Name:   Mead M. McCabe, Jr.
                                   Title:  Chief Executive Officer and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                         TITLE                                                      DATE
---------                                         -----                                                      ----

/s/ Mead M. McCabe, Jr.                                                                                      December 6, 2000
------------------------------------------
Mead M. McCabe, Jr.                               Chief Executive Officer, Secretary, Chief Financial
                                                  Officer, Director

/s/ Mead M. McCabe, Sr.                                                                                      December 6, 2000
------------------------------------------
Mead M. McCabe, Sr.                               Chairman of the Board of Directors (Principal
                                                  Executive Officer)

/s/ Eric Wilkinson                                                                                           December 6, 2000
-------------------------------
Eric Wilkinson                                    President and Director


/s/ Mark E. Burroughs                                                                                        December 6, 2000
------------------------------------------
Mark E. Burroughs                                 Director


/s/ Michael C. Foley                                                                                         December 6, 2000
-------------------------------
Michael C. Foley                                  Director



                                INDEX TO EXHIBITS

 EXHIBIT
   NO.            DESCRIPTION                                             LOCATION
   ---            -----------                                             --------
     1.1          Form of Underwriting Agreement between Mercer           Incorporated by reference to Exhibit No. 1.1 to the
                  Partners, Inc. and the Company                          Registration Statement on Form SB-2 filed with the
                                                                          Securities and Exchange Commission on October 20, 2000

     1.2          Form of Consulting Agreement between Mercer             Incorporated by reference to Exhibit No. 1.2 to the
                  Partners, Inc. and the Company                          Registration Statement on Form SB-2 filed with the
                                                                          Securities and Exchange Commission on October 24, 2000

     1.3          Form of Selected Dealers Agreement between              Incorporated by reference to Exhibit No. 1.3 to the
                  Mercer Partners, Inc. and the Company                   Registration Statement on Form SB-2 filed with the
                                                                          Securities and Exchange Commission on October 20, 2000

     1.4          Form of Agreement among Underwriters                    Incorporated by reference to Exhibit No. 1.4 to the
                                                                          Registration Statement on Form SB-2 filed with the
                                                                          Securities and Exchange Commission on October 20, 2000

     1.5          Form of Underwriter's Warrant from the Company          Incorporated by reference to Exhibit No. 1.5 to the
                  to Mercer Partners, Inc.                                Registration Statement on Form SB-2 filed with the
                                                                          Securities and Exchange Commission on October 20, 2000

     2.1          Stock Purchase Agreement dated as of January 15,        Incorporated by reference to Exhibit 2.1 to
                  2000, among the Company and shareholders of DNA         Registrant's Current Report on Form 8-K filed with the
                  Sciences, Inc.                                          SEC on February 14, 2000

     3.1          Articles of Incorporation of the Company, as            Incorporated by reference to Exhibit No. 3.1 to
                  amended                                                 Registrant's Registration Statement (the "Registration
                                                                          Statement") on Form SB-2 (Registration Number
                                                                          333-5530-A)

     3.2          By-laws of the Company                                  Incorporated by reference to Exhibit No. 3.2 to the
                                                                          Registration Statement

     3.3          Amendment to By-Laws of the Company                     Incorporated by reference to Exhibit No. 3.3 to the
                                                                          Annual Report on Form 10-KSB for the year ended
                                                                          December 31, 1999

     4.1          Form of Common Stock certificate                        Incorporated by reference to Exhibit No. 4.1 to the
                                                                          Registration Statement

     4.2          Form of Underwriters' Warrant                           Incorporated by reference to Exhibit No. 4.2 to the
                                                                          Registration Statement

     4.3          Form of 1996 Incentive Plan                             Incorporated by reference to Exhibit No. 4.3 to the
                                                                          Registration Statement

     4.4          Form of 1999 Stock Option Plan                          Incorporated by reference to Exhibit No. 4.4 to the
                                                                          Annual Report on Form 10-KSB for the year ended
                                                                          December 31, 1999


 EXHIBIT
   NO.            DESCRIPTION                                             LOCATION
   ---            -----------                                             --------
     5.1          Opinion re: Legality                                    Incorporated  by  reference  to Exhibit  No. 5.1 to the
                                                                          Registration  Statement  on Form  SB-2  filed  with the
                                                                          Securities and Exchange Commission on August 24, 2000

     10.1         License Agreement dated September 7, 1990               Incorporated by reference to Exhibit No. 10.1 to the
                  between the University of Miami and its School          Registration Statement
                  of Medicine and ProVec, Inc.

     10.2         Assignment of License Agreement dated January           Incorporated by reference to Exhibit No. 10.2 to the
                  20, 1992 between ProVec, Inc. and EpiDNA, Inc.          Registration Statement

     10.3         Agreement between University of Miami and its           Incorporated by reference to Exhibit No. 10.3 to the
                  School of Medicine and the Company dated August         Registration Statement
                  21, 1996

     10.4         Employment Agreement dated August 15, 1996              Incorporated by reference to Exhibit No. 10.4 to the
                  between Mead M. McCabe, Sr. and the Company             Registration Statement

     10.5         Stock Option Addendum to Employment Agreement           Incorporated by reference to Exhibit No. 10.5 to the
                  dated August 15, 1996 between Mead M. McCabe,           Registration Statement
                  Sr. and the Company

     10.6         Stock Option Addendum to Employment Agreement           Incorporated by reference to Exhibit No. 10.7 to the
                  dated August 15, 1996 between Mead M. McCabe,           Registration Statement
                  Sr. and the Company

     10.7         Consulting Agreement dated June 19, 1996 between        Incorporated by reference to Exhibit No. 10.10 to the
                  James A. Joyce and the Company                          Registration Statement

     10.8         Letter Agreement dated December 16, 1994 among          Incorporated by reference to Exhibit No. 10.11 to the
                  Nyer Medical Group, Inc., the Company, Mead M.          Registration Statement
                  McCabe, Sr. And Mead M. McCabe, Jr.

     10.9         Investors Finders Agreement dated June 9, 1994          Incorporated by reference to Exhibit No. 10.12 to the
                  among Nyer Medical Group, Inc., and the Company         Registration Statement
                  and Gulf American Trading Company

     10.10        Industrial Real Estate Lease dated June 12, 1997        Incorporated by reference to Exhibit No. 10.13 to the
                  among the Company and Jetex Group, Inc.                 Company's Quarterly Report on Form 10-QSB for the
                                                                          Quarter ended June 30, 1997

     10.11        Letter from University of Miami dated April 8,          Incorporated by reference to Exhibit No. 10.12 to the
                  1998                                                    Company's Annual Report on Form 10-KSB for the year
                                                                          ended December 31, 1997

     10.12        Promissory Note dated as of November 2, 1998 in         Incorporated by reference to Exhibit No. 10.13 to the
                  the Original Principal Amount of $50,000 given          Company's Annual Report on Form 10-KSB for the year
                  by the Company to Ms. Patricia A. Gionone               ended December 31, 1998


                                       2

 EXHIBIT
   NO.            DESCRIPTION                                             LOCATION
   ---            -----------                                             --------
     10.13        Common Stock Purchase Warrant No. W-2 dated  as         Incorporated by reference to Exhibit No. 10.14 to the
                  of November 2, 1998 granted by the Company to           Company's Annual Report on Form 10-KSB for the year
                  Ms. Patricia A. Gionone                                 ended December 31, 1998

     10.14        Promissory  Note dated as of  November 2, 1998 in       Incorporated  by  reference to Exhibit No. 10.15 to the
                  the Original  Principal  Amount of $100,000 given       Company's  Annual  Report on Form  10-KSB  for the year
                  by the  Company to Jerome P.  Seiden  Irrevocable       ended December 31, 1998
                  Trust Dated April 22, 1998

     10.15        Common Stock Purchase Warrant No. W-1 dated  as         Incorporated by reference to Exhibit No. 10.16 to the
                  of November 2, 1998 granted by the Company to           Company's Annual Report on Form 10-KSB for the year
                  Jerome P. Seiden Irrevocable Trust Dated April          ended December 31, 1998
                  22, 1998

     10.16        Common Stock Purchase Warrant No. W-5 dated as          Incorporated by reference to Exhibit No. 10.17 to the
                  of September 3, 1998 granted by the Company to          Company's Annual Report on Form 10-KSB for the year
                  Sterling Technology Partners, Ltd.                      ended December 31, 1998

     10.17        Common Stock Purchase Warrant No. W-4 dated  as         Incorporated by reference to Exhibit No. 10.18 to the
                  of January 19, 1999 granted by the Company to           Company's Annual Report on Form 10-KSB for the year
                  Sterling Technology Partners, Ltd.                      ended December 31, 1998

     10.18        Common Stock Purchase Warrant No. W-7 dated  as         Incorporated by reference to Exhibit No. 10.19 to the
                  of March 9, 1999 granted by the Company to              Company's Annual Report on Form 10-KSB for the year
                  Sterling Technology Partners, Ltd.                      ended December 31, 1998

     10.19        Common Stock Purchase Warrant No. W-3 dated as          Incorporated by reference to Exhibit No. 10.20 to the
                  of January 19, 1999 granted by the Company to           Company's Annual Report on Form 10-KSB for the year
                  Capital Research, Ltd.                                  ended December 31, 1998

     10.20        Promissory Note dated as of January 19, 1999 in         Incorporated by reference to Exhibit No. 10.21 to the
                  the Original Principal Amount of $163,500 given         Company's Annual Report on Form 10-KSB for the year
                  by the Company to Capital Research, Ltd.                ended December 31, 1998

     10.21        Pledge and Security Agreement dated as of               Incorporated by reference to Exhibit No. 10.22 to the
                  January 19, 1999 between the Company and Capital        Company's Annual Report on Form 10-KSB for the year
                  Research, Ltd.                                          ended December 31, 1998

     10.22        Registration Rights Agreement dated as of               Incorporated by reference to Exhibit No. 10.23 to the
                  January 19, 1999 between the Company and Capital        Company's Annual Report on Form 10-KSB for the year
                  Research, Ltd.                                          ended December 31, 1998

     10.23        Promissory  Note dated as of March 9, 1999 in           Incorporated by reference to Exhibit No. 10.24 to the
                  the Original Principal Amount of $125,000 given         Company's Annual Report on Form 10-KSB for the year
                  by the Company  to Capital Research, Ltd.               ended December 31, 1998

     10.24        Common Stock Purchase Warrant No. W-6 dated as          Incorporated by reference to Exhibit No. 10.25 to the
                  of March 9, 1999 granted by the Company to              Company's Annual Report on Form 10-KSB for the year
                  Capital Research, Ltd.                                  ended December 31, 1998

     10.25        Registration Rights Agreement dated as of March         Incorporated by reference to Exhibit No. 10.26 to the
                  9, 1999 between the Company and Capital                 Company's Annual Report on Form 10-KSB for the year
                  Research, Ltd.                                          ended December 31, 1998



                                       3

  EXHIBIT
   NO.            DESCRIPTION                                             LOCATION
   ---            -----------                                             --------
     10.26        Executive Employment Agreement, together with           Incorporated by reference to Exhibit 10.26 to the
                  Stock Option Addendum, dated as of July 1, 1999         Company's Annual Report on Amendment No. 1 to the Form
                  between Mead M. McCabe, Jr. and the Company             10 KSB for the year ended December 31, 1998

     10.27        Executive Employment Agreement, together with           Incorporated by reference to Exhibit 10.27 to the
                  Stock Option Addendum, dated as of July 1, 1999         Company's Annual Report on Amendment No. 1 to the Form
                  between Mead M. McCabe, Sr. and the Company             10 KSB for the year ended December 31, 1998

     10.28        Executive Employment Agreement, together with           Incorporated by reference to Exhibit No. 10.29 to the
                  Stock Option Addendum, dated as of January 17,          Annual Report on Form 10-KSB for the year ended
                  2000 between Eric Wilkinson and the Company             December 31, 1999

     10.29        Promissory  Note  dated as of April  19,  1999 in       Incorporated  by  reference to Exhibit No. 10.30 to the
                  the Original  Principal  Amount of $100,000 given       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  by the Company to Jack Surgent                          December 31, 1999

     10.30        Registration  Rights  Agreement dated as of April       Incorporated  by  reference to Exhibit No. 10.31 to the
                  19, 1999 between the Company and Jack Surgent           Annual  Report  on  Form  10-KSB  for  the  year  ended
                                                                          December 31, 1999

     10.31        Common Stock  Purchase  Warrant dated as of April       Incorporated  by  reference to Exhibit No. 10.32 to the
                  19, 1999 granted by the Company to Jack Surgent         Annual  Report  on  Form  10-KSB  for  the  year  ended
                                                                          December 31, 1999

     10.32        Promissory  Note  dated as of  October 6, 1999 in       Incorporated  by  reference to Exhibit No. 10.33 to the
                  the Original  Principal  Amount of $200,000 given       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  by the Company to Orbiter Fund, Ltd.                    December 31, 1999

     10.33        Pledge  and  Security   Agreement   dated  as  of       Incorporated  by  reference to Exhibit No. 10.34 to the
                  October 6, 1999  between  the Company and Orbiter       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Fund, Ltd.                                              December 31, 1999

     10.34        Registration   Rights   Agreement   dated  as  of       Incorporated  by  reference to Exhibit No. 10.35 to the
                  October 6, 1999  between  the Company and Orbiter       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Fund, Ltd.                                              December 31, 1999

     10.35        Common  Stock   Purchase   Warrant  dated  as  of       Incorporated  by  reference to Exhibit No. 10.36 to the
                  October  6,  1999   granted  by  the  Company  to       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.36        Promissory Note dated as of November 19,  1999 in       Incorporated  by  reference to Exhibit No. 10.37 to the
                  the Original  Principal  Amount of $200,000 given       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  by the Company to Orbiter Fund, Ltd.                    December 31, 1999

     10.37        Pledge  and  Security   Agreement   dated  as  of       Incorporated  by  reference to Exhibit No. 10.38 to the
                  November   19,  1999   between  the  Company  and       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999




                                       4

 EXHIBIT
   NO.            DESCRIPTION                                             LOCATION
   ---            -----------                                             --------
     10.38        Registration   Rights   Agreement   dated  as  of       Incorporated  by  reference to Exhibit No. 10.39 to the
                  November   19,  1999   between  the  Company  and       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.39        Common  Stock   Purchase   Warrant  dated  as  of       Incorporated  by  reference to Exhibit No. 10.40 to the
                  December  22,  1999  granted  by the  Company  to       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.40        Promissory  Note dated as of November 19, 1999 in       Incorporated  by  reference to Exhibit No. 10.41 to the
                  the Original  Principal  Amount of $300,000 given       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  by the Company to Orbiter Fund, Ltd.                    December 31, 1999

     10.41        Pledge  and  Security   Agreement   dated  as  of       Incorporated  by  reference to Exhibit No. 10.42 to the
                  December   22,  1999   between  the  Company  and       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.42        Registration   Rights   Agreement   dated  as  of       Incorporated  by  reference to Exhibit No. 10.43 to the
                  December 22,  1999  between  the  Company and The       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.43        Common  Stock   Purchase   Warrant  dated  as  of       Incorporated  by  reference to Exhibit No. 10.44 to the
                  December 22,  1999  granted by the Company to The       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.44        Promissory  Note  dated as of  February,  2000 in       Incorporated  by  reference to Exhibit No. 10.45 to the
                  the Original  Principal  Amount of $250,000  give       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  by the Company to The Orbiter Fund, Ltd.                December 31, 1999

     10.45        Pledge  and  Security   Agreement   dated  as  of       Incorporated  by  reference to Exhibit No. 10.46 to the
                  February,   2000  between  the  Company  and  The       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.46        Registration   Rights   Agreement   dated  as  of       Incorporated  by  reference to Exhibit No. 10.47 to the
                  February,   2000  between  the  Company  and  The       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.47        Stock Purchase  Agreement dated as of January 17,       Incorporated  by  reference to Exhibit No. 10.48 to the
                  2000 among the Company,  DNA  Sciences,  Inc. and       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  the shareholders of DNA Sciences, Inc.                  December 31, 1999

     10.48        Common  Stock   Purchase   Warrant  dated  as  of       Incorporated  by  reference to Exhibit No. 10.49 to the
                  February,  2000  given  by  the  Company  to  The       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Orbiter Fund, Ltd.                                      December 31, 1999

     10.49        Convertible  Promissory Note dated as of March 2,       Incorporated  by  reference to Exhibit No. 10.50 to the
                  2000 in the Original  Principal Amount of $75,000       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  given by the Company to Jack Higgins                    December 31, 1999



                                       5

 EXHIBIT
   NO.            DESCRIPTION                                             LOCATION
   ---            -----------                                             --------
     10.50        Common Stock  Purchase  Warrant dated as of March       Incorporated  by reference to Exhibit No. 10.51 to the
                  2, 2000 between the Company and Jack Higgins            Annual  Report  on  Form  10-KSB  for  the  year  ended
                                                                          December 31, 1999

     10.51        Convertible  Promissory Note dated as of March 7,       Incorporated  by  reference to Exhibit No. 10.52 to the
                  2000  in  the   Original   Principal   Amount  of       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  $100,000  given by the  Company  to  Frederick  &       December 31, 1999
                  Company

     10.52        Common Stock  Purchase  Warrant dated as of March       Incorporated  by  reference to Exhibit No. 10.53 to the
                  7, 2000  between  the  Company  and  Frederick  &       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  Company                                                 December 31, 1999

     10.53        Convertible   Promissory  Note  in  the  Original       Incorporated  by  reference to Exhibit No. 10.54 to the
                  Principal  Amount of $100,000  dated as of May 8,       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  2000 between the Company and Jim Kelly.                 December 31, 1999

     10.54        Common Stock Purchase  Warrant dated as of May 8,       Incorporated  by  reference to Exhibit No. 10.55 to the
                  2000 between the Company and Jim Kelly.                 Annual  Report  on  Form  10-KSB  for  the  year  ended
                                                                          December 31, 1999

     10.55        Convertible   Promissory  Note  in  the  Original       Incorporated  by  reference to Exhibit No. 10.56 to the
                  Principal  Amount of $500,000 dated as of May 26,       Annual  Report  on  Form  10-KSB  for  the  year  ended
                  2000 between the Company and Jim Kelly.                 December 31, 1999

     10.56        Common  Stock  Purchase  Warrant  dated as of May       Incorporated  by  reference to Exhibit No. 10.57 to the
                  26, 2000 between the Company and Jim Kelly.             Annual  Report  on  Form  10-KSB  for  the  year  ended
                                                                          December 31, 1999

     10.57        Convertible   Promissory  Note  in  the  Original       Incorporated  by  reference  to  Exhibit  10.57  to the
                  Principal  Amount of  $100,000  dated as of April       Quarterly  Report on Form  10-QSB for the three  months
                  4, 2000 between the Company and Donald Heap.            ended March 31, 2000

     10.58        Common Stock  Purchase  Warrant No. W-18 dated as       Incorporated  by  reference  to  Exhibit  10.58  to the
                  of April 4, 2000  between  the Company and Donald       Quarterly  Report on Form  10-QSB for the three  months
                  Heap.                                                   ended March 31, 2000

     10.59        Convertible   Promissory  Note  in  the  Original       Incorporated  by  reference  to  Exhibit  10.59  to the
                  Principal  Amount of $50,000  dated as of June 9,       Quarterly  Report on Form  10-QSB for the three  months
                  2000  between  the  Company  and Michael and Lois       ended March 31, 2000
                  Halbert

     10.60        Common Stock  Purchase  Warrant  dated as of June       Incorporated  by  reference  to  Exhibit  10.60  to the
                  9, 2000  between the Company and Michael and Lois       Quarterly  Report on Form  10-QSB for the three  months
                  Halbert                                                 ended March 31, 2000

     10.61        Common Stock  Purchase  Warrant No. W-12 dated as       Incorporated  by  reference  to  Exhibit  10.61  to the
                  of  October  6,  1999  between  the  Company  and       Quarterly  Report on Form  10-QSB for the three  months
                  Sterling Technology Partners, Ltd.                      ended March 31, 2000




                                    6


 EXHIBIT
   NO.            DESCRIPTION                                             LOCATION
   ---            -----------                                             --------
     10.62        Common Stock  Purchase  Warrant No. W-13 dated as       Incorporated  by  reference  to  Exhibit  10.62  to the
                  of  December  22,  1999  between  the Company and       Quarterly  Report on Form  10-QSB for the three  months
                  Sterling Technology Partners, Ltd.                      ended March 31, 2000

      11.         Statement re: computation of earnings                   Not applicable

      18.         Letter on change in accounting principles               Not applicable

      21.         Subsidiaries of the Registrant                          Incorporated  by  reference  to  Exhibit  No. 21 to the
                                                                          Registration  Statement  on Form  SB-2  filed  with the
                                                                          Securities and Exchange Commission on August 24, 2000

      22.         Published report regarding  matters  submitted to       Not applicable
                  Vote

      23.1        Consent of Independent Accountant                       Provided herewith

      23.2        Consent of Counsel                                      Incorporated  by  reference  to Exhibit No. 23.2 to the
                                                                          Registration  Statement  on Form  SB-2  filed  with the
                                                                          Securities and Exchange Commission on August 24, 2000

      24.         Power of Attorney                                       Not applicable

      27.         Financial Data Schedule                                 Provided herewith



                                       7